----------------------------------------


                                MULTICANAL S.A.,


                                    Company,


                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,


                            Trustee, Co-Registrar and
                             Principal Paying Agent,


                                       and


                            HSBC Bank Argentina S.A.,


                           Registrar and Paying Agent


                    ----------------------------------------


                                    INDENTURE


                          Dated as of [         ], 2004


                                   Relating to


                                 DEBT SECURITIES
                              (Issuable in Series)


                    ----------------------------------------

                            CROSS REFERENCE SHEET(1)


                  Reconciliation and tie between the Trust Indenture Act of
1939, as amended, and the Indenture, dated as of [       ].

Section of the Act                                     Section of Indenture
310(a)(1) and (2)...................................   7.9
310(a)(3) and (4)...................................   Inapplicable
310(a)(5)...........................................   7.8, 7.9
310(b)..............................................   7.8, 7.10(a), (b) and (d)
310(c)..............................................   Inapplicable
311(a)..............................................   7.13
311(b)..............................................   7.13
311(c)..............................................   Inapplicable
312(a)..............................................   5.1, 5.2(a)
312(b)..............................................   5.2(b)
312(c)..............................................   5.2(c)
313(a)..............................................   5.3(a)
313(b)..............................................   5.3(a)
313(c)..............................................   5.3(a)
313(d)..............................................   5.3(b)
314(a)..............................................   4.14, 5.3(c)
314(b)..............................................   Inapplicable
314(c)(1) and (2) ..................................   12.5
314(c)(3)...........................................   Inapplicable
314(d)..............................................   Inapplicable
314(e)..............................................   12.5
314(f)..............................................   Inapplicable
315(a), (c) and (d).................................   7.1
315(b)..............................................   6.11
315(e)..............................................   6.12
316(a)(1)...........................................   6.9
316(a)(2)...........................................   Not Required
316(a)(last sentence)...............................   8.4
316(b)..............................................   6.3
316(c)..............................................   9.7
317(a)..............................................   6.3
317(b)..............................................   11.2, 11.4
318(a)..............................................   12.7


------------
1     This Cross Reference Sheet shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    RECITALS

   Recitals of the Company.....................................................1

   Recitals of the Trustee.....................................................1

                                   ARTICLE ONE

                                   DEFINITIONS

   SECTION 1.1  Definitions....................................................2

                Acceleration Notice............................................2

                Acquired Indebtedness..........................................2

                Additional Amounts.............................................2

                Affiliate......................................................2

                Annualized Pro Forma Consolidated Operating Cash Flow..........2

                Reference Period...............................................3

                Argentina......................................................3

                Argentine Government...........................................3

                Asset Acquisition..............................................3

                Asset Sale.....................................................3

                Authenticating Agent...........................................4

                Authorized Newspaper...........................................4

                Authorized Officer.............................................4

                Average Life...................................................4

                Bearer Debt Security...........................................4

                Board of Directors.............................................4

                Board Resolution...............................................4

                Buenos Aires...................................................4

                Business Day...................................................4

                Cable/Telecommunications Business..............................4

                Capital Stock..................................................4

                Capitalized Lease..............................................5

                Capitalized Lease Obligation...................................5

                Cash Equivalents...............................................5

                Certificated Debt Security.....................................5

                Clearstream, Luxembourg........................................5

                CNV............................................................5

                Co-Registrar...................................................5

                Commission.....................................................6

                Common Depositary..............................................6

                Common Stock...................................................6

                Company........................................................6

                Company Request or Company Order...............................6

                Consolidated Income Tax Expense................................6

                Consolidated Interest Expense..................................6

                Consolidated Net Income........................................6

                Consolidated Net Worth.........................................7

                Consolidated Operating Cash Flow...............................7

                control........................................................7

                Corporate Trust Office.........................................7

                Corporation....................................................7

                coupon.........................................................8

                Currency Agreement.............................................8

                Debt Security and Debt Securities..............................8

                Debt Security Register.........................................8

                Default........................................................8

                Defaulted Interest.............................................8

                Depositary.....................................................8

                Disqualified Stock.............................................8

                DTC............................................................8

                Euroclear......................................................8

                Event of Default...............................................8

                Exchange Act...................................................8

                Exchange Date..................................................8

                Exchange Rate Agent............................................8

                Fair Market Value..............................................8

                GAAP...........................................................9

                Global Bearer Debt Security....................................9

                Global Debt Security...........................................9

                Global Registered Debt Security................................9

                Governmental Agency............................................9

                Government Obligations.........................................9

                Guarantee......................................................9

                Guaranteed Indebtedness.......................................10

                Guarantor.....................................................10

                Holder, Holder of Debt Securities.............................10

                Incur.........................................................10

                Indebtedness..................................................10

                Indenture.....................................................11

                Independent Financial Advisor.................................11

                Institutional Accredited Investor.............................11

                Interest Payment Date.........................................11

                Interest Rate Protection Obligations..........................11

                Investment....................................................11

                Issue Date....................................................11

                Lien..........................................................11

                Material Adverse Effect.......................................12

                Maturity......................................................12

                Member Organization...........................................12

                Negotiable Obligations Law....................................12

                Officer.......................................................12

                Officers' Certificate.........................................12

                Opinion of Counsel............................................12

                Outstanding...................................................12

                pari passu....................................................13

                Participant...................................................13

                Paying Agent..................................................13

                Permanent Global Bearer Debt Security.........................13

                Permitted Indebtedness........................................13

                Permitted Lien................................................14

                Permitted Subsidiary Indebtedness.............................15

                Person........................................................16

                Pesos.........................................................16

                Predecessor Debt Security.....................................16

                Principal Paying Agent........................................16

                Private Note and Private Notes................................16

                Program.......................................................16

                Program Debt Security.........................................16

                Property......................................................16

                Redemption Date...............................................16

                Redemption Price..............................................16

                Registered Debt Security......................................16

                Registrar.....................................................16

                Regular Record Date...........................................17

                Regulation S Global Registered Debt Security..................17

                Related Person................................................17

                Responsible Officer...........................................17

                Restricted Certificated Debt Security.........................17

                Restricted Global Registered Debt Security....................17

                Sale and Leaseback Transaction................................17

                Securities Act................................................17

                Significant Subsidiary........................................17

                Special Record Date...........................................17

                Stated Maturity...............................................17

                Subordinated Indebtedness.....................................18

                Subsidiary....................................................17

                Subsidiary Guarantee..........................................18

                Supervisory Board.............................................18

                Taxes.........................................................18

                Temporary Global Bearer Debt Security.........................18

                Total Consolidated Indebtedness...............................18

                Trade Payables................................................18

                Transaction Date..............................................18

                Transfer Agent................................................18

                Trust Indenture Act or TIA....................................18

                Trustee.......................................................18

                United States.................................................18

                U.S. Dollars, United States Dollars, U.S.$ and the symbol $...18

                U.S. Global Registered Debt Security..........................19

                Voting Stock..................................................19

                Wholly-Owned..................................................19

                                   ARTICLE TWO

                               DEBT SECURITY FORMS

   SECTION 2.1  Forms Generally...............................................19

   SECTION 2.2  Denominations.................................................20

                                  ARTICLE THREE

                               THE DEBT SECURITIES

   SECTION 3.1  Aggregate Principal Amount; Title and Terms...................20

   SECTION 3.2  Authentication, Delivery and Dating of Debt Securities........25

   SECTION 3.3  Execution of Debt Securities and Any Coupons Appertaining
                  Thereto.....................................................27

   SECTION 3.4  Certificate of Authentication.................................28

   SECTION 3.5  Temporary Debt Securities.....................................28

   SECTION 3.6  Bearer Debt Securities; Global Registered Debt Securities;
                  Book-Entry Provisions; Certificated Debt Securities.........29

   SECTION 3.7  Payment of Principal, Premium and Interest; Interest Rights
                  Preserved...................................................33

   SECTION 3.8  Computation of Interest.......................................38

   SECTION 3.9  Registration of Transfer and Exchange.........................38

   SECTION 3.10  Mutilated, Defaced, Destroyed, Lost and Stolen Debt
                  Securities..................................................46

   SECTION 3.11 Cancellation of Debt Securities; Destruction Thereof..........47

   SECTION 3.12 Persons Deemed Owners.........................................47

   SECTION 3.13 CUSIP, CINS and Common Code Numbers...........................48

                                  ARTICLE FOUR

                                    COVENANTS

   SECTION 4.1  Payment of Principal, Premium, if any, and Interest...........48

   SECTION 4.2  Maintenance of Office or Agency; Money for Debt Security
                  Payments to Be Held in Trust................................48

   SECTION 4.3  Maintenance of Existence and Properties.......................50

   SECTION 4.4  Payment of Taxes and Other Claims.............................50

   SECTION 4.5  Maintenance of Insurance......................................51

   SECTION 4.6  Limitation on Indebtedness....................................51

   SECTION 4.7  Limitation on Dividends and Other Payment Restrictions
                  Affecting Significant Subsidiaries..........................51

   SECTION 4.8  Limitation on the Issuance and Sale of Capital Stock of
                  Significant Subsidiaries....................................52

   SECTION 4.9  Limitation on Issuances of Guarantees by Subsidiaries.........53

   SECTION 4.10 Limitation on Transactions with Shareholders and Affiliates...53

   SECTION 4.11 Limitation on Liens...........................................54

   SECTION 4.12 Limitations on Sale and Leaseback Transactions................54

   SECTION 4.13 Limitation on Asset Sales.....................................54

   SECTION 4.14 Reports to Holders............................................54

   SECTION 4.15 Compliance with Laws and Other Agreements.....................55

   SECTION 4.16 Maintenance of Books and Records..............................55

   SECTION 4.17 Consolidation, Merger and Sale of Assets......................55

                                  ARTICLE FIVE

            HOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

   SECTION 5.1  Company to Furnish Trustee Information as to Names and
                  Addresses of Holders........................................56

   SECTION 5.2  Preservation of Information; Communications to Holders........56

   SECTION 5.3  Reports by the Trustee........................................56

                                   ARTICLE SIX

             REMEDIES OF THE TRUSTEE AND HOLDERS IN EVENT OF DEFAULT

   SECTION 6.1  Event of Default Defined; Acceleration of Maturity............57

   SECTION 6.2  Acceleration of Maturity; Rescission and Annulment............59

   SECTION 6.3  Collection of Indebtedness and Suits for Enforcement by
                  Trustee.....................................................60

   SECTION 6.4  Application of Moneys Collected...............................62

   SECTION 6.5  Restoration of Rights on Abandonment of Proceedings...........62

   SECTION 6.6  Limitations on Suits by Holders...............................63

   SECTION 6.7  Unconditional Right of Holders to Receive Principal, Premium,
                  if any, Additional Amounts and Interest.....................63

   SECTION 6.8  Powers and Remedies Cumulative; Delay or Omission Not
                  Waiver of Default...........................................63

   SECTION 6.9  Control by Holders............................................64

   SECTION 6.10 Waiver of Defaults............................................64

   SECTION 6.11 Trustee to Give Notice of Default, But May Withhold in
                  Certain Circumstances.......................................65

   SECTION 6.12 Undertaking for Costs.........................................65

   SECTION 6.13 Currency Indemnity............................................66

                                  ARTICLE SEVEN

                             CONCERNING THE TRUSTEE

   SECTION 7.1  Duties and Responsibilities of the Trustee; During Default;
                  Prior to Default............................................66

   SECTION 7.2  Certain Rights of the Trustee.................................68

   SECTION 7.3  Trustee Not Responsible for Recitals, Disposition of Debt
                  Securities or Application of Proceeds Thereof...............69

   SECTION 7.4  May Hold Debt Securities; Collections, Etc....................69

   SECTION 7.5  Moneys Held by Trustee........................................69

   SECTION 7.6  Compensation and Indemnification of Trustee and Its Prior
                  Claim.......................................................70

   SECTION 7.7  Right of Trustee to Rely on Officers' Certificate, Etc........70

   SECTION 7.8  Qualification of Trustee; Conflicting Interests...............70

   SECTION 7.9  Corporate Trustee Required; Eligibility.......................70

   SECTION 7.10  Resignation and Removal; Appointment of Successor Trustee....71

   SECTION 7.11  Acceptance of Appointment by Successor Trustee...............72

   SECTION 7.12  Merger, Conversion, Consolidation or Succession to Business
                  of Trustee..................................................73

   SECTION 7.13  Preferential Collection of Claims Against Company............73

   SECTION 7.14  Appointment of Authenticating Agent..........................74

                                  ARTICLE EIGHT

                             CONCERNING THE HOLDERS

   SECTION 8.1  Evidence of Acts of Holders...................................75

   SECTION 8.2  Proof of Execution of Instruments and of Holding of Debt
                  Securities..................................................77

   SECTION 8.3  Holders to Be Treated as Owners...............................77

   SECTION 8.4  Debt Securities Owned by Company Deemed Not Outstanding.......78

   SECTION 8.5  Right of Revocation of Action Taken...........................78

                                  ARTICLE NINE

                 SUPPLEMENTAL INDENTURES AND MEETINGS OF HOLDERS

   SECTION 9.1  Supplemental Indentures Without Vote of Holders...............78

   SECTION 9.2  Supplemental Indentures with Vote of Holders..................79

   SECTION 9.3  Execution of Supplemental Indentures..........................80

   SECTION 9.4  Effect of Supplemental Indentures; Notice to Holders..........80

   SECTION 9.5  Conformity with Trust Indenture Act...........................81

   SECTION 9.6  Reference in Debt Securities to Supplemental Indentures.......81

   SECTION 9.7  Meetings of Holders; Modification and Waiver..................81

                                   ARTICLE TEN

                    MERGER, CONSOLIDATION AND SALE OF ASSETS

   SECTION 10.1  Merger, Consolidation and Sale of Assets.....................83

   SECTION 10.2  Successor Substituted........................................83

                                 ARTICLE ELEVEN

            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

   SECTION 11.1  Satisfaction and Discharge of Indenture......................84

   SECTION 11.2  Application of Trust Money...................................85

   SECTION 11.3  Repayment of Moneys Held by Paying Agent.....................85

   SECTION 11.4  Return of Moneys Held by Trustee and Paying Agent Unclaimed
                   for Two Years..............................................85

                                 ARTICLE TWELVE

                            MISCELLANEOUS PROVISIONS

   SECTION 12.1  Incorporators, Shareholders, Officers and Directors of
                   Company Exempt from Individual Liability...................86

   SECTION 12.2  Provisions of Indenture for the Sole Benefit of Parties,
                   Paying Agents and Holders..................................86

   SECTION 12.3  Successors and Assigns of Company Bound by Indenture.........86

   SECTION 12.4  Notices, Etc., to Trustee, Co-Registrar, Principal Paying
                   Agent, Company and Holders; Waiver.........................86

   SECTION 12.5  Officers' Certificates and Opinions of Counsel; Statements
                   to Be Contained Therein....................................88

   SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays..............89

   SECTION 12.7  Conflict with Trust Indenture Act............................89

   SECTION 12.8  Governing Law................................................89

   SECTION 12.9  Consent to Jurisdiction and Service of Process...............89

   SECTION 12.10 Counterparts.................................................90

   SECTION 12.11 Effect of Headings...........................................90

   SECTION 12.12 Separability.................................................90

   SECTION 12.13 Purchase of Notes by the Company.............................90

                                ARTICLE THIRTEEN

                          REDEMPTION OF DEBT SECURITIES

   SECTION 13.1  Optional Redemption..........................................91

   SECTION 13.2  Deposit of Redemption Price..................................91

   SECTION 13.3  Debt Securities Payable on Redemption Date...................92

   SECTION 13.4  Selection of Debt Securities to Be Redeemed..................92

                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

   SECTION 14.1  Company's Option to Effect Defeasance or Covenant Defeasance.93

   SECTION 14.2  Defeasance and Discharge.....................................93

   SECTION 14.3  Covenant Defeasance..........................................93

   SECTION 14.4  Conditions to Defeasance or Covenant Defeasance..............94

   SECTION 14.5  Deposited Money and Government Obligations to Be Held in
                   Trust; Other Miscellaneous Provisions......................95

   SECTION 14.6  Reinstatement................................................96

                                    EXHIBITS


EXHIBIT A          FORM OF DEBT SECURITY
EXHIBIT B          FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION
EXHIBIT C          FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                        GLOBAL REGISTERED DEBT SECURITY OR RESTRICTED CERTIFICATED DEBT SECURITY TO REGULATION S GLOBAL REGISTERED DEBT SECURITY
EXHIBIT D          FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REGULATION S
                        GLOBAL REGISTERED DEBT SECURITY OR RESTRICTED CERTIFICATED DEBT SECURITY TO RESTRICTED GLOBAL REGISTERED DEBT SECURITY
EXHIBIT E-I        FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                        GLOBAL REGISTERED DEBT SECURITY, REGULATION S GLOBAL REGISTERED DEBT SECURITY OR RESTRICTED CERTIFICATED DEBT SECURITY TO RESTRICTED CERTIFICATED DEBT SECURITY
                        (FROM HOLDER)
EXHIBIT E-II       FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
                        GLOBAL REGISTERED DEBT SECURITY, REGULATION S GLOBAL REGISTERED DEBT SECURITY OR RESTRICTED CERTIFICATED DEBT SECURITY TO RESTRICTED CERTIFICATED DEBT SECURITY (FROM ACQUIROR)
EXHIBIT F-I        FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE
                        BEARER SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE
EXHIBIT F-II       FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND CLEARSTREAM,
                        LUXEMBOURG IN CONNECTION WITH THE EXCHANGE OF A PORTION OF A TEMPORARY GLOBAL BEARER DEBT SECURITY OR TO OBTAIN INTEREST PAYABLE PRIOR TO THE EXCHANGE DATE

                  THIS INDENTURE, dated as of [ ], 2004 is among Multicanal S.A., a sociedad anonima organized, existing and incorporated in the City of Buenos Aires ("Buenos Aires"), Argentina under the laws of Argentina on July 26, 1991, with a term of duration expiring on July 27, 2090, and registered with the Public Registry of Commerce on July 26, 1991, under number 5225, Book 109 of Volume "A" of corporations, having its principal executive offices at Avalos 2057, (1431) Buenos Aires, Argentina (the "Company"), Law Debenture Trust Company of New York, as trustee (the "Trustee"), co-registrar (the "Co-Registrar") and principal paying agent (the "Principal Paying Agent"), and HSBC Bank Argentina S.A., as registrar (the "Registrar") and paying agent (the "Paying Agent").


         RECITALS OF THE COMPANY:

                  WHEREAS, the Company has duly authorized, by shareholders' meeting dated January 22, 2003, the creation and issue of up to U.S.$300,000,000, or its equivalent in another currency or composite currency, in negotiable obligations to be issued in accordance with the provisions of the Negotiable Obligations Law (as defined herein) under a program approved by the CNV (as defined herein) (the "Program Debt Securities" and each, a "Program Debt Security") in one or more series in such minimum amount, if any, as may be set forth from time to time;

                  WHEREAS, from time to time the Company may duly authorize, by shareholders' meeting, the creation and issue of negotiable obligations to be issued in accordance with the provisions of the Negotiable Obligations Law but not under the Program (as defined herein) (the "Private Notes" and each, a "Private Note") (together with the Program Debt Securities, the "Debt Securities" and each, a "Debt Security");

                  WHEREAS the Company is duly authorized to execute and deliver this Indenture in order to provide for the creation and issuance of up to U.S.$300,000,000 of Program Debt Securities and an unlimited principal amount of Private Notes under this Indenture;

                  WHEREAS, as of [o], the Company had a total share capital
issued and authorized of Pesos [   ] and the Company's net worth was Pesos
[   ];

                  WHEREAS, the corporate purpose of the Company consists of the provision of pay television services and related activities; and

                  WHEREAS, all necessary actions have been taken to ensure that the Debt Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, will be the valid obligations of the Company and to make this Indenture a valid Indenture and agreement of the Company, in accordance with its terms.


         RECITALS OF THE TRUSTEE:

                  WHEREAS, the Trustee has agreed to act as Trustee, Co-Registrar and Principal Paying Agent under this Indenture on the following terms and conditions;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH that, for and in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders from time to time of the Debt Securities, as follows:


                                   ARTICLE ONE

                                   DEFINITIONS
                                   -----------

                  SECTION 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);

                  (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (5) the word "or" is not exclusive;

                  (6) provisions apply to successive events and transactions;
and

                  (7) "including" means including without limitation.

                  "Acceleration Notice" has the meaning set forth in Section
6.2.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Additional Amounts" has the meaning set forth in Section 3.1(g).

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means, with respect to any series of Debt Securities, any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of
(i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary or (iv) any other property and assets of the Company or any Subsidiary and, in each case, that is not governed by Section 4.17 hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be,
(ii) involving assets with a Fair Market Value not in excess of U.S.$500,000,
(iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate the Debt Securities.

                  "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

                  "Authorized Officer" means a member of the Supervisory Board of the Company and a Director of the Company along with such other officers of the Company as may be duly authorized to take actions under this Indenture and the Debt Securities.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bearer Debt Security" means any Debt Security except a Registered Debt Security.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Buenos Aires" means the City of Buenos Aires.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date of the initial series of Debt Securities issued hereunder.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date of the initial series of Debt Securities issued hereunder or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a financial lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Certificated Debt Security" means any Debt Security (other than a Global Debt Security) in fully registered definitive form.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Depositary" means, with respect to Global Debt Securities, the Person acting as Common Depositary for the benefit of Euroclear and Clearstream, Luxembourg.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date of the initial series of Debt Securities issued hereunder or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the issuance of any series of Debt Securities or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv)(A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "coupon" means any interest coupon appertaining to a Bearer Debt Security.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

                  "Debt Security" and "Debt Securities" have the meaning set forth in the second recital of this Indenture, or, as the case may be, Debt Securities that have been authenticated and delivered under this Indenture.

                  "Debt Security Register" means the books for the exchange, registration and registration of transfer of Registered Debt Securities.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning set forth in section 3.7(h).

                  "Depositary" means, when used with respect to the Debt Securities issuable or issued in whole or in part in the form of one or more Global Debt Securities, DTC, its nominees, and their respective successors, or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the relevant series of Debt Securities.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in
Section 6.1.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Date" means, with respect to any Bearer Debt Security of a series, the date which is the 40th day after the later of the commencement of the offering of such series of Debt Securities to purchasers thereof and the Issue Date for such series.

                  "Exchange Rate Agent" means an exchange rate agent designated by the Company.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Bearer Debt Security" means a Temporary Global Bearer Debt Security or a Permanent Global Bearer Debt Security.

                  "Global Debt Security" means a Debt Security in definitive global form evidencing all or part of a series of Debt Securities that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Debt Securities represented thereby.

                  "Global Registered Debt Securities" has the meaning set forth in Section 3.6(c).

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Government Obligations" means a series of securities that are
(x) direct obligations of the government that issued the specified currency in which the Debt Securities are payable or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government that issued the specified currency in which the Debt Securities are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in the specified currency and are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal of or interest on the Government Obligation evidenced by such depositary receipt.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Indebtedness" shall have the meaning set forth in
Section 4.9.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder", "Holder of Debt Securities" or other similar terms means, in the case of a Registered Debt Security, a Person in whose name a Debt Security is registered in the Debt Security Register and, in the case of a Bearer Debt Security, means the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and such term shall include, unless the context otherwise requires, the forms and terms of any series of Debt Securities established as contemplated hereunder.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Institutional Accredited Investor" means institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act).

                  "Interest Payment Date" means, with respect to any series of Debt Securities, the Stated Maturity of an installment of interest on such series of Debt Securities.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means, with respect to any series of Debt Securities, the original date of issuance and purchase of such series of Debt Securities as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, the Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Member Organization" means any members of, or participants in, a Common Depositary.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding", when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of such series theretofore authenticated and delivered under this Indenture, except:

                  (i) Debt Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Debt Securities of such series, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Debt Securities of such series which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to Sections 14.2 and/or 14.3 hereof; and

                  (iv) Debt Securities of such series which have been paid pursuant to Section 3.10 or in exchange for or in lieu of which other Debt Securities of such series have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a protected purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities of such series owned by the Company or any other obligor upon such Debt Securities or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities of such series which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon such Debt Securities or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of this Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Debt Securities on behalf of the Company, including the Principal Paying Agent.

                  "Permanent Global Bearer Debt Security" means a single permanent global Debt Security in definitive bearer form, without coupons, which is deposited with the Common Depositary for credit on or after the relevant Exchange Date to the accounts of the beneficial owners of Bearer Debt Securities of a series at Euroclear or Clearstream, Luxembourg.

                  "Permitted Indebtedness" means, with respect to any series of Debt Securities, the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under such Debt Securities and the Indenture with respect to such Debt Securities;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (c) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 4.6);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of Section 4.6; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to such Debt Securities, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to such Debt Securities or subordinated to such Debt Securities, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to such Debt Securities to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means, with respect to any series of Debt Securities, (i) Liens existing on the Issue Date; (ii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with Section 4.6, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (iv) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (v) Liens in favor of the Company or any Subsidiary of the Company;
(vi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (vii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (viii) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements.

                  "Permitted Subsidiary Indebtedness" means, with respect to any series of Debt Securities, the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of Section 4.8 herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Pesos" means pesos of Argentina.

                  "Predecessor Debt Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section
3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

                  "Principal Paying Agent" means initially the Person named as the "Principal Paying Agent" in the first paragraph of this Indenture, and any successor Principal Paying Agent.

                  "Private Note" and "Private Notes" have the meaning set forth in the second recital of this Indenture.

                  "Program" has the meaning set forth in Section 3.1(a).

                  "Program Debt Security" and "Program Debt Security" have the meaning set forth in the first recital of this Indenture.

                  "Property" means, with respect to any Person, any asset, revenue or any other property, whether tangible or intangible, real or personal (including, without limitation, any right to receive income), owned directly by such Person.

                  "Redemption Date" means, with respect to any Debt Security, the fixed date, on which such Debt Security is to be redeemed, in whole or in part, by the Company pursuant to the terms of the Debt Security.

                  "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of the Debt Security.

                  "Registered Debt Security" means any Debt Security registered in the Debt Security Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1.

                  "Regulation S Global Registered Debt Security" has the meaning set forth in Section 3.6(b).

                  "Related Person" has the meaning set forth in Section 4.10.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Certificated Debt Security" has the meaning set forth in Section 3.6(b).

                  "Restricted Global Registered Debt Security" has the meaning set forth in Section 3.6(b).

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than ten percent (10%) of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than ten percent (10%) of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Special Record Date" has the meaning set forth in Section 3.7(h).

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Debt Securities, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Subsidiary Guarantee" has the meaning set forth in Section
4.9.

                  "Supervisory Board" means the committee of statutory auditors appointed by the shareholders of the Company.

                  "Taxes" has the meaning set forth in Section 3.1(g).

                  "Temporary Global Bearer Debt Security" means a single temporary global Debt Security in bearer form, without coupons, which is deposited with the Common Depositary for credit on the relevant Issue Date to the accounts of the beneficial owners of Bearer Debt Securities of a series at Euroclear or Clearstream, Luxembourg.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Debt Security on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "United States" has the meaning set forth in Section 3.6(a).

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Global Registered Debt Security" has the meaning set forth in Section 3.6(b).

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.


                                   ARTICLE TWO

                               DEBT SECURITY FORMS
                               -------------------

                  SECTION 2.1 Forms Generally. Debt Securities and the Trustee's certificates of authentication thereon shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, except as otherwise established by or pursuant to a Board Resolution, an Officers' Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with this Indenture, as may be required to comply with any applicable law or rule or regulation, this Indenture, any rule of any securities exchange on which the Debt Securities may be listed, or of any Governmental Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such Debt Securities, as evidenced by their execution of the Debt Securities. If the forms of Debt Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the secretary of the Board of Directors of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.2 for the authentication and delivery of such Debt Securities. Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debt Security.

                  The Certificated Debt Securities and any coupons shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by any applicable law or rule or regulation, this Indenture, any rule of any securities exchange on which the Debt Securities may be listed, or of any Governmental Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such Debt Securities, as evidenced by their execution of the Debt Securities.

                  The Company agrees to cause the Program Debt Securities to comply with Article 7 of the Negotiable Obligations Law.

                  Pursuant to Argentine Law No. 24,587, effective November 22, 1995, and Decree No. 259/96, Argentine companies are no longer allowed to issue debt securities in bearer form or in registered endorsable form, except if the same are authorized by the CNV to be publicly offered in Argentina and are represented by global or individual certificates, registered or deposited with Argentine or non-Argentine common depositary systems authorized by the CNV. By General Resolution No. 283/96 of the CNV, as amended by General Resolution No. 290/97, Euroclear, Clearstream, Luxembourg, DTC and the Argentine Caja de Valores S.A. have been authorized as such common depositary systems. Accordingly, as long as the provisions of such law, decree and regulations are applicable, the Company will only issue Debt Securities under this Indenture in a form which complies with the same.

                  SECTION 2.2 Denominations. All Debt Securities shall be issuable in such denominations as shall be specified pursuant to Section 3.1. With respect to Debt Securities of any series denominated in Dollars, in the absence of any such provisions, the Registered Debt Securities of such series, other than Registered Debt Securities issued in global form, shall be issuable in denominations of U.S.$1,000 and any integral multiple thereof and the Bearer Debt Securities of such series, other than the Bearer Debt Securities issued in global form (which may be of any denomination which is an integral multiple of U.S.$1,000), shall be issuable in a denomination of U.S.$5,000; provided, however, that Restricted Certificated Debt Securities originally purchased by or transferred to Institutional Accredited Investors that are not "qualified institutional buyers" (as defined under Rule 144A under the Securities Act) other than in connection with a registered exchange or an effective shelf registration statement shall be subject to minimum denominations of U.S.$200,000 or an integral denomination of U.S.$1,000 in excess thereof.


                                  ARTICLE THREE

                               THE DEBT SECURITIES
                               -------------------

                  SECTION 3.1 Aggregate Principal Amount; Title and Terms. (a) The Program Debt Securities will constitute negotiable obligations (within the meaning of the Negotiable Obligations Law) under the program of the Company approved by the CNV pursuant to Certificates No. [ ] dated [ ] (the "Program"). The Private Notes will constitute negotiable obligations within the meaning of the Negotiable Obligations Law but will not be issued under the Program.

                  (b) The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited; provided, however, that except for Program Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Program Debt Securities pursuant to Section 3.9, 3.10 or 9.6 hereof, the maximum aggregate principal amount of Program Debt Securities that may be authenticated and delivered at any time hereunder is U.S.$300,000,000 or its equivalent in other currencies or composite currency. The equivalent in Dollars of a currency or composite currency in which a Debt Security is issued shall be determined by the Company at the time of issuance of such Debt Security, and shall not be affected by subsequent changes in exchange rates.

                  (c) The Indebtedness evidenced by the Debt Securities will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the Debt Securities will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.

                  (d) The Debt Securities may be issued in one or more series. Prior to the issuance of Debt Securities of any series, there shall be (i) established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions, (ii) subject to Section 3.2, set forth in, or determined in the manner provided in, an Officers' Certificate, or (iii) if the Debt Securities to be issued are of a series not theretofore created, established in one or more indentures supplemental hereto, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Debt Securities of the series and set forth in such Debt Securities of the series when issued from time to time):

                  (i) the form, if other than as determined pursuant to Section
         2.1 hereof, and title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

                  (ii) the coin or currency (including composite currency) in which the Debt Securities of any series shall be denominated and payable, and any limit upon the aggregate principal amount of the Debt Securities of the series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of the series pursuant to Section 3.5, 3.9 or 3.10);

                  (iii) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal of the Debt Securities of the series is payable:

                  (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Registered Debt Security on any Interest Payment Date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than as determined in Section 3.8 hereof;

                  (v) the place or places, if any, other than the location specified in Section 3.7, where the principal of (and premium, if any, on) and any interest on Debt Securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means (other than as specified in Section 3.7), any Registered Debt Securities of the series may be surrendered for registration of transfer, Debt Securities of the series may be surrendered for conversion or exchange and, if different than the location specified in
         Section 12.4, the place or places where notices or demands to or upon the Company in respect of the Debt Securities of the series and this Indenture may be served;

                  (vi) the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, pursuant to any sinking fund or otherwise;

                  (vii) the right, if any, of the Company to redeem the Debt Securities of any series and the obligation, if any, of the Company to redeem, repurchase or repay the Debt Securities of any series at the option of the Holder thereof and the price or prices at which, the period or periods within which and other terms and conditions upon which the Debt Securities of any series may or shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such right or obligation, if other than as contemplated herein;

                  (viii) if applicable, whether the Debt Securities of the series will become convertible into or exchangeable for other of the Company's securities, and if so, the terms of conversion or exchange;

                  (ix) the denominations in which any Debt Securities of the series shall be issuable;

                  (x) the identity of the Trustee for such Debt Securities and, if other than the Trustee, the identity of each Debt Security Registrar and/or Paying Agent, any qualifications of the Trustee or any co-trustee with respect to such Debt Securities in addition to the qualifications otherwise specified in this Indenture and any obligations or duties of the Trustee or any co-trustee with respect to such Debt Securities in addition to the obligations and duties otherwise specified in this Indenture;

                  (xi) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2 or the method by which such portion shall be determined;

                  (xii) whether the amount of payments of principal of (and premium, if any, on) or interest on the Debt Securities of the series may be determined with reference to an index, formula or other method, and the manner in which such amounts shall be determined;

                  (xiii) whether Article Fourteen is inapplicable to the Debt Securities of the series and any provisions in modification of, in addition to or in lieu of the provisions of Article Fourteen that shall be applicable to the Debt Securities of the series;

                  (xiv) provisions, if any, granting special rights to the Holders of Debt Securities of the series upon the occurrence of such events as may be specified;

                  (xv) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Defaults or covenants set forth herein;

                  (xvi) whether Debt Securities of the series are to be issuable as Registered Debt Securities, Bearer Debt Securities (to the extent permitted by Argentine regulations) or both, any restrictions applicable to the offer, sale or delivery of Bearer Debt Securities or Registered Debt Securities, whether any Debt Securities of the series are to be issuable initially in temporary global form without interest coupons and whether any Debt Securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstance under which any such exchanges may occur, if other than in the manner provided in
         Section 3.9, whether Bearer Debt Securities of the series may be exchanged for Registered Debt Securities of the series, and the circumstances under which and the place or places where such exchanges may be made, and if Debt Securities of the series are to be issuable in global form, the identity of any initial depositary therefor;

                  (xvii) the date as of which any Bearer Debt Securities of the series and any temporary global Debt Security representing Outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Debt Security of the series to be issued;

                  (xviii) the Person to whom any interest on any Registered Debt Security of the series shall be payable, if other than the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Debt Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3.7;

                  (xix) whether and under what circumstances the Company will pay Additional Amounts as contemplated by Section 3.1(g) on the Debt Securities of the series to any Holder who is not a United States person (including any modification to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option), in each case, other than in the manner provided in clause (g) of this Section 3.1 and in Section 13.1; and

                  (xx) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act or the provisions of this Indenture).

                  All Debt Securities of any one series and the coupons appertaining to any Bearer Debt Securities of such series shall be substantially identical (provided that no such temporary global Bearer Debt Security shall be issued with interest coupons) except, in the case of Registered Debt Securities, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution (subject to Section 3.2), set forth in such Officers' Certificate or in any such indenture supplemental hereto. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of such series; provided, however, that no series of Program Debt Securities can be reopened for issuance of additional Debt Securities without the prior approval of the CNV.

                  (e) Unless otherwise determined pursuant to clause (d)(xix) of this Section 3.1, payments in respect of principal of, premium on, if any, or interest on the Debt Securities of any series shall be made in accordance with
Section 3.7.

                  (f) Whenever in this Indenture there is a reference, in any context, to the payment of the principal of, premium, if any, on or interest on, or in respect of, any Debt Security or any other amount payable under or with respect to any Debt Security, such payment shall be deemed to include the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions of such Section, and the express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

                  (g) All payments by the Company in respect of the Debt Securities will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's Debt Security after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such Debt Security. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such Debt Security; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such Debt Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such Debt Security had been the Holder of the Debt Security and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a Debt Security, if such payment can be made without such deduction or withholding by any other paying agent; or
(v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such Debt Security.

                  (h) The Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of the Debt Securities.

                  (i) At least ten Business Days prior to each Interest Payment Date, any Redemption Date or the Maturity of any series of Debt Securities, the Company agrees to furnish to the Principal Paying Agent and each other Paying Agent to whom the Company has provided funds directly pursuant to Section 3.7 a certificate of an Authorized Officer specifying the amount required to be deducted or withheld on payments of principal of, premium, if any, on or interest on such Debt Securities due on such date of payment for or on account of any Taxes and certifying that such amount will be withheld and paid by the Company. The Company covenants to indemnify the Principal Paying Agent and the other Paying Agents for, and to hold each of them harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their respective part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Company under the preceding sentence shall survive payment of all the Debt Securities, the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee, Registrar, Co-Registrar or any Paying Agent.

                  Any certificate required by this Section to be provided to the Principal Paying Agent and any other Paying Agent shall be deemed to be duly provided if telecopied to the Principal Paying Agent and such other Paying Agent. Upon request, the Company shall provide the Principal Paying Agent with documentation reasonably satisfactory to the Principal Paying Agent evidencing the payment of Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders or the other Paying Agents, as applicable, upon request therefor.

                  (j) Unless otherwise specified in the indenture supplement pursuant to which the Debt Securities of any series are established, the Debt Securities shall be subject to redemption for tax and other reasons as provided in Article Thirteen, and shall be subject to defeasance at the option of the Company as provided in Article Fourteen.

                  SECTION 3.2 Authentication, Delivery and Dating of Debt Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, together with any coupon appertaining thereto, executed by the Company pursuant to Section 3.3 to the Trustee for authentication, together with the applicable documents referred to below in this Section 3.2, and the Trustee shall thereafter authenticate and deliver such Debt Securities to or upon the order of the Company (specified in the Company Order referred to below in this Section 3.2) or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order; provided, however, that in connection with its sale during the restricted period (within the meaning of U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), no Bearer Debt Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that, a Bearer Debt Security (other than a Temporary Global Bearer Debt Security) shall not be delivered to any person entitled to delivery thereof except upon delivery by such person to the Company or its agent of a certificate as to non-U.S. beneficial ownership of such Debt Security in the form set forth in Exhibit F-II of this Indenture. The Company Order (and any related Officers' Certificate and/or Opinion of Counsel) to be delivered by the Company may be transmitted via facsimile (with the original to be subsequently delivered by mail) and may provide instructions or provide for further instructions from the Company, as to the form and terms of such Debt Securities. In authenticating such Debt Securities and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive and (subject to TIA Sections 315(a) through 315(d)) shall be fully protected in relying upon:

                  (1) a Company Order requesting such authentication setting forth instructions as to delivery (if the Debt Securities are not to be delivered to the Company) and completion of any terms not set forth in such Debt Securities as executed by the Company or setting forth procedures acceptable to the Trustee as to such completion and delivery;

                  (2) any Board Resolution or executed supplemental indenture referred to in Sections 2.1 and 3.1 by or pursuant to which the forms and terms of such Debt Securities were established;

                  (3) to the extent the forms and terms of such Debt Securities are determined pursuant to (and are not set forth in) a Board Resolution or supplemental indenture pursuant to Sections 2.1 and 3.1, an Officers' Certificate, prepared in accordance with Section 12.5, either setting forth the form or forms and terms of the Debt Securities and related coupons, if any, and describing the actions taken to establish such form or forms and terms or showing the authority to establish such form or forms and terms by Company Order or procedures specified therein; and

                  (4) an Opinion of Counsel or Opinions of Counsel, prepared in accordance with Section 12.5, which shall state (a) that the form or forms and terms of such Debt Securities and related coupons, if any, have been or will, when established in compliance with procedures therein described, be duly authorized and established in conformity with the provisions of this Indenture; and (b) that such Debt Securities together with any coupons appertaining thereto, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to such matters as counsel may therein specify.

                  Notwithstanding the provisions of Section 2.1 and of this
Section 3.2, if not all the Debt Securities of any series are to be issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to (3) above or the Company Order and Opinion of Counsel otherwise required pursuant to this Section 3.2 prior to or at the time of issuance of each Debt Security, but such documents shall be delivered prior to or at the time of issuance of the first Debt Security of such series.

                  The Trustee shall have the right to decline to authenticate and deliver any Debt Securities under this Section if the Trustee, (x) being advised by counsel, and after having consulted with counsel to the Company, determines that such action may not lawfully be taken by the Company, (y) acting in good faith through its Board of Directors or a committee of its directors or a Responsible Officer shall determine that such action would expose the Trustee to personal liability to existing Holders or (z) determines that such action will affect its rights, duties, obligations or immunities hereunder in a manner not reasonably acceptable to it.

                  All payments made in respect of Bearer Debt Securities represented by a Temporary Global Debt Security and all payments made in connection with an original issuance of a Bearer Debt Security represented by a Permanent Global Bearer Debt Security will be made to Euroclear or Clearstream, Luxembourg only with respect to that portion of the Temporary Global Bearer Debt Security or originally issued Permanent Global Bearer Debt Security, as the case may be, in respect of which (i) Euroclear or Clearstream, Luxembourg shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit F-I and (ii) the member organizations through which such beneficial ownership in such Debt Securities is held has delivered to Euroclear or Clearstream, Luxembourg, as the case may be, a certificate substantially in the form of Exhibit F-II hereto. Furthermore, no such Bearer Debt Security may be delivered in connection with its sale during the restricted period (within the meaning of U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)) unless such certification by both (i) Euroclear or Clearstream, Luxembourg and (ii) such member organization shall have been complied with. If any Debt Security shall be represented by a Permanent Global Bearer Debt Security, then, for purposes of this Section and Section 3.5, the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a Temporary Global Bearer Debt Security shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such Permanent Global Bearer Debt Security. No exchange of an interest in a Temporary Global Bearer Debt Security to either (i) an interest in a Permanent Global Bearer Debt Security or (ii) a Bearer Debt Security in definitive form, may be effected until and unless such certification of non-U.S. beneficial ownership as described above shall have been received by (i) Euroclear or Clearstream, Luxembourg and (ii) the Trustee. Delivery of such certificate by a Member Organization shall constitute an irrevocable instruction by such Member Organization to Euroclear or Clearstream, Luxembourg, as the case may be, to exchange, on the applicable Exchange Date, the beneficial interest covered by such certificate for such Bearer Debt Securities as such Member Organization may specify. Except as permitted by Section 3.10, the Trustee shall not authenticate and deliver any Bearer Debt Security unless all appurtenant coupons for interest then matured have been detached and canceled.

                  Except as otherwise provided herein, each Debt Security and any coupons appertaining thereto shall be dated the date of its authentication.

                  SECTION 3.3 Execution of Debt Securities and Any Coupons Appertaining Thereto. The Debt Securities shall be executed on behalf of the Company by each of (a) a member of its Board of Directors and (b) a member of its Supervisory Board. Such signatures may, in accordance with applicable laws and regulations, be manual or facsimile signatures; provided that such signatures of Program Debt Securities may be facsimile signatures only if previously approved by the CNV. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Debt Security that has been duly authenticated and delivered by the Trustee.

                  In case any member of the Board of Directors or the Supervisory Board who shall have signed any of the Notes shall cease to be such member before the Note so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Company, such Debt Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debt Security had not ceased to be such member.

                  SECTION 3.4 Certificate of Authentication. Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form of Exhibit B hereto, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to any benefits under this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

                  The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Debt Securities. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Debt Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 3.5 Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debt Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debt Securities of any series in lieu of which they are issued, in registered form or, if authorized, in bearer form without interest coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debt Securities may determine, as conclusively evidenced by their execution of such Debt Securities.

                  If temporary Debt Securities of such series are issued, the Company shall cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of such definitive Debt Securities, the temporary Debt Securities of such series shall be exchangeable for such definitive Debt Securities upon surrender of the temporary Debt Securities of such series to the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations; provided, however, that no definitive Bearer Debt Security shall be delivered in exchange for a temporary Registered Debt Security; and provided, further, that a definitive Bearer Debt Security shall be delivered in exchange for a temporary Bearer Debt Security only after compliance with the certification requirements set forth in Section 3.2. Until so exchanged, temporary Debt Securities of any series will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Debt Securities of such series in lieu of which they have been issued.

                  SECTION 3.6 Bearer Debt Securities; Global Registered Debt Securities; Book-Entry Provisions; Certificated Debt Securities.

                  (a) Bearer Debt Securities. Unless otherwise specified pursuant to Section 3.1, this Section 3.6(a) shall apply to all Bearer Debt Securities, which, to the extent permitted under Argentine law, may be issued hereunder pursuant to Section 3.1.

                  Each Bearer Debt Security shall initially be issued only in the form of one or more Temporary Global Bearer Debt Securities, which shall be deposited with or on behalf of a Common Depositary, for credit to the respective accounts of the beneficial owners of the Debt Securities represented thereby (or to such other accounts as they may direct), provided that all such accounts shall be maintained at or through Euroclear or Clearstream, Luxembourg. Until the Exchange Date, no Bearer Debt Security shall be mailed or otherwise delivered in connection with its sale to any location in the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"). On or after the Exchange Date, a Temporary Global Bearer Debt Security shall be exchanged for a Permanent Global Bearer Debt Security or for Bearer Debt Securities in definitive form, as specified pursuant to Section 3.1, provided, however, that no Temporary Global Bearer Debt Security or portion thereof may be exchanged for any Bearer Debt Security in certified form until
(A) on or after the applicable Exchange Date and (B) with respect to each beneficial interest in the portion of such Temporary Global Bearer Debt Security to be so exchanged, the beneficial owner has delivered to Euroclear and Clearstream, Luxembourg, as the case may be, a certificate in substantially the form of F-I, and Euroclear or Clearstream, Luxembourg, as the case may be, has delivered to the Trustee a certificate in substantially the form of Exhibit F-I. Each such certificate shall be dated no earlier than 15 days prior to the earlier of the date on which such Bearer Debt Security is delivered and the applicable Exchange Date.

                  Upon the exchange of any Temporary Global Bearer Debt Security or portion thereof for Bearer Debt Securities in certificated form or for interests in a Permanent Global Bearer Debt Security, such Temporary Global Bearer Debt Security shall be endorsed to reflect the reduction of the principal amount evidenced thereby, whereupon its remaining principal amount shall be reduced for all purposes by the amount so exchanged. Until so exchanged in full, such Temporary Global Bearer Debt Security shall in all respects be entitled to the same benefits under this Indenture as the Bearer Debt Securities in certificated form that may be authenticated and delivered hereunder in exchange therefor, except with respect to the payment of interest as described in Section 3.7.

                  Beneficial interests in a Permanent Global Bearer Debt Security of any series shall be exchangeable for Bearer Debt Securities in certificated form of such series, in whole but not in part, only if (i) Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays), or either Euroclear or Clearstream, Luxembourg announces an intention to do so, or to cease to hold through a Common Depositary, or to act as a clearing agency for, such Permanent Global Bearer Debt Security, or (ii) an Event of Default with respect to such series of Debt Securities has occurred and is continuing and Member Organizations who hold more than 25% in aggregate principal amount of the Debt Securities at the time Outstanding represented by such Permanent Global Bearer Debt Security advise the Trustee through Euroclear or Clearstream, Luxembourg in writing that a continuation of a book-entry system is no longer required. Any Permanent Global Bearer Debt Security to be so exchanged shall be surrendered to the Trustee for exchange.

                  (b) Global Registered Debt Securities; Restricted Certificated Debt Securities. Unless otherwise provided herein or pursuant to Section 3.1 hereof, Registered Debt Securities of any series shall be issued initially in the form of one or more Regulation S Global Registered Debt Securities or Restricted Global Registered Debt Securities as described below.

                  Registered Debt Securities of any series offered and sold in "offshore transactions" in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more permanent Global Registered Debt Securities without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each a "Regulation S Global Registered Debt Security"), which shall be deposited on the Issue Date on behalf of the purchasers of the Debt Securities represented thereby with the Trustee, at its New York City office, as custodian for the Depositary, and registered in the name of a nominee of the Depositary, for credit to their respective accounts (or to such accounts as they may direct) at Euroclear or Clearstream, Luxembourg, duly executed by the Company and authenticated by the Trustee as provided herein. Until the 40th day after the later of the commencement of the offering of such Debt Securities and the Issue Date, a beneficial interest in a Regulation S Global Registered Debt Security of such series may be held only through Euroclear or Clearstream, Luxembourg. Beginning 40 days after the later of the commencement of the offering of such Debt Securities and the Issue Date (but not earlier), investors may also hold such interest through organizations other than Euroclear or Clearstream, Luxembourg that are Participants. The aggregate principal amount of each Regulation S Global Registered Debt Security of such series may from time to time be increased or decreased by adjustments made by the Co-Registrar on Schedule A thereto, as provided herein.

                  Debt Securities of any series offered and sold to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent Global Registered Debt Securities, without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each a "Restricted Global Registered Debt Security"), which shall be deposited on the Issue Date on behalf of the purchasers of the Debt Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein. The aggregate principal amount of each Restricted Global Registered Debt Security of such series may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A thereto, as provided herein.

                  Debt Securities of any series offered and sold to Institutional Accredited Investors who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) shall be issued in the form of a Debt Security in certificated, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each such Debt Security, as well as interests in any Global Registered Debt Security of such series that are subsequently exchanged for such a Debt Security pursuant to Section 3.9(b)(iv), (v) or (viii), a "Restricted Certificated Debt Security" of such series). Upon issuance, any such Restricted Certificated Debt Security shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  If a Restricted Global Registered Debt Security or a Regulation S Global Registered Debt Security or interest therein is tendered in a registered exchange offer and presented to the Co-Registrar for exchange, such Debt Security or interest shall be exchanged for a single, permanent Global Registered Debt Security without interest coupons substantially in the form set forth in Exhibit A hereto, with the legends provided in Exhibit A hereto (each, a "U.S. Global Registered Debt Security") which shall be deposited on behalf of the beneficial owners of the Registered Debt Securities represented thereby with the Trustee, at its New York office, as custodian for the Depositary and registered in the name of the Depositary, duly executed by the Company and authenticated by the Trustee as provided herein. If Restricted Certificated Debt Securities are tendered in a registered exchange offer and presented to the Co-Registrar for exchange, they will be exchanged for interests in a U.S. Global Registered Debt Security. Any Debt Securities or interests in a Restricted Global Registered Debt Security or a Regulation S Global Registered Debt Security so tendered shall be exchanged for U.S. Global Registered Debt Securities or interests in a U.S. Global Registered Debt Security, in each case of equal principal amount, upon surrender to the Co-Registrar of the Debt Securities or interests in a Restricted Global Registered Debt Security or a Regulation S Global Registered Debt Security to be exchanged in accordance with the terms of the registered exchange offer; provided that the Company has delivered to the Trustee an Officers' Certificate pursuant to Section 3.9 hereof and provided further that that Debt Securities or interests in a Restricted Global Registered Debt Security or a Regulation S Global Registered Debt Security so surrendered for exchange are accompanied by a letter of transmittal and duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Co-Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder.

                  Owners of beneficial interests in Global Registered Debt Securities of any series shall be entitled or required, as the case may be, under the circumstances described below in this Section 3.6(b), to receive physical delivery of Certificated Debt Securities of such series.

                  Except as provided in Section 3.9(b)(iv), beneficial interests in a Restricted Global Registered Debt Security of any series shall be exchangeable or transferable, as the case may be, for Certificated Debt Securities of such series only if (i) the Depositary notifies the Company or the Trustee that it is unwilling or unable to continue as depositary for such Restricted Global Registered Debt Security, or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act at a time when it is required to be, and a successor depositary registered as a "Clearing Agency" under the Exchange Act is not appointed by the Company within ninety (90) days after receiving such notice or becoming aware that the Depositary is no longer so registered, (ii) the Company executes and delivers to the Trustee a notice that such Restricted Global Registered Debt Security shall be so transferable and exchangeable, or (iii) an Event of Default with respect to such series of Debt Securities has occurred and is continuing.

                  Except as provided in Section 3.9(b)(iv), beneficial interests in a Regulation S Global Registered Debt Security of any series shall be exchangeable or transferable, as the case may be, for Certificated Debt Securities of such series only if (i) Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays), or either Euroclear or Clearstream, Luxembourg announces an intention to do so, or to cease to hold through a Common Depositary, or to act as a clearing agency for, such Regulation S Global Registered Debt Security,
(ii) the Company executes and delivers to the Trustee a notice that such Regulation S Global Registered Debt Security shall be so transferable and exchangeable, or (iii) an Event of Default with respect to such series of Debt Securities has occurred and is continuing and Member Organizations who hold more than 25% in aggregate principal amount of the Debt Securities at the time Outstanding represented by such Regulation S Global Registered Debt Security advise the Trustee through Euroclear or Clearstream, Luxembourg in writing that the continuation of a book-entry system is no longer required. Any Regulation S Global Registered Debt Security to be so exchanged shall be surrendered to the Trustee for exchange.

                  Upon the occurrence of any of the events described in the two preceding paragraphs, the Company shall cause the appropriate Certificated Debt Securities (with the appropriate legends) to be delivered to the owners of beneficial interests in such Global Registered Debt Security. Restricted Certificated Debt Securities shall be exchangeable or transferable for interests in other Restricted Certificated Debt Securities as described in Section 3.9(b)(v) hereof.

                  (c) Book-Entry Provisions. This Section 3.6(c) shall apply to any Restricted Global Registered Debt Security, Regulation S Global Registered Debt Security or U.S. Registered Global Debt Security (collectively, the "Global Registered Debt Securities") deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 3.6(c), authenticate and deliver to the Depositary, for any series, one or more Global Registered Debt Securities that shall (i) represent an aggregate amount equal to the aggregate principal amount of Outstanding Debt Securities of such series as the Company shall have directed the Trustee to authenticate in the form of one or more Global Registered Debt Securities of such series and (ii) bear the relevant legend or legends substantially to the effect set forth in Exhibit A hereto, as the case may be.

                  Participants shall have no rights under this Indenture or under any Global Registered Debt Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary with respect to such Global Registered Debt Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Registered Debt Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Registered Debt Security.

                  (d) Restricted Certificated Debt Securities. Except as provided in Section 3.6(b), owners of beneficial interests in Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities will not be entitled to receive physical delivery of Certificated Debt Securities. Institutional Accredited Investors who purchased Debt Securities other than Debt Securities sold in reliance on Regulation S under the Securities Act will receive Restricted Certificated Debt Securities substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto.

                  (e) Cessation of Restrictions. After a transfer of any interests in any Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities during the period of the effectiveness of a shelf registration statement with respect to such Debt Securities, all requirements pertaining to legends on such Debt Securities will cease to apply, and a U.S. Global Registered Debt Security or interests in a U.S. Global Registered Debt Security, in each case without legends, will be available to the Holder of the Debt Securities so transferred.

                  SECTION 3.7 Payment of Principal, Premium and Interest; Interest Rights Preserved. All payments of principal of, premium, if any, on and interest on the Debt Securities of any series shall be allocated on a pro rata basis among all Debt Securities of such series outstanding, without preference or priority of any kind among the Debt Securities of such series. Unless otherwise specified pursuant to Section 3.1(d)(xx), the following provisions shall apply:

                  (a) Payment of principal of, premium, if any, on and interest on any Interest Payment Date (except for payment at Maturity) with respect to any Registered Debt Security of each series shall be made to the Person in whose name such Debt Security is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Premium, if any, and interest payable at Maturity shall be paid to the Person to whom principal is payable. Payment of principal at Maturity shall be paid to the registered Holder of a Debt Security against presentation or surrender of such Debt Security.

                  Holders of Registered Debt Securities will receive payments of principal, premium, if any, and interest at Maturity in U.S. Dollars, unless such Registered Debt Securities are denominated in a specified currency other than U.S. Dollars and such Holder has elected to receive payment in such specified currency. Payments of principal, premium, if any, and interest will be received by such Holder by check (mailed to the Holder of such Debt Security at such Holder's address appearing in the Debt Security Register maintained by the Registrar and the Co-Registrar) drawn on, or by wire transfer to an account maintained by the Holder with, a bank in the principal financial center of the country issuing the relevant currency. All payments on a Global Registered Debt Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of such Global Registered Debt Security and the Company will be fully discharged by payment to the Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment of principal, interest, premium or Additional Amounts, if any, in respect of a Global Registered Debt Security, the Depositary will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Registered Debt Security as shown on the records of the Depositary. Payments of principal, premium, if any, and interest at Maturity by wire transfer will only be made to a Holder of at least U.S.$1,000,000 aggregate principal amount of Registered Debt Securities (or in the case of Debt Securities not denominated in U.S. Dollars, the U.S. Dollar equivalent thereof), upon written application by such Holder to the Corporate Trust Office of the Trustee accompanied by appropriate wire transfer instructions not later than the fifteenth (15th) day immediately preceding the Maturity. The Company shall pay any reasonable administrative costs in connection with making any such payments. Except as otherwise provided in Section 3.7(h), payments of interest in respect of any Registered Debt Security (other than at Maturity) will be made on each applicable Interest Payment Date in U.S. Dollars, unless such Registered Debt Security is denominated in a specified currency other than U.S. Dollars and the Holder of such Registered Debt Security has elected to receive payment in such specified currency, to the persons shown on the Debt Security Register at the close of business on the relevant Regular Record Date by check (mailed to the Holder of such Debt Security at such Holder's address appearing in the Debt Security Registered maintained by the Registrar and the Co-Registrar) drawn on, or by wire transfer to an account maintained by the Holder with a bank in the principal financial center of the country issuing the relevant currency. Payments of interest (other than at Maturity) by wire transfer will only be made to a Holder of at least U.S.$1,000,000 aggregate principal amount of Registered Debt Securities (or in the case of Debt Securities not denominated in U.S. Dollars, the U.S. Dollar equivalent thereof) upon written application by such Holder to the Corporate Trust Office of the Trustee accompanied by appropriate wire transfer instructions not later than the relevant Regular Record Date immediately preceding the Interest Payment Date. Unless revoked in writing, any such designation made by such Holder with respect to such Debt Securities shall remain in effect with respect to any future payments with respect to such Debt Securities payable to such Holder. The Company shall pay any reasonable administrative costs in connection with making any such payments.

                  With respect to Debt Securities denominated in a specified currency other than U.S. Dollars, on or before 12:00 noon, Buenos Aires time, two Business Days prior to the Interest Payment Date in respect of any such Registered Debt Securities, the Company will deposit in such specified currency in a bank account designated by the Trustee the aggregate amount of principal and interest due on such date with respect to the relevant Registered Debt Securities. The U.S. Dollar amount to be received by Holders not electing to receive payment in such specified currency will be the amount of such specified currency received by the Trustee with respect to such Debt Securities from the Company converted by the Exchange Rate Agent to U.S. Dollars, after the deduction of applicable taxes and expenses.

                  Two Business Days prior to an Interest Payment Date on or before 12:00 noon, Buenos Aires time, in respect of any Global Registered Debt Security denominated in a specified currency other than U.S. Dollars, the Company will deposit in a bank account designated by the Trustee in the relevant specified currency the aggregate amount of principal and interest due on such Interest Payment Date on the Debt Securities represented by such Global Registered Debt Security. Thereafter, the Trustee will arrange with the Exchange Rate Agent for the conversion into U.S. Dollars of such aggregate amount after the deduction of applicable taxes and expenses and any portion of the amount as to which the beneficial owners of Debt Securities represented by such Global Registered Debt Security have elected to receive payment in the specified currency thereof in accordance with the procedures provided below. The Trustee, as Paying Agent, will deliver to DTC such U.S. Dollar amount in same day funds for payment through DTC's settlement system.

                  With respect to Debt Securities held in the book-entry settlement system of DTC and denominated in a specified currency other than U.S. Dollars, a Holder of such Debt Securities electing to receive payments of principal or interest in such specified currency must notify the DTC Participant through which its interest is held on or prior to the applicable Regular Record Date, in the case of the payment of interest (other than at Maturity), and by the date established by the relevant Participant, in the case of payment of principal, premium, if any, and interest at Maturity, of such Holder's election to receive all or a portion of such payment in such currency. Such Participant must notify DTC thereof on or prior to the date which is the third Business Day after the Regular Record Date for any payment of interest (other than at Maturity) on or prior to a date which is twelve days prior to the payment of principal, premium, if any, and interest at Maturity. If complete instructions are received by a DTC Participant from the relevant Holder and forwarded by the DTC Participant to DTC on or prior to such dates, and, if DTC subsequently notifies the Trustee by facsimile transmission (promptly confirmed in writing) of such instructions with appropriate wire transfer instructions on the Business Day immediately succeeding any such date, the Holder will receive payments in such specified currency.

                  (b) Subject to applicable laws and regulations, any payment of principal of, premium, if any, on and interest on a Permanent Global Bearer Debt Security of each series or Bearer Debt Securities in definitive form will be made on each Interest Payment Date (except for payment at Maturity) against presentation to and endorsement of such Permanent Global Bearer Debt Security by the Common Depositary or presentation and surrender of the relevant coupons and, in the case of final interest and principal payments (whether upon redemption, acceleration or at Maturity), the surrender of the Permanent Global Bearer Debt Security or the Bearer Debt Securities in certificated form, at the office of a Paying Agent located outside the United States as the Company may appoint for the purpose. A record of each payment made on a Permanent Global Bearer Debt Security of a series, distinguishing between any payment of principal, premium, if any, and any payment of interest, will be made on such Permanent Global Bearer Debt Security by the Paying Agent to which such Permanent Global Bearer Debt Security is presented for the purpose of making such payment, and such record shall be prima facie evidence that the payment in question has been made.

                  (c) Any payment in respect of a Bearer Debt Security will be made by check (or, if such Bearer Debt Security is a Global Bearer Debt Security, by transfer to an account maintained by the Holder thereof). No payment will be made in respect of the Bearer Debt Securities at an office or agency of the Company in the United States and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the United States if (but only if) payment of the full amount so payable at each office of each Paying Agent and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. Dollars.

                  If an Interest Payment Date for any Bearer Debt Security occurs while such Bearer Debt Securities are represented by a Temporary Global Bearer Debt Security or by an originally issued Permanent Global Bearer Debt Security, the related interest payment will be made only to the extent that certification of non-U.S. beneficial ownership in the form set out in Section
3.2 has been received by Euroclear or Clearstream, Luxembourg, and provided by Euroclear or Clearstream, Luxembourg to the Trustee.

                  The following legend will appear on all Temporary Global Bearer Debt Securities, Permanent Global Bearer Debt Securities and any other Bearer Debt Securities (except for certain Bearer Debt Securities having a maturity of not more than one year) and on any coupons: "Any United States person who holds this obligation will be subject to the limitations under the United States income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

                  (d) Unless otherwise specified pursuant to Section 3.1, in the event that on any Interest Payment Date in respect of any series of Debt Securities denominated in a specified currency other than the Peso, any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts payable under such Debt Securities either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for the currency of such Debt Securities, or (ii) by means of any other legal procedure existing in Argentina on any due date for payment under such series of Debt Securities for the purchase of the specified currency of such Debt Securities. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company. The Trustee shall have no obligation under this paragraph to acquire U.S. Dollars in the event of any foreign exchange restriction or prohibition in Argentina.

                  (e) Unless otherwise specified pursuant to Section 3.1, if the date for payment of any amount in respect of any Debt Security is not a Business Day, the Holder thereof shall not be entitled to payment until the next following Business Day and shall not be entitled to further interest or other payment in respect of such delay.

                  (f) All reductions in the principal amount of a Debt Security (or one or more predecessor Debt Securities) effected by partial payments or installments of principal made on any Interest Payment Date shall be binding upon all Holders of such Debt Security and of any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Debt Security.

                  (g) In case a Bearer Debt Security of any series is surrendered in exchange for a Registered Debt Security of such series after the close of business (at an office or agency of one of the Paying Agents for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Debt Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Registered Debt Security issued in exchange for such Bearer Debt Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                  (h) Any interest on any Debt Security of any series that is payable but is not punctually paid or duly provided for on any Interest Payment Date for such series (herein called "Defaulted Interest") shall, if such Debt Security is a Registered Debt Security, forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such a registered Holder, and such Defaulted Interest may be paid by the Company at its election in each case, as provided in clause (i) or (ii) below:

                        (i) The Company may elect to make payment of any
                  Defaulted Interest to the Persons in whose names such Registered Notes are registered at the close of business on a Special Record Date (the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Registered Debt Securities at their addresses as they appear in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Debt Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                        (ii) The Company may make payment of any Defaulted
                  Interest on any Registered Debt Security in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee in its sole discretion.

                  (i) Any Defaulted Interest payable in respect of Bearer Debt Securities shall be payable pursuant to such procedures as may be satisfactory to the Trustee in its sole discretion and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 12.4 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

                  (j) Subject to the foregoing provisions of this Section 3.7, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debt Security.

                  SECTION 3.8 Computation of Interest. Interest on the Debt Securities of each series shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  SECTION 3.9 Registration of Transfer and Exchange. (a) The transfer of any Registered Debt Securities will be registrable at the Corporate Trust Office of the Trustee in The City of New York, at the main office of the paying agent in Buenos Aires, Argentina and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Transfer Agent appointed by the Company for such purposes. Subject to any applicable laws and such reasonable regulations as it may prescribe, the Registrar shall keep the Debt Security Register for each series of Registered Debt Securities at its registered offices in Buenos Aires, Argentina, currently located at the address set forth in Section 12.4(b) hereof, for the registration of ownership, exchange, and transfer of the Registered Debt Securities of such series. The Co-Registrar shall also maintain a record of all registrations of ownership, exchange and transfer of Registered Debt Securities of each series. The Co-Registrar shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Co-Registrar of any registration of ownership, exchange or transfer of Registered Debt Securities. Included in the books and records for the Registered Debt Securities shall be notations as to whether such Registered Debt Securities have been paid, exchanged or transferred and canceled or lost, stolen, mutilated or destroyed and whether such Registered Debt Securities have been replaced. In the case of the replacement of any of the Registered Debt Securities, the Registrar and the Co-Registrar shall keep a record of the Registered Debt Security so replaced and the Registered Debt Security issued in replacement thereof. In the case of the cancellation of any of the Registered Debt Securities, the Registrar and the Co-Registrar shall keep a record of the Registered Debt Security so canceled and the date on which such Debt Security was canceled. The costs and expenses of effecting any exchange or registration of transfer except for the expense of delivery by other than regular mail (if any) and (except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed with respect thereto, which may be required by the Trustee) shall be borne by the Company.

                  When Registered Debt Securities of any series are presented to the Registrar or the Co-Registrar with a request to register a transfer or to exchange them for an equal principal amount of Registered Debt Securities of the same series of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Debt Securities of the same series, of any authorized denominations and of a like aggregate principal amount, at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of Registered Debt Securities (except as otherwise expressly permitted herein), but the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with any such registration of transfer or exchange of Registered Debt Securities (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 3.6(a), 9.6 or 13.4 hereof) not involving a transfer.

                  All Bearer Debt Securities of a series (other than Global Bearer Debt Securities) surrendered for exchange for other Debt Securities of such series shall have attached thereto all unmatured coupons appertaining thereto. Unless otherwise provided pursuant to Section 3.1, Bearer Debt Securities shall be dated the date of initial issuance of Debt Securities of such series.

                  Each Debt Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Debt Security shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Debt Security. Each new Debt Security, if a Registered Debt Security, shall be so dated, and, if a Bearer Debt Security not in global form, shall have attached thereto such coupons, so that neither gain nor loss of interest shall result from such transfer or exchange.

                  Bearer Debt Securities may not be issued in exchange for Registered Debt Securities.

                  If (but only if) expressly permitted in or pursuant to the applicable Board Resolution, (subject to Section 3.2) set forth in the applicable Officers' Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.1, at the option of the Holder, Bearer Debt Securities of any series may be exchanged for Registered Debt Securities of the same series of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Bearer Debt Securities to be exchanged at an office or agency located outside the United States specified in the applicable Board Resolution, Officers Certificate or indenture supplemental hereto, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Debt Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Debt Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 4.2, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States specified in the applicable Board Resolution, Officers' Certificate or indenture supplemental hereto. Notwithstanding the foregoing, in case a Bearer Debt Security of any series is surrendered at any such office or agency in a permitted exchange for a Registered Debt Security of the same series and like tenor after the close of business at such office or agency on any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, payment of interest on such Interest Payment Date will be subject to compliance with Section 3.7(g).

                  Whenever any Debt Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debt Securities which the Holder making the exchange is entitled to receive.

                  All Debt Securities issued upon any registration or transfer or exchange of Debt Securities shall be the valid obligations of the Company evidencing the same indebtedness, and entitled to same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

                  In the event that the Company delivers to the Trustee a copy of an Officers' Certificate certifying that a registration statement under the Securities Act with respect to a registered exchange offer has been declared effective by the Commission and that the Company has offered Registered Debt Securities to the Holders in accordance with any registered exchange offer, the Trustee shall exchange, subject to Section 3.6(b) and upon request of any Holder, such Holder's Debt Securities for Registered Debt Securities upon the terms set forth in the registered exchange offer.

                  The Company shall not be required: (i) to issue, register the transfer of or exchange any Debt Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debt Securities selected for redemption under Section 13.4 and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Debt Securities, the day of the mailing of the relevant notice of redemption, (B) if Debt Securities of the series are issuable as Bearer Debt Securities, the day of the first publication of the relevant notice of redemption, or (C) if Debt Securities of the series are also issuable as Registered Debt Securities and there is no publication, the mailing of the relevant notice of redemption; or (ii) to register the transfer of or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to exchange any Bearer Debt Security so selected for redemption except that such a Bearer Debt Security may be exchanged for a Registered Debt Security of the same series and of like tenor and principal amount; provided that such Registered Debt Security shall be simultaneously surrendered for redemption, or to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

                  (b) Notwithstanding any provision to the contrary herein, so long as a Global Registered Debt Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Registered Debt Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 3.6(b) and this Section 3.9; provided, however, that beneficial interest in a Global Registered Debt Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Global Registered Debt Security in accordance with the transfer restrictions set forth in the restricted securities legend on such Debt Security.

                  (i) Except for transfers or exchanges made in accordance with any of clauses (ii), (iii) and (iv) of this Section 3.9(b), transfers of a Global Registered Debt Security shall be limited to transfers of such Global Registered Debt Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

                  (ii) Restricted Global Registered Debt Security to Regulation S Global Registered Debt Security. If an owner of a beneficial interest in a Restricted Global Registered Debt Security deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Restricted Global Registered Debt Security to a person who is required to take delivery thereof in the form of an interest in a Regulation S Global Registered Debt Security, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Registered Debt Security. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from a Participant directing the Trustee, as Co-Registrar, to credit or cause to be credited a beneficial interest in the Regulation S Global Registered Debt Security in an amount equal to the beneficial interest in the Restricted Global Registered Debt Security to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Clearstream, Luxembourg account to be credited with such increase and (3) a certificate in the form of Exhibit C attached hereto given by the Holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Debt Securities and (A) pursuant to and in accordance with Regulation S under the Securities Act or (B) that the Debt Security being transferred is not a "restricted security" as defined in Rule 144 under the Securities Act, then the Trustee, as Co-Registrar, shall instruct the Depositary to reduce or cause to be reduced the principal amount at maturity of the Restricted Global Registered Debt Security and to increase or cause to be increased the principal amount at maturity of the Regulation S Global Registered Debt Security by the aggregate principal amount at maturity of the beneficial interest in the Restricted Global Registered Debt Security to be exchanged, to credit or cause to be credited to the account of the person specified in such instructions (who shall be an agent member of Euroclear or Clearstream, Luxembourg, or both, as the case may be) a beneficial interest in the Regulation S Global Registered Debt Security equal to the reduction in the principal amount at maturity of the Restricted Global Registered Debt Security, and to debit or cause to be debited from the account of the person making such exchange or transfer the beneficial interest in the Restricted Global Registered Debt Security that is being exchanged or transferred.

                  (iii) Regulation S Global Registered Debt Security to Restricted Global Registered Debt Security. If an owner of a beneficial interest in a Regulation S Global Registered Debt Security deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Regulation S Global Registered Debt Security to a person who is required to take delivery thereof in the form of an interest in a Restricted Global Registered Debt Security, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Restricted Global Registered Debt Security. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) instructions given in accordance with the Depositary's procedures from a Participant, directing the Trustee, as Co-Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Registered Debt Security in an amount equal to the beneficial interest in the Regulation S Global Registered Debt Security to be exchanged, (2) a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary and the Euroclear or Clearstream, Luxembourg accounts to be debited and (3) a certificate in the form of Exhibit D attached hereto given by the Holder of such beneficial interest stating that the person transferring such interest in the Regulation S Global Registered Debt Security reasonably believes that the person acquiring such interest in the Restricted Global Registered Debt Security is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act, the Trustee, as Co-Registrar, shall instruct the Depositary to reduce or cause to be reduced such Regulation S Global Registered Debt Security by the aggregate principal amount of the beneficial interest in Regulation S Global Registered Debt Security to be transferred, and the Trustee, as Co-Registrar, shall instruct the Depositary concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Restricted Global Registered Debt Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Registered Debt Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Registered Debt Security equal to the reduction in the principal amount of the Regulation S Global Registered Debt Security.


                  (iv) Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security to Restricted Certificated Debt Security. If an owner of a beneficial interest in a Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security to an Institutional Accredited Investor, such owner may, subject to the rules and procedures of Euroclear or Clearstream, Luxembourg, if applicable, and the Depositary, cause the exchange of such interest for one or more Restricted Certificated Debt Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) instructions from (x) the Company directing the Trustee, as Co-Registrar, to authenticate and (y) Euroclear or Clearstream, Luxembourg, if applicable, and the Depositary directing the Trustee, as Co-Registrar, to deliver, one or more Restricted Certificated Debt Securities of the same aggregate principal amount at maturity as the beneficial interest in the Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Certificated Debt Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit E-I attached hereto given by the Holder of such beneficial interest and stating that the person transferring such interest in such Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security reasonably believes that the person acquiring the Restricted Certificated Debt Securities for which such interest is being exchanged is an Institutional Accredited Investor and is acquiring such Restricted Certificated Debt Securities having an aggregate principal amount of not less than U.S.$200,000 for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, (3) a certificate in the form of Exhibit E-II attached hereto given by the person acquiring the Restricted Certificated Debt Securities for which such interest is being exchanged, to the effect set forth therein, and (4) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then Euroclear or Clearstream, Luxembourg, if applicable, or the Trustee, as Co-Registrar, as the case may be, will instruct the Depositary to reduce or cause to be reduced the principal amount of such Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security by the aggregate principal amount at maturity of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the person making such transfer the beneficial interest in the Restricted Global Registered Debt Security or Regulation S Global Registered Debt Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee, as Co-Registrar, shall authenticate and deliver, one or more Restricted Certificated Debt Securities of the same aggregate principal amount at maturity in accordance with the instructions referred to above.

                  (v) Restricted Certificated Debt Securities to Restricted Certificated Debt Securities. If a Holder of a Restricted Certificated Debt Security wishes at any time to transfer such Restricted Certificated Debt Security to a person who is required to take delivery thereof in the form of a Restricted Certificated Debt Security, such Holder may, subject to the restrictions on transfer set forth herein and in such Restricted Certificated Debt Security, cause the exchange of such Restricted Certificated Debt Security for one or more Restricted Certificated Debt Securities of any authorized denomination or denominations and of the same aggregate principal amount at maturity. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) such Restricted Certificated Debt Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee, as Co-Registrar, to authenticate and deliver one or more Restricted Certificated Debt Securities of the same aggregate principal amount at maturity as the Restricted Certificated Debt Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Certificated Debt Securities to be so issued and appropriate delivery instructions, (3) a certificate in the form of Exhibit E-I attached hereto from the Holder of the Restricted Certificated Debt Security to be exchanged, (4) a certificate in the form of Exhibit E-II attached hereto given by the person acquiring the Restricted Certificated Debt Securities for which such interest is being exchanged, to the effect set forth therein, and
         (5) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Co-Registrar, shall cancel or cause to be canceled such Restricted Certificated Debt Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Certificated Debt Securities of the same aggregate principal amount at maturity, in accordance with the instructions referred to above.

                  (vi) Restricted Certificated Debt Security to Restricted Global Registered Debt Security. If the Holder of a Restricted Certificated Debt Security wishes at any time to transfer such Restricted Certificated Debt Security to a qualified institutional buyer pursuant to Rule 144A under the Securities Act who is required to take delivery thereof in the form of an interest in a Restricted Global Registered Debt Security, such Holder may, subject to the rules and procedures of the Depositary, exchange or cause the exchange of such Restricted Certificated Debt Security for an equivalent beneficial interest in the Restricted Global Registered Debt Security. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) such Restricted Certificated Debt Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee, as Co-Registrar, to credit or cause to be credited a beneficial interest in the Restricted Global Registered Debt Security in an amount equal to the principal amount of the Restricted Certificated Debt Security to be exchanged, (3) a written order given in accordance with the Depositary's procedures containing information regarding the Participant account with the Depositary to be credited with such increase and (4) a certificate in the form of Exhibit D attached hereto given by the Holder of such Restricted Certificated Debt Security stating that the person transferring such Restricted Certificated Debt Security reasonably believes that the person acquiring such interest in the Restricted Global Registered Debt Security is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Securities Act, the Trustee, as Co-Registrar, shall cancel or cause to be canceled such Restricted Certificated Debt Security and shall instruct the Depositary concurrently to increase or reflect on its records an increase of the principal amount of the Restricted Global Registered Debt Security by the principal amount of the Restricted Certificated Debt Security to be exchanged and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Restricted Global Registered Debt Security equal to the principal amount of the Restricted Certificated Debt Security so canceled.

                  (vii) Restricted Certificated Debt Security to Regulation S Global Registered Debt Security. If a Holder of a Restricted Certificated Debt Security wishes at any time to transfer such Restricted Certificated Debt Security to a person who is required to take delivery thereof in the form of an interest in the Regulation S Global Registered Debt Security, such Holder may, subject to the rules and procedures of the Depositary exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Registered Debt Security. Upon receipt by the Trustee, as Co-Registrar, at its office in The City of New York of (1) such Restricted Certificated Debt Security, duly endorsed as provided herein, (2) instructions given in accordance with the Depositary's procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Registered Debt Security in an amount equal to the aggregate principal amount of the Debt Security to be exchanged, (3) a written order given in accordance with the Depositary's procedures containing information regarding the Participant account of the Depositary and, in the case of transfer pursuant to and in accordance with Regulation S under the Securities Act, the Euroclear or Clearstream, Luxembourg account, as the case may be, to be credited with such increase and the name of such account and (4) a certificate in the form of Exhibit C attached hereto given by the Holder of such Restricted Certificated Debt Security stating that the transfer of such Debt Security has been made in compliance with the transfer restrictions applicable to the Debt Securities and (A) pursuant to and in accordance with Regulation S under the Securities Act or (B) that the Debt Security being transferred is not a "restricted security" as defined in Rule 144 under the Securities Act, then the Trustee, as Co-Registrar, shall, upon surrender of such Debt Security for transfer, record such transfer on its records, instruct the Depositary, concurrently with such transfer, to increase or reflect on its records an increase of the principal amount of the Regulation S Global Registered Debt Security by the aggregate principal amount of the Restricted Certificated Debt Security to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be an agent member of Euroclear or Clearstream, Luxembourg, or both, as the case may be) a beneficial interest in the Regulation S Global Registered Debt Security equal to the aggregate principal amount of the Restricted Certificated Debt Security so transferred and, if applicable, authenticate and deliver a new Restricted Certificated Debt Security to the transferor equal to the aggregate principal amount of the Restricted Certificated Debt Security retained by such transferor.

                  (viii) Other Exchanges. In the event that a Restricted Global Registered Debt Security or a Regulation S Global Registered Debt Security is exchanged for Certificated Debt Securities pursuant to
         Section 3.6(b), prior to the consummation of a registered exchange offer or the effectiveness of a shelf registration statement with respect to such Debt Securities, such Debt Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (vii) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (c) Except in connection with a transfer of Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities pursuant to an effective shelf registration statement, in which case the restricted securities legend shall be removed from such Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities so transferred at the request of the Holder, if Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities are issued upon the transfer, exchange or replacement of Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities bearing the restricted securities legend set for in Exhibit A hereto, or if a request is made to remove such restricted securities legend on Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities, the Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities so issued shall bear the restricted securities legend, or the restricted securities legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof will not violate the registration and prospectus delivery requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Restricted Global Registered Debt Securities or Regulation S Global Registered Debt Securities that do not bear the legend.

                  (d) The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.

                  SECTION 3.10 Mutilated, Defaced, Destroyed, Lost and Stolen Debt Securities. If any mutilated or defaced Debt Security or any Debt Security with a mutilated or defaced coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debt Security of the same series and of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Debt Security, and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Debt Security, in exchange and substitution for such Debt Security (upon surrender and cancellation thereof) or in lieu of and substitution for such Debt Security.

                  If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debt Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debt Security has been acquired by a protected purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debt Security or in exchange for the Debt Security for which a destroyed, lost or stolen coupon appertains, a new Debt Security of the same series and like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If any Bearer Debt Security or coupon shall at any time be lost, stolen or destroyed in such a way as to become unidentifiable, the applicant seeking replacement of the Bearer Debt Security or coupon must execute a notarized certificate providing, among other things, the identity of the applicant, a description of the Bearer Debt Security or coupon, the manner in which the Bearer Debt Security or coupon was acquired and, if possible, the date of acquisition, the date when the last payment was collected and, if lost or stolen, how such loss or theft took place. The applicant must provide such certificate to the Company within 24 hours of its execution. The Company shall promptly (within one Business Day of receipt thereof) provide notice thereof to the Trustee. Such notification to the Company shall serve to suspend any rights under the original Bearer Debt Security or coupon by any other claimant. The Company shall publicize notice of such certification in two widely circulated newspapers in Buenos Aires for two consecutive days. Any payments due on such Bearer Debt Security or coupon shall be deposited in an account maintained for the purpose by the Company in a bank located in the jurisdiction where the Company is domiciled as designated by the Company and will be made available to the applicant (net of any expenses associated with publication of notice of such Bearer Debt Security or coupon) on the first Payment Date in respect of such Bearer Debt Security or coupon occurring after the expiration of one year from the date of the certification; provided that, if no Debt Securities of the same series as such Bearer Debt Security are Outstanding, such payments may be made on a date other than a Payment Date.

                  In case any such mutilated, defaced, destroyed, lost or stolen Debt Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Debt Security or to the Debt Security to which such destroyed, lost or stolen coupon appertains, pay such Debt Security or coupon, as the case may be.

                  Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Debt Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any mutilated, defaced, destroyed, lost or stolen Debt Security or in exchange for a Debt Security to which such destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, defaced, destroyed, lost or stolen Debt Security and its coupons, if any, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities of that series and their coupons, if any, duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or coupons.

                  SECTION 3.11 Cancellation of Debt Securities; Destruction Thereof. All Debt Securities and coupons surrendered for payment, redemption, registration of transfer, conversion or exchange if surrendered to the Company or any agent of the Company shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it. No Debt Securities shall be issued in lieu of or in exchange for any Debt Securities canceled as provided in this Section except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver canceled Debt Securities to the Company. If the Company shall acquire any of the Debt Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debt Securities unless and until the same are delivered to the Trustee for cancellation. The Company may at any time surrender to the Trustee for cancellation any Debt Security purchased or otherwise acquired by the Company in the open market and Debt Securities so delivered shall be promptly canceled by the Trustee. All canceled Debt Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and upon the Company's written request certification of their disposal shall be delivered to the Company unless by Company Order the Company shall direct that canceled Debt Securities be returned to it.

                  SECTION 3.12 Persons Deemed Owners. Prior to due presentment of a Registered Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and interest and Additional Amounts, if any, on such Registered Debt Security and for all other purposes whatsoever, whether or not such Registered Debt Security be overdue, and none of the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  Title to any Bearer Debt Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Debt Security and the bearer of any coupon as the absolute owner of such Bearer Debt Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Debt Security or coupons be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 3.13 CUSIP, CINS and Common Code Numbers. The Company in issuing the Debt Securities of any series may use "CUSIP", "CINS" or "Common Code" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP", "CINS" or "Common Code" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP CINS or Common Code numbers.


                                  ARTICLE FOUR

                                    COVENANTS
                                    ---------

                  SECTION 4.1 Payment of Principal, Premium, if any, and Interest. The Company shall duly and punctually pay the principal of, and interest and premium, if any, on the Debt Securities of any series, in accordance with the terms of the Debt Securities of such series and this Indenture. Unless otherwise specified as contemplated by Section 3.1 with respect to any series of Debt Securities, any interest installments due on Bearer Debt Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

                  SECTION 4.2 Maintenance of Office or Agency; Money for Debt Security Payments to Be Held in Trust. If the Debt Securities of a series are issuable only as Registered Debt Securities, the Company shall maintain in each of Buenos Aires, Argentina and the Borough of Manhattan, The City of New York an office or agency where any Registered Debt Securities of such series may be presented or surrendered for payment, where any Registered Debt Securities of such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Registered Debt Securities of such series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Registered Debt Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each of Buenos Aires, Argentina and the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  If Debt Securities of a series are also issuable as Bearer Debt Securities, the Company will maintain (A) in each of Buenos Aires, Argentina and the Borough of Manhattan, The City of New York, an office or agency where any Registered Debt Securities of such series may be presented or surrendered for payment, where any Registered Debt Securities of such series may be surrendered for registration of transfer, where Debt Securities of such series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served and where Bearer Debt Securities of such series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise); (B) subject to any laws or regulations applicable thereto, in a place of payment specified for such series which is located outside the United States, an office or agency where Debt Securities of such series and related coupons may be presented and surrendered for payment; provided, however, that, if the Debt Securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of such series in any required city located outside the United States so long as the Debt Securities of such series are listed on such exchange, and
(C) subject to any laws or regulations applicable thereto, in a place of payment specified for such series located outside the United States an office or agency where any Registered Debt Securities of such series may be surrendered for registration of transfer, where Debt Securities of such series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Debt Securities of such series and this Indenture may be served.

                  If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for any series of Debt Securities, it will, on or before each due date of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent not appointed hereunder to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest or Additional Amounts, if any, on Debt Securities of one or more series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debt Securities of any series) in the making of any payment of principal (and premium, if any) or interest or Additional Amounts, if any, with respect to the Debt Securities of any series; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent with respect to Debt Securities of such series.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  SECTION 4.3 Maintenance of Existence and Properties. The Company shall, and shall cause each of its Significant Subsidiaries to, (a) maintain in effect its corporate existence and all registrations necessary therefor (except as otherwise permitted by Section 4.17 hereof) and (b) take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations and (c) keep all its property in good working order or condition with due regard to the age and condition of such property; provided, however, that this Section 4.3 shall not require the Company or any Significant Subsidiary to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Significant Subsidiary, if the Board of Directors or the shareholders' meeting, as the case may be, of the Company shall determine that the maintenance or preservation thereof is no longer necessary in the conduct of business of the Company and the Subsidiaries, taken as a whole, and that the non-maintenance or non-preservation thereof is not, and will not be, adverse in any material respect to the Holders.

                  SECTION 4.4 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 4.5 Maintenance of Insurance. The Company shall, and shall cause each of its Significant Subsidiaries to, maintain insurance in such amounts and covering such risks as is usually carried by major companies engaged in similar business and owning and/or operating Properties in the same general areas of business in which the Company or any such Significant Subsidiary owns and/or operates its Properties, subject to any applicable laws and regulations of Argentina.

                  SECTION 4.6 Limitation on Indebtedness. So long as any of the Debt Securities of any series are outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause
(iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  SECTION 4.7 Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries. So long as any of the Debt Securities of any series are outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under this Indenture and the initial series of Debt Securities issued under this Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by this Indenture. Nothing contained in this Section 4.7 shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.11 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with Section 4.13.

                  SECTION 4.8 Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries. The Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) of this Section 4.8, any such issuance or sale shall comply with Section 4.13

                  SECTION 4.9 Limitation on Issuances of Guarantees by Subsidiaries. The Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the Debt Securities and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the Debt Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Debt Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Debt Securities.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of Section 4.13 and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.10 Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Significant Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Significant Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Significant Subsidiary (i) are at least as favorable to the Company or such Significant Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Significant Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Significant Subsidiaries or between Significant Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Significant Subsidiaries who are not employees of the Company or any Significant Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors, provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  SECTION 4.11 Limitation on Liens. The Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the Debt Securities equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  SECTION 4.12 Limitations on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) such transaction shall comply with Section 4.13.

                  SECTION 4.13 Limitation on Asset Sales. The Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring.

                  SECTION 4.14 Reports to Holders. The Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under this Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under this Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.15 Compliance with Laws and Other Agreements. The Company shall, and shall cause each of its Significant Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any Governmental Agency having jurisdiction over it or its business and all covenants and other obligations contained in any material agreements to which the Company or any Subsidiary is a party, except where the failure to so comply would not be adverse in any material respect to the Holders.

                  SECTION 4.16 Maintenance of Books and Records. The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with GAAP or generally accepted accounting principles in the jurisdiction where such Subsidiary is organized.

                  SECTION 4.17 Consolidation, Merger and Sale of Assets. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) immediately after giving effect to such transaction will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction or (B) such transaction will involve another Person engaged in substantially the same line of business in Argentina; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause
(iii)) and an opinion of Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


                                  ARTICLE FIVE

                           HOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE
                         ------------------------------

                  SECTION 5.1 Company to Furnish Trustee Information as to Names and Addresses of Holders. The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of any series of Debt Securities:

                  (a) semiannually and not more than 15 days after each Regular Record Date, as of such Regular Record Date, and

                  (b) at such other time as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished;

provided that, if and so long as the Trustee shall be the Co-Registrar, such list shall not be required to be furnished.

                  SECTION 5.2 Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Co-Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

                  (b) The rights of Holders of any series of Debt Securities to communicate with other Holders of such series of Debt Securities with respect to their rights under this Indenture or under the Debt Securities of such series, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                  (c) Every Holder of Debt Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  SECTION 5.3 Reports by the Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Debt Securities of any series, the Trustee shall transmit by mail to all Holders of Debt Securities of such series (as their names and addresses appear in the Debt Security Register), as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of each such May 15 containing such information, documents and reports, and such summaries thereof, as required by Section 313(a) of the Trust Indenture Act.

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Debt Securities of such series are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee when any Debt Securities of such series are listed on any stock exchange or delisted therefrom.

                  (c) Within 30 days after the delivery thereof to the Trustee, the Trustee shall transmit by mail to all Holders of Debt Securities of such series (as their names and addresses appear in the Register) copies of all summaries of information, documents and reports described in Section 4.14.


                                   ARTICLE SIX

                             REMEDIES OF THE TRUSTEE
                         AND HOLDERS IN EVENT OF DEFAULT
                         -------------------------------

                  SECTION 6.1 Event of Default Defined; Acceleration of Maturity. "Event of Default", wherever used herein with respect to Debt Securities of any series, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company shall fail to pay the principal of or premium, if any, on any Debt Securities of such series when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise; or

                  (b) the Company shall fail to pay interest or Additional Amounts, if any, on any of the Debt Securities of such series when the same shall become due and payable, and such failure continues for a period of 30 days; or

                  (c) the Company shall fail to perform or comply with the provisions contained in Section 4.17 of this Indenture; or

                  (d) the Company shall fail to perform or breach any other covenant or agreement in this Indenture or under the Debt Securities of such series (other than those referred to in clauses (a), (b), and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding; or

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal when such payment is due and payable; or

                  (f) one or more final judgments or orders, for the payment of money in excess of U.S.$5 million, either individually or in the aggregate for all such final judgments or orders, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the Debt Securities of such series and, in each case, the Company shall have received written notice thereof from the Trustee at the request of any Holder of a Debt Security of such series as to which such event shall, upon such notice, constitute an Event of Default;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the Debt Securities of such series);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debt generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing; or

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Debt Securities of such series or this Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then Outstanding.

                  SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in paragraph (i) or paragraph (j) in Section 6.1 hereof that occurs with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series at the time Outstanding may, and the Trustee at the request of such Holders shall, declare the Debt Securities of such series to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders (the "Acceleration Notice")), and upon any such declaration 100% of the principal amount thereof and any accrued and unpaid interest thereon shall become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in paragraph
(e) in Section 6.1 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to paragraph (e) in Section
6.1 shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in paragraphs (i) or (j) in Section 6.1 occurs with respect to the Company, the Debt Securities of such series then Outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

                  At any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section 6.2 provided, a decision made by the affirmative vote of the Holders of at least a majority in aggregate principal amount of the Debt Securities of that series at the time Outstanding may, by written notice to the Company and to the Trustee, rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                      (i) all overdue interest on all Outstanding Debt Securities of that series (or of all series, as the case may be) and any related coupons,

                      (ii) the principal of, premium, if any, on or Additional Amounts, if any, on any Debt Securities of that series (or of all series as the case may be) which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such Debt Securities,

                      (iii) interest upon overdue interest at the rate provided by such Debt Securities, and

                  (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under
Section 7.6 hereof have been paid in full; and

                  (b) all existing Events of Default with respect to Debt Securities of that series (or of all series, as the case may be), other than the non-payment of the principal of or premium, if any, interest and Additional Amounts, if any, on Debt Securities of that series (or of all series as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.10 hereof; and

                  (c) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any Debt Security, as the case may be. The right of any individual Holder to initiate such action against the Company in connection with the Debt Securities of any series complies with Article 29 of the Negotiable Obligations Law.

                  SECTION 6.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

                  (a) default is made in the payment of any interest on any Debt Security and any related coupon when such interest becomes due and payable and such default continues for a period of 15 Business Days, or

                  (b) default is made in the payment of the principal of, premium, if any, on or Additional Amounts, if any, on any Debt Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debt Securities and coupons, the whole amount then due and payable on such Debt Securities and coupons for principal, premium, if any, and interest and Additional Amounts, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and overdue interest and Additional Amounts, if any, at the rate provided by the terms of the Debt Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section
7.6 hereof.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon such Debt Securities, wherever situated.

                  No Debt Security which has been the subject of proceedings by the Holder thereof may be presented to a Paying Agent or Registrar and Co-Registrar for payment or replacement but in such circumstances the Company shall make separate arrangements for payment directly to the Holder of each such Debt Security. If any Holder, having instituted proceedings directly against the Company, subsequently disposes of the Debt Securities forming the subject matter of such proceedings, the cessation of the rights under the trust occurring upon the institution of such proceedings shall inure in relation to the purchaser of such Debt Security. Upon notification by the Company of any such proceedings, the Trustee shall give notice to the Paying Agents and the Registrar and Co-Registrar of the serial numbers of those Debt Securities forming the subject matter of such proceedings and the Paying Agents and Registrar and Co-Registrar shall make such serial numbers available to any Holder or potential Holder upon its request.

                  If an Event of Default with respect to Debt Securities of any series (or all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  To the extent permitted by applicable law, all rights of action and claims under this Indenture or the Debt Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debt Securities and coupons in respect of which such judgment has been recovered.

                  SECTION 6.4 Application of Moneys Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Debt Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  To the payment of all amounts due the Trustee under
Section 7.6 hereof;

                  SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, on, interest on and Additional Amounts, if any, on the Debt Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities and coupons for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto as instructed by the Company.

                  SECTION 6.5 Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debt Securities and coupons shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

                  SECTION 6.6 Limitations on Suits by Holders. Except as provided in Section 6.2 hereof, no Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of such series;

                  (b) the Holders of at least 25% in aggregate principal amount at maturity of the Debt Securities of such series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to such Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time Outstanding;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt Securities of the same series, or to obtain or to seek to obtain priority or preference over any other Holders of Debt Securities of the same series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt Securities of the same series.

                  SECTION 6.7 Unconditional Right of Holders to Receive Principal, Premium, if any, Additional Amounts and Interest. Notwithstanding any other provision to the contrary in this Indenture (in particular in relation to a Bearer Security), the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, on, interest (subject to Section 3.7) on and Additional Amounts, if any, on such Debt Security or payment of such coupon on or after the respective Stated Maturities expressed in such Debt Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 3.10 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Trustee or of any Holder of any Debt Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

                  SECTION 6.9 Control by Holders. The Holders of at least a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding may, on behalf of the Holders of all the Debt Securities of such series, direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.1 hereof) the Trustee shall have the right to decline to follow any such direction if (i) the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or (ii) the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the action or proceeding so directed would involve the Trustee in personal liability or (iii) the Trustee in good faith by a Responsible Officer of the Trustee shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders so affected not joining in the giving of said direction, it being understood that (subject to Section 7.1 hereof) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

                  Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders of Debt Securities or coupons.

                  SECTION 6.10 Waiver of Defaults. Except as specified in
Section 6.2 hereof, the Holders of at least a majority in aggregate principal amount of the Debt Securities of any series at the time Outstanding may, by written notice to the Company and to the Trustee, on behalf of the Holders of all the Debt Securities of such series, waive any past or existing Default or Event of Default hereunder and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, on, interest on or Additional Amounts, if any, on Debt Securities of such series that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction; provided, however, that the unanimous affirmative vote of each Holder of an Outstanding Debt Security of such series affected thereby shall be required to adopt a valid decision on:

                  (a) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any Debt Security of such series, or reducing the principal amount thereof or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon;

                  (b) changing the place of payment where, or the coin or currency in which, the principal of or interest or Additional Amounts (if any) on any Debt Security of such series is payable;

                  (c) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (d) reducing the percentage in principal amount of the Outstanding Debt Securities of such series, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Debt Securities of such series the Holders of which are entitled to request the calling of a meeting of Holders; or

                  (e) modifying the percentage in principal amount of the Outstanding Debt Securities of such series, the consent of the Holders of which is required to waive a past Default or Event of Default.

                  Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Debt Securities of any series shall be conclusive and binding on all Holders of Debt Securities of such series, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Debt Securities of such series, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the Negotiable Obligations Law.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  SECTION 6.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. Within 90 days after the occurrence of any Default hereunder with respect to the Debt Securities of any series (or of all series, as the case may be), the Trustee shall transmit by mail to all Holders of such series (or of all series, as the case may be) as their names shall appear on the Debt Security Register, in the manner and to the extent provided in the Trust Indenture Act Section 313(c), notice of such Default hereunder known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

                  SECTION 6.12 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Debt Security by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any Debt Security of any series on or after its Stated Maturity.

                  SECTION 6.13 Currency Indemnity. U.S. Dollars is the sole currency of account and payment for all sums payable by the Company under or in connection with the Debt Securities of any series. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of Debt Securities of such series in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Debt Security, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this
Section 6.13, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Debt Security or any other judgment or order.


                                  ARTICLE SEVEN

                             CONCERNING THE TRUSTEE
                             ----------------------

                  SECTION 7.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of Debt Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Debt Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to the Debt Securities of such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Debt Securities of such series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default with respect to the Debt Securities of any series and after the curing or waiving of all such Events of Default with respect to the Debt Securities of such series which may have occurred:

                  (i) the duties and obligations of the Trustee with respect to the Debt Securities of such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                  (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; and

                  (iii) the Trustee shall not exercise any rights that it may otherwise have under subparagraph (2) of Section 345 of the Argentine Companies Law;

                  (b) without limiting the effect of paragraph (a) of this
Section 7.1, the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.9 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

                  Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

                  SECTION 7.2 Certain Rights of the Trustee. Subject to Section
7.1 hereof:

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document whether in its original or facsimile form believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a Board Resolution;

                  (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of Debt Securities of any series pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than 51% in aggregate principal amount of the Debt Securities of any series affected at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the rights or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee is not assuming any obligation, and the Holders hereby waive any right they might have, to require the Trustee to attend meetings of the Board of Directors or shareholders of the Company;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture; and

                  (j) the permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.

                  SECTION 7.3 Trustee Not Responsible for Recitals, Disposition of Debt Securities or Application of Proceeds Thereof. Other than as specifically provided in the Trustee recitals to this Indenture, the recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation to any Holder as to the validity or sufficiency of this Indenture or of the Debt Securities or coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to any qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of any of the Debt Securities or of the proceeds thereof.

                  SECTION 7.4 May Hold Debt Securities; Collections, Etc. The Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and coupons with the same rights it would have if it were not the Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company or such agent and, subject to Sections 7.8 and 7.13 hereof, if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or any Authenticating Agent, any Paying Agent, any Registrar or Co-Registrar or any other agent of the Company.

                  SECTION 7.5 Moneys Held by Trustee. Subject to the provisions of Section 11.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed in writing with the Company. So long as no Default or Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time to the Company upon Company order.

                  SECTION 7.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee, the Registrar, their agents, officers and directors, and each predecessor Trustee for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee, the Registrar, their agents, officers and employees and each predecessor Trustee and to pay or reimburse the Trustee, its agents, officers and employees and each predecessor Trustee for expenses, disbursements and advances with respect to any series of Debt Securities shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Debt Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities of such series.

                  SECTION 7.7 Right of Trustee to Rely on Officers' Certificate, Etc. Subject to Sections 7.1 and 7.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

                  SECTION 7.8 Qualification of Trustee; Conflicting Interests. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                  SECTION 7.9 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which (a) shall be a corporation eligible to act as Trustee under Section 310(a)(1) of the Trust Indenture Act and Article 13 of the Negotiable Obligations Law, (b) shall have a combined capital and surplus of at least U.S.$50,000,000, and (c) shall at all times maintain a Paying Agent, Transfer Agent and Registrar in the Borough of Manhattan, The City of New York, a Co-Registrar and a Paying Agent in Buenos Aires, Argentina. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 7.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to the Debt Securities of one or more series by giving written notice of resignation to the Company and by mailing written notice thereof by first-class mail, postage prepaid, to all Holders at their last addresses as they shall appear on the Debt Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debt Security or Debt Securities for at least six months may, subject to the provisions of Section
6.12 hereof, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (b) In case at any time any of the following shall occur:

                  (i) the Trustee shall fail to comply with the provisions of
Section 7.8 hereof or Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months; or

                  (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged to be bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may vary or terminate the appointment of the Trustee with respect to all Debt Securities and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
Section 7.11 hereof, unless the Trustee's duty to resign is stayed as provided herein, any Holder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor trustee. If the Trustee has been removed and no successor trustee with respect to the Debt Securities of any series shall have been so appointed within 30 days after delivery of such instrument to the Trustee so removed, the Trustee so removed may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee with respect to the Debt Securities of such series.

                  (c) The Holders of a majority in aggregate principal amount of Outstanding Debt Securities of any series may at any time remove the Trustee and appoint a successor trustee with respect to such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 8.1 hereof of the action in that regard taken by the Holders.

                  (d) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective until the acceptance of appointment by the successor trustee as provided in Section 7.11 hereof.

                  (e) The Company or the Trustee, as the case may be, shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee to the Holders of Debt Securities of such series in the manner provided herein and in
Section 12.4. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. Each of the parties hereto shall provide to the CNV copies of all notices under this Section 7.10 addressed to, or sent by, such party with respect to the reorganization, removal or replacement of the Trustee.

                  SECTION 7.11 Acceptance of Appointment by Successor Trustee. Every successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of all of its charges then unpaid, the trustee ceasing to act shall, subject to Section
11.4 hereof, duly assign, transfer and deliver to the successor trustee all Property and moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers and trusts. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section
7.6 hereof.

                  If a successor trustee is appointed with respect to the Debt Securities of any series, the Company, the predecessor Trustee and each successor trustee with respect to the Debt Securities of such series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of such series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees or co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

                  No successor trustee shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section 7.9 hereof.

                  Upon acceptance of appointment by any successor trustee as provided in this Section 7.11, the Company shall mail written notice thereof by first-class mail, postage prepaid, to all Holders of Debt Securities of such series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Debt Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.10 hereof. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be filed at the expense of the Company.

                  SECTION 7.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified under the provisions of Section 7.8 hereof and eligible under the provisions of Section
7.9 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities, and, in case at that time any Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debt Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 7.13 Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                  SECTION 7.14 Appointment of Authenticating Agent. At any time when any of the Debt Securities of any series remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities of such series issued upon original issue and upon exchange, registration of transfer or pursuant to
Section 3.9 hereof, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                  Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time, and upon the request of the Company, terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Debt Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Debt Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                  The Company, whenever necessary to avoid or fill a vacancy in the office of the Authenticating Agent, will appoint, in the manner provided in this Section 7.14, an Authenticating Agent, so that there shall at all times be an Authenticating Agent with respect to the Debt Securities.

                  The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14.

                  If an appointment is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                  This is one of the Debt Securities of Multicanal S.A. described in the within-mentioned Indenture.

Dated:

                                      LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                           as Trustee


                                      By
                                           -----------------------------------
                                           As Authenticating Agent


                                      By
                                           -----------------------------------
                                           As Authorized Signatory



                                  ARTICLE EIGHT

                             CONCERNING THE HOLDERS
                             ----------------------

                  SECTION 8.1 Evidence of Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Holders of all series or one or more series, as the case may be, that is not required under Argentine law to be taken at a meeting of Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
7.1 and 7.2 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

                  Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a resolution or established in one or more indentures supplemental hereto, pursuant to Article Nine, a Holder, including a Depositary that is a Holder of a Global Registered Debt Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Registered Debt Security may provide its proxy or proxies to the beneficial owners of interests in any such Global Registered Debt Security through such Depositary's standing instructions and customary practices.

                  The principal amount and serial numbers of Registered Debt Securities held by any Person, and the date of holding the same, shall be proved by the Debt Security Register.

                  The principal amount and serial numbers of Bearer Debt Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Debt Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Debt Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Debt Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Debt Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Debt Security is produced, or (2) such Bearer Debt Security is produced to the Trustee by some other Person, or (3) such Bearer Debt Security is surrendered in exchange for a Registered Debt Security, or (4) such Bearer Debt Security is no longer Outstanding. The principal amount and serial numbers of Bearer Debt Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

                  If the Company shall solicit from Holders of Registered Debt Securities any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security.

                  SECTION 8.2 Proof of Execution of Instruments and of Holding of Debt Securities. Subject to Sections 7.1 and 7.2 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Registrar.

                  SECTION 8.3 Holders to Be Treated as Owners. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Debt Security shall be registered upon the Debt Security Register as the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Debt Security and for all other purposes and to the extent permitted by law neither the Company or the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

                  Title to any Bearer Debt Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee, each Paying Agent and any agent of any of them may treat the bearer of any Bearer Debt Security and the bearer of any coupon as the absolute owner of such Debt Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Debt Security or coupons be overdue, and none of the Company, the Trustee, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

                  No holder of any beneficial interest in any Global Registered Debt Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Registered Debt Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Registered Debt Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Debt Security.

                  SECTION 8.4 Debt Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Outstanding Debt Securities of any series have given any request, demand, authorization, direction, consent or waiver under this Indenture, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Subsidiary or Affiliate of the Company or such obligor shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, consent or waiver, only Debt Securities which the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Subsidiary or Affiliate of the Company or any such obligor. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debt Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons and, subject to Sections 7.1 and 7.2 hereof, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debt Securities not listed therein are Outstanding for the purpose of any such determination.

                  SECTION 8.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section
8.1 hereof, of the taking of any action by the Holders of the requisite percentage in aggregate principal amount of Debt Securities specified in this Indenture in connection with such action, any Holder of a Debt Security, the serial number of which is shown by the evidence to be included among the serial numbers of the Debt Securities the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Debt Security. Except as aforesaid, any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security. Any action taken by the Holders of the requisite percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all Debt Securities affected by such action.


                                  ARTICLE NINE

                 SUPPLEMENTAL INDENTURES AND MEETINGS OF HOLDERS
                 -----------------------------------------------

                  SECTION 9.1 Supplemental Indentures Without Vote of Holders. Without the vote of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debt Securities; or

                  (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities and any related coupons (and if such covenants are to be for the benefit of less than all series of Debt Securities stating that such covenants are being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

                  (c) to secure the Debt Securities; or

                  (d) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

                  (e) to add to or change any of the provisions of this Indenture to provide that Bearer Debt Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Registered Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Bearer Debt Securities of other authorized denominations or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

                  (f) to evidence and provide for acceptance of appointment hereunder by successor Trustees with respect to the Debt Securities of one or more series pursuant to the provisions herein; or

                  (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (g) shall not adversely affect the interests of the Holders in any material respect; or

                  (h) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and this Indenture.

                  SECTION 9.2 Supplemental Indentures with Vote of Holders. With the affirmative vote of the Holders of not less than 51% in aggregate principal amount of the Outstanding Debt Securities of any series present or represented at a meeting of such Holders of Debt Securities of such series at which a quorum is present, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture which affect such series of Debt Securities or of modifying in any manner the rights of the Holders of Debt Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of the Debt Securities of such series affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security of such series, or reduce the principal amount thereof, premium, if any, thereon or the rate of interest thereon or the requirement to pay Additional Amounts thereon;

                  (b) change the place of payment where, or the coin or currency in which, the principal of or premium, if any, or interest or Additional Amounts (if any) on any Debt Security of such series is payable;

                  (c) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (d) reduce the percentage in principal amount of the Outstanding Debt Securities of such series, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Debt Securities of such series, the Holders of which are entitled to request the calling of a meeting of Holders; or

                  (e) modifying the percentage in principal amount of the Outstanding Debt Securities of such series the consent of the Holders of which is required to waive a past Default or Event of Default.

                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt Securities of any other series.

                  It shall not be necessary for the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders shall approve the substance thereof.

                  SECTION 9.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.5, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.4 Effect of Supplemental Indentures; Notice to Holders. (a) Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  (b) The Company shall, promptly after the execution of any supplemental indenture that has been authorized by a vote of Holders pursuant to
Section 9.2 hereof, cause the Trustee to notify each Holder of the execution thereof. Such notice to the Holders shall set forth the substance of such supplemental indenture. Copies of all such supplemental indentures shall be available for inspection at the Corporate Trust Office and at the offices of the Registrar. Failure to provide such notice shall not affect the validity of such supplemental indenture.

                  SECTION 9.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 9.6 Reference in Debt Securities to Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities of such series. Failure to make the appropriate notation or to issue a new Debt Security of such series shall not affect the validity of the supplemental indenture.

                  SECTION 9.7 Meetings of Holders; Modification and Waiver. (a) The Trustee or the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Debt Securities of any series at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders of Debt Securities of such series at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Debt Securities of such series to be made, given or taken by such Holders. With respect to all matters not contemplated in this Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and in accordance with Section 12.4 hereof and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Debt Securities of any series who intend to attend a meeting of Holders of Debt Securities of such series must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.

                  (c) Except as specified in Section 6.2 hereof, decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the Debt Securities of any series at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Debt Securities of such series at the time Outstanding specified under Section 6.1 shall be required to take the actions specified in such Section; provided further, however, that the unanimous affirmative vote of the Holders of the Debt Securities of such series shall be required to adopt a valid decision on:

                  (i) changing the Stated Maturity of the principal of, or any installment of interest on any Debt Security of such series, or reducing the principal amount thereof or premium, if any, or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon;

                  (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any Debt Security of such series is payable;

                  (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (iv) reducing the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding Debt Securities of such series the Holders of which are entitled to request the calling of a meeting of Holders; or

                  (v) modifying the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of the Holders of which is required to waive a past Default or Event of Default.

                  Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Debt Securities of any series will be conclusive and binding on all Holders of Debt Securities of such series, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Debt Securities of such series, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of Debt Securities of any series shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of Debt Securities of any series shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of Debt Securities of any series shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of Debt Securities of any series shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the Debt Securities of such series at the time Outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing Debt Securities of such series at the time Outstanding; and

                  (i) the quorum for meetings called to adopt a resolution by which Holders consent to any waiver under the of Debt Securities of any series or hereunder, agree to any amendment to this Indenture or the terms and conditions of the Debt Securities of any series, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of any series by this Indenture, shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Debt Securities of any series at the time Outstanding and
         (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Debt Securities of any series at the time Outstanding.

                  No reference herein and no provision of the Debt Security or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on the Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.


                                   ARTICLE TEN

                    MERGER, CONSOLIDATION AND SALE OF ASSETS
                    ----------------------------------------

                  SECTION 10.1 Merger, Consolidation and Sale of Assets. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person, except in accordance with
Section 4.17 hereof.

                  SECTION 10.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the Properties and assets of the Company as an entirety in accordance with Section 10.1 hereof, the Company's successor corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.


                                 ARTICLE ELEVEN

                           SATISFACTION AND DISCHARGE
                         OF INDENTURE; UNCLAIMED MONEYS
                         ------------------------------

                  SECTION 11.1 Satisfaction and Discharge of Indenture. This Indenture shall, upon the Company's request, cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities herein expressly provided for and except as otherwise specifically provided in this Indenture) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                  (1) either

                  (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Debt Securities surrendered for exchange for Registered Debt Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.9 hereof, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.10 hereof, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in
Section 13.3 (other than (i) Debt Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in
Section 3.10 hereof and (ii) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 11.4 hereof) have been delivered to the Trustee for cancellation; or


                      (B) all Debt Securities of such series, and any coupons appertaining thereto, not theretofore delivered to the Trustee for cancellation have become due and payable;

and the Company has (x) paid the entire indebtedness for principal, premium, if any, interest and Additional Amounts, if any, due on the Debt Securities of such series delivered to the Trustee for cancellation and (y) irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount, in the specified currency of such Debt Securities, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, interest and Additional Amounts, if any, to the date of such deposit;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series of Debt Securities; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Debt Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article with respect to such series of Debt Securities, the obligations of the Company to the Trustee under Section 7.6 hereof, the obligations of the Company to the Principal Paying Agent and any other Paying Agent under Section
3.1 hereof, the obligations of the Company to any Authenticating Agent under
Section 7.14 hereof and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (A) of this Section 11.1, the obligations of the Trustee under Sections 11.2 and 11.4 hereof shall survive.

                  SECTION 11.2 Application of Trust Money. Subject to the provisions of Section 11.4 hereof, all money deposited with the Trustee pursuant to Section 11.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

                  SECTION 11.3 Repayment of Moneys Held by Paying Agent. The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  SECTION 11.4 Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any Debt Security and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts, as the case may be, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any Debt Security (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.


                                 ARTICLE TWELVE

                            MISCELLANEOUS PROVISIONS
                            ------------------------

                  SECTION 12.1 Incorporators, Shareholders, Officers and Directors of Company Exempt from Individual Liability. Notwithstanding the provisions of Article 34 of the Negotiable Obligations Law or otherwise, no recourse for the payment of the principal of, premium, if any, on or interest on any of the Debt Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any Debt Security, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future shareholder, officer, director, employee, Board of Directors member or controlling person, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the Holders thereof and as part of the consideration for the issuance of the Debt Securities.

                  SECTION 12.2 Provisions of Indenture for the Sole Benefit of Parties, Paying Agents and Holders. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, any Paying Agent hereunder and their successors hereunder and the Holders of the Debt Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, any Paying Agent hereunder and their successors hereunder and of the Holders of the Debt Securities.

                  SECTION 12.3 Successors and Assigns of Company Bound by Indenture. All covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 12.4 Notices, Etc., to Trustee, Co-Registrar, Principal Paying Agent, Company and Holders; Waiver. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee or Co-Registrar by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee or Co-Registrar at its Corporate Trust Office, Attention: Institutional Trust Services, or

                  (b) the Registrar shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Registrar at its principal office, currently located at [o], or

                  (c) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) upon receipt if in writing and mailed, first-class postage prepaid, to the Company addressed to it at its principal office currently located at Avalos 2057 (1431) Buenos Aires, Argentina, or at any other address previously furnished in writing to the Trustee by the Company.

                  Where this Indenture provides for notice to Holders of Registered Debt Securities of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Debt Security Register, in each case not later than the latest date and not earlier than the earliest date prescribed hereunder for the giving of such notice and, shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina, (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any series of Debt Securities is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders of Registered Debt Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Debt Securities or the sufficiency of any notice to Holders of Bearer Debt Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Registered Debt Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notification for every purpose hereunder.

                  Except as otherwise expressly provided herein or otherwise specified with respect to any Debt Securities pursuant to Section 3.1, where this Indenture provides for notice to Holders of Bearer Debt Securities of any event, such notice shall be sufficiently given to Holders of Bearer Debt Securities if published in an Authorized Newspaper and in such other city or cities as may be specified in such Debt Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

                  In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Debt Securities as provided above, then such notification to Holders of Bearer Debt Securities as shall be given in a manner satisfactory to the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Debt Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to the other Holders of Bearer Debt Securities or the sufficiency of any notice to Holders of Registered Debt Securities given as provided herein.

                  SECTION 12.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

                  Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the Officers' Certificate provided pursuant to Section 4.14) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                  Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

                  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 12.6 Payments Due on Saturdays, Sundays and Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Debt Securities) payment of principal, premium, if any, interest or Additional Amounts, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                  SECTION 12.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

                  SECTION 12.8 Governing Law. The Negotiable Obligations Law governs the requirements for the Debt Securities to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Debt Securities and the authorization of the public offering of the Program Debt Securities by the CNV. All other matters in respect of the Debt Securities and this Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with, the law of the State of New York, United States.

                  SECTION 12.9 Consent to Jurisdiction and Service of Process.
(a) The Company consents to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan, The City of New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Indenture or the Debt Securities. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Debt Securities in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by this Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with this Indenture or the Debt Securities may be instituted in any competent court in Argentina.

                  (b) The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Indenture or the Debt Securities against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Debt Securities remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

                  (c) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

                  SECTION 12.10 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 12.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 12.12 Separability. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 12.13 Purchase of Notes by the Company. The Company may at any time purchase Debt Securities in the open market, or by tender or private agreement at any price. All Debt Securities so purchased may be held for the account of the Company or may be resold by the Company or may be delivered by the Company to the Trustee for cancellation.


                                ARTICLE THIRTEEN

                          REDEMPTION OF DEBT SECURITIES
                          -----------------------------

                  SECTION 13.1 Optional Redemption. (a) If at any time subsequent to the issuance of Debt Securities of any series, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of this Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Debt Securities of such series and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of this Indenture or the Debt Securities of such series), then the Debt Securities of such series may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of the Debt Securities of such series at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  (b) In order to effect a redemption of Debt Securities of any series pursuant to clause (a) above, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debt Securities of such series then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.

                  (c) The Company may redeem all or any portion of the Debt Securities of any series, upon the terms and at the redemption prices set forth therein. Any redemption of the Debt Securities of any series at the election of the Company or otherwise shall be made pursuant to the provisions of Sections
13.2 through 13.4 hereof.

                  SECTION 13.2 Deposit of Redemption Price. On the Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 11.2) an amount of money sufficient to pay the Redemption Price of, any applicable Additional Amounts, and (except if the Redemption Date shall be an Interest Payment Date) any accrued and unpaid interest on, all the Debt Securities which are to be redeemed on that date.

                  SECTION 13.3 Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debt Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Debt Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Debt Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 4.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of coupons for such interest; provided, further, however, that installments of interest on Registered Debt Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

                  If any Bearer Debt Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Debt Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debt Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 4.2) and, unless otherwise specified as contemplated by Section 3.1, only upon presentation and surrender of those coupons.

                  If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Debt Security.

                  SECTION 13.4 Selection of Debt Securities to Be Redeemed. If fewer than all the Debt Securities of any series are to be redeemed at any time, the Trustee shall select the particular Debt Securities to be redeemed pro rata or by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Debt Security of less than U.S.$1,000 in principal amount at maturity shall be redeemed in part. The Trustee shall make the selection from outstanding Debt Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Debt Securities of such series that have denominations larger than U.S.$1,000. Debt Securities and portions of them the Trustee selects shall be in amounts of U.S.$1,000 or an integral multiple of U.S.$1,000. Provisions of this Indenture that apply to Debt Securities called for redemption also apply to portions of Debt Securities called for redemption. The Trustee shall notify the Company promptly of the Debt Securities or portions of Debt Securities to be redeemed. A new Debt Security of the same series in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debt Security.


                                ARTICLE FOURTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE
                       ----------------------------------

                  SECTION 14.1 Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by a resolution of the Board of Directors, at any time, elect to have either Section 14.2 or Section 14.3 applied to the Outstanding Debt Securities of any series upon compliance with the conditions set forth below in this Article Fourteen.

                  SECTION 14.2 Defeasance and Discharge. Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section with respect to any Debt Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Debt Securities and any related coupons on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Debt Securities and any related coupons and to have satisfied all its other obligations under such Debt Securities and any related coupons and this Indenture insofar as such Debt Securities and any related coupons are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Debt Securities and any related coupons to receive, solely from the trust fund described in Section 14.4 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, on and interest on such Debt Securities and any related coupons when such payments are due, (b) the Company's obligations with respect to such Debt Securities and any related coupons under Sections 3.5, 3.9, 3.10, 4.2 and 11.4 hereof, (c) the Company's obligations to effect a registered exchange offer or a private exchange offer, (d) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (e) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 14.2 notwithstanding the prior exercise of its option under Section 14.3.

                  SECTION 14.3 Covenant Defeasance. Upon the Company's exercise of the option provided in Section 14.1 applicable to this Section 14.3 with respect to any Debt Securities of or within a series, the Company shall be released from its obligations under any covenant contained in Sections 4.5 through 4.17 hereof, inclusive, with respect to such Debt Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and such Debt Securities and any related coupons shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document and the occurrence of an event specified in subsections 6.1(c) (with respect to clause (iii) of Section 4.17) and (d) (with respect to any covenant contained in Sections 4.5 through 4.17, inclusive) shall not be deemed to be an Event of Default, but the remainder of this Indenture and such Debt Securities and any related coupons shall be unaffected thereby.

                  SECTION 14.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 14.2 or
Section 14.3 to the Debt Securities of or within any series then Outstanding and any related coupons:

                  (a) The Company shall have irrevocably deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.9 hereof who shall agree to comply with the provisions of this Article Fourteen applicable to it) funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons,
(i) money in the specified currency of such series in an amount, or (ii) Government Obligations payable in the specified currency of such series which through the scheduled payment of principal of and premium, if any, and interest in respect thereon in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, on and each installment of interest on such outstanding Debt Securities and any related coupons on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Indenture and of such Debt Securities and any related coupons, and such amounts will be applied for such purpose, and the Company must specify whether such Debt Securities and any related coupons are being defeased to maturity or to a particular Redemption Date.

                  (b) In the case of an election under Section 14.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Debt Securities of such series and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                  (c) In the case of an election under Section 14.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel (which may be based on an Internal Revenue Service ruling), reasonably acceptable to the Trustee, to the effect that the Holders of the Outstanding Debt Securities of such series and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

                  (d) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Debt Securities of such series and any related coupons, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                  (e) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Debt Securities and any related coupons shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses
(i) or (j) of the first paragraph of Section 6.1, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (f) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 7.8 hereof and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                  (g) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound.

                  (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 14.2 or the covenant defeasance under Section 14.3 (as the case may be) have been complied with.

                  (i) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

                  SECTION 14.5 Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of
Section 11.4, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 14.5, the "Trustee") pursuant to Section 14.4 in respect of Debt Securities of any series and any related coupons shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debt Securities and any related coupons and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities and any related coupons, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Debt Securities of such series and any related coupons.

                  Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations held by it as provided in Section 14.4 hereof which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                  SECTION 14.6 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Fourteen by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and Debt Securities of any series and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or Paying Agent is permitted to apply all such money held in trust pursuant to
Section 14.5 in accordance with Section 14.2 or 14.3 hereof; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on the Debt Security of any series and any related coupons following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Debt Securities of such series and any related coupons to receive such payment from the money held by the Trustee or the Paying Agent.

                  This Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                        MULTICANAL S. A.,
                                             Company


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:

                                        LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                             Trustee, Principal Paying Agent and
                                             Co-Registrar


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:


                                        HSBC Bank Argentina S.A.,
                                             Registrar and Paying Agent


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:

Exhibit A


                         [FORM OF FACE OF DEBT SECURITY]

[If Regulation S Global Registered Debt Security - CINS Number             ]
[If Restricted Global Registered Debt Security - CUSIP Number              ]
[If Restricted Certificated Debt Security - CUSIP Number                ]

No.

                  [Include if Global Registered Debt Security -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, BANKING"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL REGISTERED DEBT SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL REGISTERED DEBT SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.9(b) OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                  [Include if Debt Security is a Restricted Global Registered Debt Security -- THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CERTIFICATE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, OR
(4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

                  BY ACCEPTANCE OF THESE DEBT SECURITIES BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THESE DEBT SECURITIES ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THESE DEBT SECURITIES SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THESE SECURITIES ONLY AS PROVIDED HEREIN AND IN THE INDENTURE.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THESE DEBT SECURITIES ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                  [Include if Debt Security is a Regulation S Global Registered Debt Security -- THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF DEBT SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.]

                  [Include if Debt Security is a Restricted Certificated Debt Security - - THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS DEBT SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR DEBT SECURITY HERETO) OR
(Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS DEBT SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) (1), (2),
(3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY) THAT IS ACQUIRING THIS DEBT SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND) THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS DEBT SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS DEBT SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS DEBT SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS DEBT SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.)

                  BY ACCEPTANCE OF THESE DEBT SECURITIES BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THESE DEBT SECURITIES ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THESE DEBT SECURITIES SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THESE DEBT SECURITIES ONLY AS PROVIDED IN THE ABOVE-REFERENCED LETTER AND IN THE INDENTURE.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THESE DEBT SECURITIES ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.]

                  [Include if Debt Security is a Certificated Debt Security -- THIS DEBT SECURITY IS A CERTIFICATED DEBT SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.]

                  [Include if Debt Security is a Temporary Global Bearer Debt Security -- THIS DEBT SECURITY IS A TEMPORARY GLOBAL BEARER DEBT SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR DEFINITIVE BEARER DEBT SECURITIES WITH COUPONS OR AN INTEREST IN A PERMANENT GLOBAL BEARER DEBT SECURITY (AS DEFINED IN THE INDENTURE REFERRED TO HEREINAFTER). THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL BEARER DEBT SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE BEARER DEBT SECURITIES OR AN INTEREST IN THE PERMANENT GLOBAL BEARER DEBT SECURITY, ARE AS SPECIFIED IN THE INDENTURE.]

                  [Include in Debt Security is a Bearer Debt Security -- ANY UNITED STATES PERSON WHO HOLDS THIS DEBT SECURITY WILL BE SUBJECT TO THE LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(A) OF THE INTERNAL REVENUE CODE.]

     MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON
      JULY 26, 1991, WITH A TERM OF DURATION EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON JULY 26, 1991 UNDER NUMBER
 5225, BOOK 109 OF VOLUME "A" OF CORPORATIONS, AND WITH DOMICILE AT
                AVALOS 2057 (1431) BUENOS AIRES, ARGENTINA)

                       DEBT SECURITIES ISSUABLE IN SERIES

No. ____
                                                                      $_________
                                                      [CUSIP] [CINS] No.

                  [Include if Debt Security is a Registered Debt Security -- Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to
[   ], or registered assigns, the nominal principal sum [indicated on Schedule A
hereof](2) [of [   ] U.S. Dollars(3) on [   ] (or on such earlier date as the
principal sum may become repayable in accordance with the terms and conditions
set forth in the Indenture), and to pay interest thereon from [   ] or from the
most recent Interest Payment Date to which interest has been paid or duly
provided for, semiannually in arrears on [   ] and [   ] of each year,
commencing [   ] at the rate of [   ]% per annum, until the principal hereof is
paid or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debt Security (or one or more
Predecessor Debt Securities) is registered at the close of business on [   ] or
[   ] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Debt Securities, may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  The principal of, premium, if any, on and interest on this Debt Security shall be payable, and the transfer of this Debt Security shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the Debt Securities shall become due, as set forth herein, such amount in U.S. dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Debt Securities as set forth herein and in the Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any Debt Security may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. dollar check drawn on a bank in The City of New York mailed to the Holders of the Debt Securities at their respective addresses set forth in the register of Holders of Debt Securities; provided further that all payments with respect to Global Debt Securities and Restricted Certificated Debt Securities the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Debt Security will remain in effect with respect to any future payments with respect to such Debt Security payable to such Person.]

                  [Include if Debt Security is a Bearer Debt Security -- Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to
[   ], or registered assigns, the nominal principal sum [indicated on Schedule A
hereof](4) [of [   ] U.S. Dollars](5) on [   ] (or on such earlier date as the
principal sum may become repayable in accordance with the terms and conditions set forth in the Indenture), and to pay interest thereon, against [presentation of this Debt Security to and endorsement of this Debt Security by the
Depositary(6)] [presentation of the relevant coupons(7)], from [   ] or from the

------------
(2)  Applicable to Global Debt Securities only.
(3)  Applicable to Restricted Certificated Debt Securities only.
(4)  Applicable to Global Debt Securities only.
(5)  Applicable to Restricted Certificated Debt Securities only.
(6)  Include in Global Bearer Debt Securities.
(7)  Include in certificated Bearer Debt Securities.

most recent Interest Payment Date to which interest has been paid or duly
provided for, semiannually in arrears on [   ] and [   ] of each year,
commencing [   ] at the rate of [   ]% per annum, until the principal hereof is
paid or duly provided for, all subject to and in accordance with the terms and conditions of the Indenture.

                  No payment of principal of, premium, if any, on and interest on this Debt Security shall be made at any office of the Company in the United States and no check in payment thereof which is mailed shall be mailed to an address in the United States, nor shall any transfer made in lieu of payment by check be made to an account maintained by the payee with a bank in the United States. Notwithstanding the foregoing, such payments may be made at an office or agency located in the Unites States if payment of the full amount so payable at each office of each Paying Agent and each other office outside the United States appointed and maintained for the purpose pursuant to the Indenture is illegal or effectively precluded because of the imposition of exchange controls or other similar restrictions on the full payment or receipt of such amount in Dollars.

                  [Include if Debt Security is a Certificated Bearer Debt Security -- The principal of, premium, if any, on and interest on this Debt Security shall be payable by check upon presentation and surrender of this Debt Security or the applicable coupon, as the case may be, at the office of a Paying Agent located outside the United States as the Company shall have appointed for the purpose pursuant to the Indenture. Such offices of the Paying Agent shall
initially be [   ], located on the date hereof at [   ], and [   ], located on
the date hereof at [   ].]

                  [Include if Debt Security is a Permanent Global Bearer Debt
Security -- The principal of, premium, if any, on and interest on this Debt Security shall be payable by check or by transfer to an account maintained by the Holder hereof against presentation and endorsement of this Debt Security and, in the case of final payment in respect of this Debt Security, the surrender hereof at the office of a Paying Agent located outside the United States as the Company shall have appointed for the purpose pursuant to the Indenture. A record of each payment made on this Debt Security, distinguishing between any payment of principal and any payment of interest, shall be made on this Debt Security by or on behalf of the Paying Agent to which this Debt Security is presented for the purpose of making such payment, and such record shall be prima facie evidence that the payment in question has been made. Such
offices of the Paying Agent shall initially be [   ], located on the date hereof
at [   ], and [   ], located on the date hereof at [   ].]

                  [Include if Debt Security is a Temporary Global Bearer Debt Security -- This Temporary Global Bearer Debt Security is exchangeable only in whole and not in part for [definitive certificated Bearer Debt Securities with coupons attached] [one or more permanent Global Bearer Debt Securities] upon request of Euroclear or Clearstream, Luxembourg, to the Trustee, only (i) on or after the Exchange Date, and (ii) upon compliance with the procedures set forth in Section 3.9 of the Indenture. Upon exchange of any portion of this Temporary Global Bearer Debt Security, the Trustee shall cause the grid attached hereto to be endorsed to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such definitive Bearer Debt Securities or of the aggregate principal amount of the permanent Global Bearer Debt Security, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except with respect to the payment of interest as described in the Indenture, until exchanged in full for definitive certificated Bearer Debt Securities or interests in a permanent Global Bearer Debt Security, this Temporary Global Bearer Debt Security shall in all respects be entitled to the same benefits under the Indenture as duly authenticated and delivered definitive certificated Bearer Debt Securities or interests in a permanent Global Bearer Debt Security.]]

                  Interest on the Debt Securities shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Debt Security has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings
on [   ], [   ], and [   ].

                  This Debt Security is issued in the English language and contains a Spanish translation of its original English text. The text of this Debt Security has been translated into Spanish by an Argentine certified translator.

                  Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        MULTICANAL S.A.


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:

                        FORM OF REVERSE OF DEBT SECURITY
                        --------------------------------


                       Debt Securities Issuable in Series


                  This Debt Security is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of Debt Securities of the Company designated as its [ ]% Debt Securities due [ ], [limited in aggregate principal amount with respect to all outstanding Program Debt Securities to U.S.$300,000,000, or its equivalent in another currency or composite currency](8) (the "Debt Securities" and each, a "Debt Security"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (herein called the "Indenture"), among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent, to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The terms of the Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Trust Indenture Act"). The Debt Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

------------
8  Applicable to Program Debt Securities only.


                  [Include if Debt Security is a Registered Debt Security -- The Debt Securities of this series shall be issuable only in registered form ("Registered Debt Securities") without coupons and, if issued other than as a
Global Debt Security, only in minimum denominations of U.S.$[   ] and integral
multiples thereof, if issued in exchange for beneficial interests in a
Regulation S Global Debt Security, and only in denominations of U.S.$[   ] and
integral multiples of U.S.$[   ] in excess thereof, if issued in exchange for
beneficial interests in a Restricted Global Debt Security.]

                  [Include if Debt Security is a Certificated Bearer Debt Security - - The Debt Securities of this series shall be issuable only in bearer form ("Bearer Debt Securities") with coupons at the time of issue attached thereto for the amount of interest due on each Payment Date, in authorized
denominations of U.S.$[   ]. Title to Bearer Debt Securities and coupons shall
pass by delivery.]

                  The Indebtedness evidenced by the Debt Securities will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the Debt Securities will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration

                  All Debt Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.1 of the Indenture. With respect to Debt Securities denominated in Dollars, in the absence of any such provisions, the Registered Debt Securities, other than Registered Debt Securities issued in global form (which may be of any denomination), shall be issuable in denominations of U.S.$1,000 and any integral multiple thereof and the Bearer Debt Securities, other than the Bearer Debt Securities issued in global form (which may be of any denomination which is an integral multiple of U.S.$1,000), shall be issuable in a denomination of U.S.$5,000, provided, however, that Restricted Certificated Debt Securities originally purchased by or transferred to Institutional Accredited Investors that are not "qualified institutional buyers" (as defined under Rule 144A under the Securities Act) other than in connection with a registered exchange or an effective shelf registration statement shall be subject to minimum denominations of U.S.$200,000 or an integral denomination of U.S.$1,000 in excess thereof. No service charge shall be made for any registration of transfer or exchange of Debt Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Payment; Paying Agents and Transfer Agent

                  The principal of, premium, if any, on and interest on the Registered Debt Securities shall be payable, and the transfer of such Registered Debt Securities will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in :Luxembourg, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered Debt Securities and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the Debt Securities will be made only against surrender of such Debt Securities at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any Debt Security may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. dollar check drawn on a bank in The City of New York mailed to the Holders of the Debt Securities at their respective addresses set forth in the Debt Securities Register provided that all payments with respect to Global Debt Securities and Restricted Certificated Debt Securities the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Debt Security will remain in effect with respect to any future payments with respect to such Debt Security payable to such Person.

                  The principal of, premium, if any, on and interest on the Bearer Debt Securities shall be payable at the specified offices of any Paying Agent located outside the United States appointed by the Company for such purpose. Payment in respect of interest on each Interest Payment Date on Bearer Debt Securities and certain Additional Amounts will be made only against surrender of the coupon relating to such Interest Payment Date. Unless otherwise specified with respect to any Debt Securities, pursuant to Section 3.1, no payment with respect to any Bearer Debt Securities will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium, if any, and interest in respect of Bearer Debt Securities payable in Dollars will be made at the office of the Principal Paying Agent in The City of New York, New York, if (but only if) payment of the full amount thereof in Dollars at all offices or agencies located outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any Debt Security and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any Debt Security (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a Debt Security is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.



Payments of Additional Amounts

         All payments by the Company in respect of the Debt Securities will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's Debt Security after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such Debt Security. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such Debt Security; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such Debt Security for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such Debt Security had been the Holder of the Debt Security and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a Debt Security, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such Debt Security.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this Debt Security.


Redemption for Tax Reasons

                  If at any time subsequent to the issuance of Debt Securities of any series, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Debt Securities of such series and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the Indenture or the Debt Securities of such series), then the Debt Securities of such series may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of the Debt Securities of such series at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  In order to effect a redemption of Debt Securities of any series pursuant to clause (a) above, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Debt Securities of such series then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.


Purchase by the Company

                  The Company may at any time purchase Debt Securities in the open market or by tender or private agreement at any price. All Debt Securities so purchased may be held for the account of the Company or may be resold by the Company or may be delivered by the Company to the Trustee for cancellation.

Certain Covenants

                  1. Limitation on Indebtedness.

                  Under the terms of the Indenture, so long as any of the Debt Securities of any series are outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to [ ] to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the Indenture, so long as any of the Debt Securities of any series are outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the Indenture and the initial series of Debt Securities issued under the Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses (I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or (B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or
(2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  3. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  4. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the Debt Securities and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the Debt Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Debt Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Debt Securities.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  5. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the Indenture, the Company will not, and will not permit any Significant Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Significant Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Significant Subsidiary (i) are at least as favorable to the Company or such Significant Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Significant Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Significant Subsidiaries or between Significant Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Significant Subsidiaries who are not employees of the Company or any Significant Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors, provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  6. Limitation on Liens

                  Under the terms of the Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the Debt Securities equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  7. Limitations on Sale and Leaseback Transactions

                  Under the terms of the Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) such transaction shall comply with the "Limitation on Asset Sales" covenant.

                  8. Limitation on Asset Sales

                  Under the terms of the Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring.

                  9. Reports to Holders

                  Under the terms of the Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  10. Consolidation, Merger and Sale of Assets

                  Under the terms of the Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) immediately after giving effect to such transaction will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction or (B) such transaction will involve another Person engaged in substantially the same line of business in Argentina; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


Events of Default

                  The following events will be defined as "Events of Default" for the Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the Debt Securities when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, on any of the Debt Securities when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the Indenture or under this Debt Security (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal when such payment is due and payable;

                  (f) one or more final judgments or orders, for the payment of money in excess of U.S.$5 million, either individually or in the aggregate for all such final judgments or orders, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the Debt Securities and, in each case, the Company shall have received written notice thereof from the Trustee at the request of any Holder of a Debt Security as to which such event shall, upon such notice, constitute an Event of Default;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the Debt Securities);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, or (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Debt Securities or the Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debt Securities then outstanding.

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the Debt Securities, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Debt Securities to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(i) or (j) above occurs with respect to the Company, the Debt Securities then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Debt Securities, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants,
(i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, on such Debt Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the Debt Securities or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Debt Securities may on behalf of the Holders of all of the Debt Securities, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities by the Indenture. However, the Trustee under the Indenture may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Debt Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Debt Securities. A Holder may not pursue any remedy with respect to the Indenture or this Debt Security unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Debt Securities make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Debt Securities do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Debt Security to receive payment of the principal of, premium, if any, on or interest on such Debt Security or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Debt Securities, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver

                  (a) The Trustee or the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Debt Securities of any series at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Debt Security to be made, given or taken by such Holders. With respect to all matters not contemplated in the Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Debt Securities who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting.

                  (c) Decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the Debt Securities of any series at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Debt Securities at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of the Debt Securities shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any Debt Security, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any Debt Security is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding Debt Securities , the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Debt Securities the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the Debt Securities of any series, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Debt Securities of any series will be conclusive and binding on all Holders of Debt Securities of such series, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Debt Securities, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of Debt Securities of any series shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of Debt Securities of any series shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of Debt Securities of any series shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of Debt Securities of any series shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the Debt Securities at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing Debt Securities at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of Debt Securities of any series consent to any waiver under the Debt Securities of any series or the Indenture, agree to any amendment to the Indenture or the terms and conditions of the Debt Securities of any series, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of any series by the Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Debt Securities of any series at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Debt Securities of any series at the time outstanding.

                  (e) Without the vote of any Holders of Debt Securities of any series, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Debt Securities of any series; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the Debt Securities of any series; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act; or

                  (v) to add to or change any of the provisions of the Indenture to provide that Bearer Debt Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Registered Debt Securities, to permit Bearer Debt Securities to be issued in exchange for Bearer Debt Securities of other authorized denominations or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Debt Securities of any series or any related coupons in any material respect; or

                  (vi) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the Indenture; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the Indenture.

                  No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this Debt Security at the times, place and rate, and in the coin or currency, herein prescribed.


Notices

                  Notices to Holders of Registered Debt Securities will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any series of Debt Securities is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Debt Securities or the sufficiency of any notice to Holders of Bearer Debt Securities given as provided. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.

                  Where the Indenture provides for notice to Holders of Bearer Debt Securities of any event, such notice shall be sufficiently given to Holders of Bearer Debt Securities if published in an Authorized Newspaper and in such other city or cities as may be specified in such Debt Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of the first such publication.

                  In case, by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Debt Securities as provided above, then such notification to Holders of Bearer Debt Securities as shall be given in a manner satisfactory to the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Debt Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to the other Holders of Bearer Debt Securities or the sufficiency of any notice to Holders of Registered Debt Securities given as provided herein.


Discharge and Defeasance

                  Under the terms of the Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to Outstanding Debt Securities of any series ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons and to have satisfied all of its obligations under such Debt Securities and any related coupons except for (i) the rights of Holders of such Debt Securities and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such Debt Securities and any related coupons when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the Debt Securities and any related coupons, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the Debt Securities and any related coupons, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding Debt Securities and any related coupons on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Debt Security and any related coupons, and such amounts will be applied for such purpose, and the Company must specify whether the Debt Securities and any related coupons are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the Debt Securities, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Debt Securities and any related coupons, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "-- Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.

No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees

                  The Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the Debt Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in this Debt Security or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Debt Securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debt Securities. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.


Governing Law and Enforceability

                  The Negotiable Obligations Law governs the requirements for the Debt Securities to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Debt Securities [and the authorization of the public offering of the Program Debt Securities by the CNV].9 All other matters in respect of the Debt Securities and the Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or this Debt Security. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the Indenture or this Debt Security in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the Indenture or this Debt Security may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or this Debt Security against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Debt Securities remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity

                  The dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Debt Security. Any amount received or recovered in currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of Debt Securities of any series in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Debt Security, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Debt Security or any other judgment or order.


Defined Terms

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Bearer Debt Security" means any Debt Security except a Registered Debt Security.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company at the Issue Date of the initial series of Debt Securities issued under the Indenture.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date of the initial series of Debt Securities issued under the Indenture or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations, in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses
(i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Certificated Debt Security" means any certificated Debt Security (other than a global Debt Security) in fully registered definitive form.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date of the initial series of Debt Securities issued under the Indenture or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any series of Debt Securities or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "coupon" means any interest coupon appertaining to a Bearer Debt Security.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

                  "Debt Security" and "Debt Securities" have the meaning set forth in the second recital of the Indenture, or, as the case may be, Debt Securities that have been authenticated and delivered under the Indenture.

                  "Debt Security Register" means the books for the exchange, registration and registration of transfer of Registered Debt Securities.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, when used with respect to the Debt Securities issuable or issued in whole or in part in the form of one or more Global Debt Securities, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the relevant series of Debt Securities.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in "Events of Default".

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Debt Security" means a Debt Security in definitive global form evidencing all or part of a series of Debt Securities that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Debt Securities represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder", "Holder of Debt Securities" or other similar terms means, in the case of a Registered Debt Security, a Person in whose name a Debt Security is registered in the Debt Security Register and, in the case of a Bearer Debt Security, means the bearer thereof and, when used with respect to any coupon, shall mean the bearer thereof.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indenture" means the Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent, as originally executed (including all exhibits and schedules hereto) or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and such term shall include, unless the context otherwise requires, the forms and terms of any series of Debt Securities established as contemplated hereunder.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Institutional Accredited Investor" means institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act).

                  "Interest Payment Date" means, with respect to any series of Debt Securities, the Stated Maturity of an installment of interest on such series of Debt Securities.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means, with respect to any series of Debt Securities, the original date of issuance and purchase of such series Debt Securities as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Debt Security, means the date on which the principal of such Debt Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding", when used with respect to any series of Debt Securities, means, as of the date of determination, all Debt Securities of such series theretofore authenticated and delivered under the Indenture, except:

                  (i) Debt Securities of such series theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Debt Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities; provided that, if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Debt Securities of such series which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance"; and

                  (iv) Debt Securities of such series which have been paid pursuant to the Indenture or in exchange for or in lieu of which other Debt Securities of such series have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities of such series owned by the Company or any other obligor upon such Debt Securities or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities of such series which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon such Debt Securities or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Debt Securities on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means, with respect to any series of Debt Securities, the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under such Debt Securities and the Indenture with respect to such Debt Securities;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (c) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to such Debt Securities, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to such Debt Securities or subordinated to such Debt Securities, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to such Debt Securities to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens existing on the Issue Date;
(ii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (iv) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (v) Liens in favor of the Company or any Subsidiary of the Company;
(vi) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (vii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (viii) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements.

                  "Permitted Subsidiary Indebtedness" means, with respect to any series of Debt Securities, the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Consolidation, Merger and Sale of Assets" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Debt Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debt Security.

                  "Principal Paying Agent" means initially the Person named as the "Principal Paying Agent" in the first paragraph of the Indenture, and any successor Principal Paying Agent.

                  "Redemption Date" means, with respect to any Debt Security, the fixed date, on which such Debt Security is to be redeemed, in whole or in part, by the Company pursuant to the terms of the Debt Security.

                  "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price at which it is to be redeemed pursuant to the terms of the Debt Security.

                  "Registered Debt Security means any Debt Security registered in the Debt Security Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" for the interest payable on any Interest Payment Date on the Debt Securities of or within any series means the date specified for that purpose as contemplated by Section 3.1 of the Indenture.

                  "Regulation S Global Registered Debt Security" shall have the meaning set forth in Section 3.6(b) of the Indenture.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Restricted Certificated Debt Security" has the meaning set forth in Section 3.6(b) of the Indenture.

                  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Debt Securities, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Debt Security on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the Indenture.

               [For Restricted Certificated Debt Securities Only]

                                 ASSIGNMENT FORM


              To assign this Debt Security, fill in the form below:

              (I) or (we) assign and transfer this Debt Security to


 -------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
             (Print or write assignee's name, address and zip code)

and irrevocably appoint _____________________ agent to transfer this Debt Security on the books of the Company. The agent may substitute another to act for him.

         Your signature:
                         -------------------------------------------------------
                                (Sign exactly as your name appears on
                                 the other side of this Debt Security)

         Date:
               ---------------------

         Signature Guarantee:(10)
                                 -----------------------------------------------

In connection with any transfer of any of the Debt Securities evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Debt Securities and the last date, if any, on which such Debt Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Debt Securities are being transferred:

CHECK ONE BOX BELOW

         (1)  [ ] to the Company; or

         (2) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (3) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

         (4) [ ] to an institutional "accredited investor" (as defined in Schedule 501(a)(1), (2), (3) or (7) under the Securities Act of
              1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

         (5) [ ] pursuant to an exemption from registration under the Securities Act provided by Rule 144 of the Securities Act of 1933; or

         (6) [ ] pursuant to an effective registration statement under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Debt Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Debt Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                        ----------------------------------------
                                        Signature



     Signature Guarantee:(11)


------------------------------------    ----------------------------------------
Signature must be guaranteed            Signature

------------
(10) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Co-Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Co-Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

(11) Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Co-Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Co-Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this Debt Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transfer is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------    ------------------------------
                                         NOTICE:   To be executed by
                                                   an executive officer

                   [TO BE ATTACHED TO GLOBAL DEBT SECURITIES]

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount at maturity of this Debt Security shall be
U.S. $        . The following increases of decreases in the principal amount at maturity of this Global Debt Security have been made:

                  Amount of decrease     Amount of increase in  Principal Amount of
                  in Principal           Principal Amount at    this Global Debt       Signature of
                  Amount at Maturity     Maturity of this       Security following     authorized officer of
Date of           of this Global Debt    Global Debt Security   such decrease          Trustee or Debt
Exchange          Security                                      or increase            Securities Custodian
--------------    --------------------   --------------------   --------------------   --------------------


--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

--------------    --------------------   --------------------   --------------------   --------------------

                                                                       EXHIBIT B



                 Form of Trustee's Certificate of Authentication

                  This is one of the Debt Securities referred to in the within-mentioned Indenture.

Dated:


                                        LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                            as Trustee



                                        By
                                            --------------------------------
                                            Authorized Officer
                                            Name:
                                            Title:

                                                                       EXHIBIT C


                          FORM OF TRANSFER CERTIFICATE
                                FOR TRANSFER FROM
                  [RESTRICTED GLOBAL REGISTERED DEBT SECURITY]
                     [RESTRICTED CERTIFICATED DEBT SECURITY]
                 TO REGULATION S GLOBAL REGISTERED DEBT SECURITY
                   (Transfers pursuant to Section 3.9 (b)(ii)
                       orss.3.9 (b)(vii) of the Indenture)

[o]
Attn:  Institutional Trust Services

           Re:  Multicanal S.A.
                U.S. $[       ] [ ]% Debt Securities (the "Debt Securities")
                ------------------------------------------------------------


                  Reference is hereby made to the Indenture, dated as of [ ], 2004 (the "Indenture"), among Multicanal S.A., as Issuer, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to U.S. $[   ] aggregate principal amount
at maturity of Debt Securities which are held in the form of [a Restricted
Global Debt Security (CUSIP No. [   ]) with the Depositary] [a Restricted
Certificated Debt Security (CUSIP No. [   ])] in the name of [name of
transferor] (the "Transferor") to effect the transfer of the Debt Securities in exchange for an equivalent beneficial interest in the Regulation S Global Debt
Security (CINS No. [   ]).

                  In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Debt Securities and:

                  (i) with respect to transfers made in reliance on Regulation S under the Securities Act, does certify that:

1.   the offer of the Debt Securities was not made to a person in the United
     States;

2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act certify that the Debt Securities being transferred are not a "restricted security" as defined in Rule 144 under the Securities Act and that such Debt Securities are being transferred in a transaction permitted by Rule 144 under the Securities Act.

                  You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the Securities Act.

                                        [Name of Transferor]


                                        by


                                        --------------------------------
                                        Name:
                                        Title:

Date:

cc.  Multicanal S.A.
     Avalos 2057
     (1431) Buenos Aires
     Argentina
     Attn: [Director of Finance and Administration]

                                                                       EXHIBIT D



                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
               FROM [REGULATION S GLOBAL REGISTERED DEBT SECURITY]
                     [RESTRICTED CERTIFICATED DEBT SECURITY]
                  TO RESTRICTED GLOBAL REGISTERED DEBT SECURITY
                   (Transfers pursuant to Section 3.9(b)(iii)
                         or 3.9(b)(vi) of the Indenture)

[o]
Attn:  Institutional Trust Services

           Re:  Multicanal S.A.
                U.S. $[       ] [ ]% Debt Securities (the "Debt Securities")
                ------------------------------------------------------------

                  Reference is hereby made to the Indenture, dated as of [ ], 2004 (the "Indenture"), among Multicanal S.A., as Issuer, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

                  This letter relates to U.S. $[   ] aggregate principal amount
at maturity of Debt Securities which are held in the form of [a Regulation S
Global Debt Security (CINS No. [   ]) with the Depositary] [a Restricted
Certificated Debt Security (CUSIP No. [   ])] in the name of [name of
transferor] (the "Transferor") to effect the transfer of the Debt Securities in exchange for an equivalent beneficial interest in the Restricted Global Debt
Security (CUSIP No. [   ]).

                  In connection with such request, and in respect of such Debt Securities, the Transferor does hereby certify that such transfer has been effected in a transaction meeting the requirements of Rule 144A under the Securities Act and (ii) to a transferee that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, acquiring the Debt Securities for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.


                                        [Name of Transferor]

                                        by



                                        --------------------------------
                                        Name:
                                        Title:



Dated:

cc.  Multicanal S.A.
     Avalos 2057
     (1431) Buenos Aires
     Argentina
     Attn: [Director of Finance and Administration]

                                                                     EXHIBIT E-I



                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM [RESTRICTED GLOBAL REGISTERED DEBT SECURITY]
                 [REGULATION S GLOBAL REGISTERED DEBT SECURITY]
                     [RESTRICTED CERTIFICATED DEBT SECURITY]
                    TO RESTRICTED CERTIFICATED DEBT SECURITY
                    (Transfers pursuant to Section 3.9(b)(iv)
                        orss.3.9(b)(v) of the Indenture)

[o]
Attn:  Institutional Trust Services

           Re:  Multicanal S.A. U.S. $[  ]% Debt Securities (the "Debt
                Securities")
                ------------------------------------------------------

                  Reference is hereby made to the Indenture, dated as of [o] (the "Indenture"), among Multicanal S.A., as Issuer, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.


                  This letter relates to U.S. $[ ] aggregate principal amount at maturity of Debt Securities which are held in the form of the [Restricted Global
Debt Security (CUSIP No. [     ]) with the Depositary] [Regulation S Global Debt
Security (CINS No. [     ]) with the Depositary] [Restricted Certificated Debt
Security (CUSIP No. [     ])] in the name of [name of transferor] (the
"Transferor") to effect the transfer of the Debt Securities in exchange for a
Restricted Certificated Debt Security (CUSIP No. [     ])having such aggregate
principal amount at maturity.

                  In connection with such request, and in respect of such Debt Securities the Transferor does hereby certify that such Debt Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Debt Securities and (ii) to a transferee that the Transferor reasonably believes is an institutional "accredited investor" (as defined in Rule 501 (a)
(1), (2), (3) or (7) of Regulation D under the Securities Act) and is acquiring at least U.S.$200,000 principal amount of Debt Securities for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                        [Name of Transferor]



                                        by



                                        --------------------------------
                                        Name:
                                        Title:



Date:

cc.  Multicanal S.A.
     Avalos 2057
     (1431) Buenos Aires
     Argentina
     Attn: [Director of Finance and Administration]

                                                                    EXHIBIT E-II



                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                FROM [RESTRICTED GLOBAL REGISTERED DEBT SECURITY]
                 [REGULATION S GLOBAL REGISTERED DEBT SECURITY]
                   [RESTRICTED CERTIFICATED DEBT SECURITY] TO
                      RESTRICTED CERTIFICATED DEBT SECURITY
                    (Transfers pursuant to Section 3.9(b)(iv)
                        andss.3.9(b)(v) of the Indenture)

[o]
Attn:  Institutional Trust Services

           Re:  Multicanal S.A.
                U.S. $[    ] [  ]% Debt Securities (the "Debt Securities")
                ----------------------------------------------------------

                  Reference is hereby made to the Indenture, dated as of [o] (the "Indenture"), among Multicanal S.A., as Issuer, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.


                  This letter relates to U.S.$[   ] aggregate principal amount
at maturity of Debt Securities which are held in the form of the [Restricted
Global Debt Security (CUSIP No. [     ]) with the Depositary] [Regulation S
Global Debt Security (CINS No. [     ]) with the Depositary] [Restricted
Certificated Debt Security (CUSIP No. [     ])] in the name of [name of
transferor] (the "Transferor") to effect the transfer of the Debt Securities in
exchange for a Restricted Certificated Debt Security (CUSIP No. [     ]) having
such aggregate principal amount at maturity to the undersigned.

                  In connection with such request, and in respect of such Debt Securities, we confirm that:

1. We understand that the Debt Securities have not been and will not be registered under the Securities Act, and are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act.

2. We are a corporation, partnership or other entity having such knowledge and experience in financial and business flatters as to be capable of evaluating the merits and risks of an investment in the Debt Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, able to bear the economic risk of our proposed investment in the Debt Securities.

3. We are acquiring the Debt Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Debt Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

4. We are, and each account (if any) for which we are purchasing Debt Securities is, purchasing Debt Securities having an aggregate principal amount of not less than U.S.$200,000.

5. We understand that (a) the Debt Securities will be delivered to us in registered form only and that the certificate delivered to us in respect of the Debt Securities will bear a legend substantially to the following effect:

                  THIS DEBT SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS DEBT SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS DEBT SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE THIRD ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR DEBT SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS DEBT SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS DEBT SECURITY) THAT IS ACQUIRING THIS DEBT SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO THIS DEBT SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS DEBT SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS DEBT SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS DEBT SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS DEBT SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (O)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

and (b) such certificates will be reissued without the foregoing legend only in accordance with the terms of the Indenture.

6. We agree that in the event that at some future time we wish to dispose of any of the Debt Securities, we will not do so unless:

(a) the Debt Securities are sold to the Issuer or any Subsidiary thereof;

(b) the Debt Securities are sold to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

(c) the Debt Securities are sold to an institutional accredited investor, as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act, acquiring at least U.S.$200,000 principal amount of the Debt Securities that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Debt Securities (the form of which letter can be obtained from such Trustee);

(d) the Debt Securities are sold outside the United States in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act;

(e) the Debt Securities are sold by us pursuant to Rule 144 under the Securities Act; or

(f) the Debt Securities are sold pursuant to an effective registration statement under the Securities Act.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Date:

cc.  Multicanal S.A.
     Avalos 2057
     (1431) Buenos Aires
     Argentina
     Attn: [Director of Finance and Administration]

                                                                     EXHIBIT F-I



                       FORM OF CERTIFICATE TO BE GIVEN BY
                   PERSON ENTITLED TO RECEIVE BEARER SECURITY
                       OR TO OBTAIN INTEREST PAYABLE PRIOR
                              TO THE EXCHANGE DATE

                                   CERTIFICATE

                     [Insert title or sufficient description
                       of Debt Securities to be delivered]

                  This is to certify that as of the date hereof, and except as set forth below, the above-captioned Debt Securities held by you for our account
(i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations
Section 2.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Multicanal S.A. or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A),
(B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.1 63-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Debt Securities held by you for our account in accordance with your Operating Procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

                  This certificate excepts and does not relate to U.S.$[ ] of such interest in the above-captioned Debt Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a permanent Global Security or an exchange for and delivery of definitive Debt Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.

                  We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commended or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange
Date, as applicable]

                                        [Name of Person Making Certification]



                                        -----------------------------------
                                              (Authorized Signatory)
                                              Name:
                                              Title:

                                                                    EXHIBIT F-II



                FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR AND
                           CLEARSTREAM, LUXEMBOURG IN
                 CONNECTION WITH THE EXCHANGE OF A PORTION OF A
           TEMPORARY GLOBAL BEARER DEBT SECURITY OR TO OBTAIN INTEREST
                       PAYABLE PRIOR TO THE EXCHANGE DATE

                                   CERTIFICATE

                     [Insert title or sufficient description
                       of Debt Securities to be delivered]

                  This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially in the form attached hereto, as of the date hereof, U.S.$[ ] principal amount of the above-captioned Debt Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust income of which is subject to United States federal income taxation regardless of its source ("United States person(s)"),
(ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as "financial institutions") purchasing for their own account or for resale, or (b) United States person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Multicanal S.A. or its agent that such financial institution will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

                  As used herein, "United States" means the United States of America (including the states and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

                  We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Debt Security representing the above-captioned Debt Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our Member Organizations or the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

                  We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

                                        [Euroclear Bank S.A./N.V., as
                                        Operator of the Euroclear System]
                                        [Clearstream Banking, societe anonyme]
                                        [Depository Trust Company]




                                        -----------------------------------
                                              (Authorized Signatory)
                                              Name:
                                              Title:

                                MULTICANAL S.A.,
                                  the Company,


                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                             Trustee, Co-Registrar,
                        Principal Paying Agent and Bank,


                                       and


                            HSBC Bank Argentina S.A.,
                           Registrar and Paying Agent



--------------------------------------------------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE
                              Dated as of [ ], 2004


                                  to INDENTURE
                              Dated as of [ ], 2004


                                   Relating to


                              Step-Up 10-Year Notes



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                   ARTICLE ONE

                                   DEFINITIONS
                                   -----------

SECTION 1.1  Definitions.......................................................2
SECTION 1.2  Certain Conventions...............................................4

                                   ARTICLE TWO

                                   NOTE FORMS
                                   ----------

SECTION 2.1  Form of Step-Up Notes.............................................4
SECTION 2.2  Denominations.....................................................4

                                  ARTICLE THREE

                                THE STEP-UP NOTES
                                -----------------

SECTION 3.1  Maximum Aggregate Principal Amount, Title and Terms...............4
SECTION 3.2  Global Notes in Registered Form...................................5
SECTION 3.3  Exchanges.........................................................6
SECTION 3.4  Further Issues of Step-Up Notes...................................6
SECTION 3.5  Waiver and Release................................................6

                                  ARTICLE FOUR

                                    COVENANTS
                                    ---------

SECTION 4.1  Payment of Principal, Premium, if any, and Interest...............7
SECTION 4.2  Limitation on Transactions with Shareholders and Affiliates.......7
SECTION 4.3  Limitation on Asset Sales.........................................8
SECTION 4.4  Consolidation, Merger and Sale of Assets..........................8

                                  ARTICLE FIVE

                          10-YEAR NOTES RESERVE ACCOUNT
                          -----------------------------

SECTION 5.1  Grant of Security Interest........................................9
SECTION 5.2  Terms of 10-Year Notes Reserve Account............................9
SECTION 5.3  Release of Monies from 10-Year Notes Reserve Account.............10
SECTION 5.4  Representation, Warranties and Covenants Specific to
             10-Year Notes Reserve Account....................................10

                                   ARTICLE SIX

                                OTHER AMENDMENTS
                                ----------------

SECTION 6.1   Acceleration of Maturity; Rescission and Annulment..............11
SECTION 6.2   Meetings of Holders; Modification and Waiver....................13

                                  ARTICLE SEVEN

                                  MISCELLANEOUS
                                  -------------

SECTION 7.1  Supplemental Indenture...........................................16
SECTION 7.2  Responsibility of the Trustee....................................16
SECTION 7.3  Compensation and Indemnification of Trustee
             and It's Prior Claim.............................................16
SECTION 7.4  Governing Law....................................................17
SECTION 7.5  Separability.....................................................17
SECTION 7.6  Counterparts.....................................................17


                                    EXHIBITS

Exhibit A  Form of Regulation S Global Note

Exhibit B  Form of Restricted Global Note

                  THIS FIRST SUPPLEMENTAL INDENTURE, dated as of [ ], 2004 (this "First Supplemental Indenture"), is among Multicanal S.A., a sociedad anonima organized, existing and incorporated in the City of Buenos Aires, Republic of Argentina ("Argentina") under the laws of Argentina on July 26, 1991, with a term of duration expiring on July 27, 2090, and registered with the Public Registry of Commerce on July 26, 1991, under number 5225, Book 109 of Volume "A" of corporations, having its principal executive offices at Avalos 2057, (1431) Buenos Aires, Argentina (the "Company"), Law Debenture Trust Company of New York, a New York banking corporation, as Trustee for the benefit of the Holders (the "Trustee"), Co-Registrar (the "Co-Registrar") and Principal Paying Agent (the "Principal Paying Agent") and in its individual capacity for the purposes of Article five hereto (the "Bank"), and HSBC Bank Argentina S.A., a sociedad anonima duly organized and existing under the laws of Argentina, as Registrar (the "Registrar") and Paying Agent (the "Paying Agent"), under the Indenture, dated as of [ ], 2004, among the Company, the Trustee, the Co-Registrar, the Principal Paying Agent, the Registrar and the Paying Agent (the "Indenture," as supplemented and amended by this First Supplemental Indenture, the "10-Year Notes Indenture"). All terms not defined herein shall have the meanings assigned to them in the Indenture.

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's Debt Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, up to U.S.$300,000,000 aggregate principal amount, or its equivalent in another currency or composite currency, of Debt Securities that constituted Program Debt Securities and without limitation on the aggregate principal amount of Debt Securities that constitute Private Notes, which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, Section 3.1 of the Indenture provides for the issuance from time to time of Program Debt Securities of the Company, issuable for the purpose and subject to the limitations contained in the Indenture. The Company has duly authorized the creation of a series of its Program Debt Securities, with an aggregate principal amount of up to U.S.$[o], to be known as its Step-Up 10-Year Notes (the "Step-Up Notes"). The Step-Up Notes shall be issued with the form and substance, and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture; all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Step-Up Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

                  NOW THEREFORE, WITNESSETH that, for and in consideration of the premises and the purchase and acceptance of the Step-Up Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Step-Up Notes and the terms, provisions and conditions thereof, it is mutually covenanted and agreed, for the benefit of all Holders from time to time of the Step-Up Notes, as follows:

                                   ARTICLE ONE

                                   DEFINITIONS
                                   -----------

                  SECTION 1.1 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "7-Year Notes Indenture" means the Indenture, as supplemented and amended by the Second Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" has the meaning set forth in the first paragraph of this First Supplemental Indenture.

                  "10-Year Notes Reserve Account" has the meaning set forth in
Section 5.1.

                  "APE Solicitation" means the Company's solicitation from holders of (i) its 9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Series E Notes due 2009, Series C 10 1/2% Notes due 2018 and Series J Floating Rate Notes due 2003, subject to certain eligibility requirements, and (ii) other financial indebtedness of consents to execute an acuerdo preventivo extrajudicial (the "APE").

                  "Bank" has the meaning set forth in the first paragraph of this First Supplemental Indenture.

                  "Company" has the meaning set forth in the first paragraph of this First Supplemental Indenture.


                  "Global Notes" has the meaning set forth in Section 3.2(b).

                  "Interest Payment Date" means in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the date of original issuance of the Step-Up Notes.

                  "Permitted Lien" means (i) Liens on the 10-Year Notes Reserve Account and on the reserve account established on or about the date hereof for the benefit of the holders of 7-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the Section 4.6 of the Indenture, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company;
(vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements.

                  "PORTAL" means The PortalSM Market, a subsidiary of The Nasdaq Stock Market, Inc.

                  "Regular Record Date" means the close of business in New York on the fifteenth (15th) day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Regulation S Global Notes" has the meaning set forth in
Section 3.2(a).

                  "Restricted Global Notes" has the meaning set forth in Section 3.2(b).

                  "Step-Up Notes" has the meaning set forth in the recitals to this First Supplemental Indenture.

                  "UCC" means the Uniform Commercial Code in effect from time to time in the State of New York.

                  SECTION 1.2 Certain Conventions. Unless the context otherwise requires:

                  (a) unless defined herein, a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                  (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture; and

                  (e) headings are for convenience of reference only and do not affect interpretation.

                                   ARTICLE TWO

                                   NOTE FORMS
                                   ----------

                  SECTION 2.1 Form of Step-Up Notes. Each Step-Up Note shall be substantially in the form set forth in Exhibit A or Exhibit B hereto, as applicable, and contain the terms and provisions provided for therein and incorporated by reference herein which shall for all purposes relevant to the Step-Up Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture. If any provision of the Indenture or of this First Supplemental Indenture limits, qualifies, or conflicts with any term or provision of the Step-Up Notes, such provision in the Step-Up Notes shall control.

                  SECTION 2.2 Denominations. The Step-Up Notes shall be issued only in fully registered form, without coupons, in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof.

                                  ARTICLE THREE

                                THE STEP-UP NOTES
                                -----------------

                  SECTION 3.1 Maximum Aggregate Principal Amount, Title and Terms. (a) The Step-Up Notes shall constitute a series of Debt Securities that are Program Debt Securities of the Company, having an initial aggregate principal amount of up to U.S.$[o]. Upon receipt of a written order of the Company for the authentication and delivery of the Step-Up Notes and satisfaction of the requirements of Section 3.2 of the Indenture, the Trustee shall authenticate Step-Up Notes for original issuance in an aggregate principal amount not to exceed U.S.$[o].

                  (b) The Step-Up Notes shall bear interest on the outstanding principal amount from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date on which the Company's APE is granted Court Approval] (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date for which interest has been paid or duly provided for, at an interest rate of 2.5% per annum from December 10, 2003 to (but excluding) [the fourth anniversary of the issue date], 3.5% per annum from [the fourth anniversary of the issue date] to (but excluding) [the eighth anniversary of the issue date] and 4.5% per annum from [the eighth anniversary of the issue date] to (but excluding) [the maturity date]. Interest on the Step-Up Notes will be payable semi-annually in arrears on [ ] and [ ] of each year, commencing [ ], 2004 [on the date these Notes are delivered to holders pursuant to the Company's APE] to the person in whose name such Step-Up Note (or any predecessor Step-Up Note) is registered at the close of business in The City of New York on the immediately preceding Regular Record Date.

                  (c) Each Step-Up Note and the Trustee's certificates of authentication thereon shall be substantially in the forms set forth in Exhibit A or Exhibit B hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture and the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with this First Supplemental Indenture or the Indenture, as may be required to comply with any applicable law or rule or regulation, this First Supplemental Indenture, the Indenture, any rule of any securities exchange on which the Step-Up Notes may be listed, or of any Governmental Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such Step-Up Notes, as evidenced by their execution of the Step-Up Notes.

                  SECTION 3.2 Global Notes in Registered Form. (a) Step-Up Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act, or in reliance on any exemption available under Section 3 of the Securities Act, shall be issued initially in the form of one or more permanent global Step-Up Notes in fully registered form without interest coupons substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (the "Regulation S Global Notes"), which shall be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC, for credit to their respective accounts (or to such accounts as they may direct) of Euroclear or Clearstream, Luxembourg.

                  (b) Step-Up Notes offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Step-Up Notes in fully registered form without interest coupons substantially in the form of Exhibit B hereto (the "Restricted Global Notes," and together with the Regulation S Global Notes, the "Global Notes"), and shall be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC. The Restricted Global Notes (and any certificated Step-Up Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indenture and shall bear the legend regarding such restrictions set forth in Exhibit B. Application shall be made to make the Restricted Global Notes eligible for trading in PORTAL.

                  (c) As described in the Indenture, owners of beneficial interests in a Regulation S Global Note or a Restricted Global Note may receive physical delivery of certificated Step-Up Notes only in the limited circumstances described therein. The Step-Up Notes are not issuable in bearer form.

                  SECTION 3.3 Exchanges. (a) In the event that a Global Note is exchanged for certificated Step-Up Notes pursuant to Section 3.6(b) of the Indenture, such Step-Up Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (vii) of Section 3.9(b) of the Indenture (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) If Step-Up Notes are issued upon the registration of, transfer, exchange or replacement of Step-Up Notes bearing the restricted securities legend set forth in Exhibit A or Exhibit B hereto, or if a request is made to remove such restricted securities legend on the Step-Up Notes, the Step-Up Notes so issued shall bear the restricted securities legend, or the restricted securities legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof will not violate the registration and prospectus delivery requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver Step-Up Notes that do not bear the legend.

                  SECTION 3.4 Further Issues of Step-Up Notes. The Company may from time to time without the consent of the Holders create and issue further notes, bonds or debentures having the same terms and conditions as the Step-Up Notes in all respects (or in all respects except for payment of interest scheduled and paid prior to such time), so that such further issue may be consolidated and form a single series with the outstanding Step-Up Notes.

                  SECTION 3.5 Waiver and Release. As part of the consideration for issuance of the Step-Up Notes, each Holder of Step-Up Notes, by accepting the Step-Up Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003, as the same may have been amended.

                                  ARTICLE FOUR

                                    COVENANTS
                                    ---------

                  SECTION 4.1 Payment of Principal, Premium, if any, and Interest. Principal of, premium, if any, and interest on the Step-Up Notes will be payable, and the transfer of Step-Up Notes will be registrable, at the office of the Paying Agent maintained for such purpose in the Borough of Manhattan, The City of New York, which will initially be the office of the Trustee, and at the office of each Paying Agent or Transfer Agent, as applicable.

                  SECTION 4.2 Limitation on Transactions with Shareholders and Affiliates. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:

                            "SECTION 4.10 Limitation on Transactions with Shareholders and Affiliates. Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                           The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or
         (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination."

                  SECTION 4.3 Limitation on Asset Sales. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 4.13 Limitation on Asset Sales. Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation."

                  SECTION 4.4 Consolidation, Merger and Sale of Assets. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section
4.17 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 4.17 Consolidation, Merger and Sale of Assets. Under the terms of the 10-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 10-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, multi-channel multi-point distribution system ("MMDS"), broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with."

                                  ARTICLE FIVE

                          10-YEAR NOTES RESERVE ACCOUNT
                          -----------------------------

                  SECTION 5.1 Grant of Security Interest. (a) As collateral security for the full and prompt payment or performance when due of all of the interest obligations of the Company on each Interest Payment Date for the Step-Up Notes, the Company will establish with the Bank an account (the "10-Year Notes Reserve Account") and hereby grants to the Trustee a continuing first-priority Lien (which constitutes a Permitted Lien) upon and security interest in, and pledges and assigns to the Trustee all of the right, title and interest in and to the 10-Year Notes Reserve Account and all proceeds, income, and profits thereof. Until satisfaction and discharge of the 10-Year Notes Indenture with respect to the Step-Up Notes pursuant to Article 11 of the Indenture, the 10-Year Notes Reserve Account shall be maintained with and managed by the Bank, and the Bank shall act with respect thereto only in accordance with this First Supplemental Indenture.

                  SECTION 5.2 Terms of 10-Year Notes Reserve Account. (a) Until satisfaction and discharge of the 10-Year Notes Indenture with respect to the Step-Up Notes pursuant to Article 11 of the Indenture, the 10-Year Notes Reserve Account established by the Company with the Bank shall be held in the name "Multicanal S.A., subject to the lien and security interest in favor of Law Debenture Trust Company of New York, as "Trustee" for the Step-Up Notes" (or in the event a successor Trustee is appointed under the 10-Year Notes Indenture, a similar account shall be established consistently showing the name of such Trustee), which account shall be under the sole control of the Trustee in accordance with this First Supplemental Indenture. The Bank shall at all times listen to instructions (within the meaning of 9-104 of the UCC) or entitlement orders (within the meaning of 8-106 of the UCC) without further consent of the Company.

                  (b) The Company shall have no right under the terms of the 10-Year Notes Reserve Account, so long as any Step-Up Note is Outstanding, to withdraw or instruct any Person to withdraw on its behalf any money from the 10-Year Notes Reserve Account. No passbook, certificate of deposit or other similar instrument evidencing the 10-Year Notes Reserve Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the 10-Year Notes Reserve Account. All right, title and interest in and to any proceeds, income and profits of the 10-Year Notes Reserve Account shall vest in the Trustee and shall constitute part of the 10-Year Notes Reserve Account. The Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of any deposit as aforesaid a first-priority Lien (subject to Permitted Liens) on such deposit for the benefit of the Trustee.

                  (c) The Bank shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the 10-Year Notes Reserve Account to satisfy obligations of the Company to the Trustee.

                  (d) The Bank shall hold monies deposited in the 10-Year Notes Reserve Account in trust for the Trustee and shall not commingle such amounts with any other amounts held on behalf of any other Person.

                  (e) The Bank agrees that the 10-Year Notes Reserve Account shall be a non-interest-bearing trust account of the type customarily maintained by the Bank for institutional customers. Such funds shall be invested at the written direction of the Company in Cash Equvilents. The Trustee shall not have any responsibility to the Company or the Holders of Step-Up Notes for any losses arising in respect of such investments of the amounts on deposit in the 10-Year Notes Reserve Account, except to the extent that such loss or liability arises from the Trustee's negligence or willful misconduct.

                  SECTION 5.3 Release of Monies from 10-Year Notes Reserve Account. (a) To the extent that monies in the 10-Year Notes Reserve Account exceed an amount equal to the next 12 months of interest payments on the Step-Up Notes and so long as no Event of Default has occurred and is continuing, the Trustee shall release such monies to the Company in accordance with the Company's instructions to the Trustee specified in an Officers' Certificate.

                  (b) To the extent that any monies in the 10-Year Notes Reserve Account remain following the satisfaction and discharge of the 10-Year Notes Indenture with respect to the Step-Up Notes, the Trustee shall release such monies to the Company in accordance with the Company's instructions to the Trustee specified in an Officers' Certificate.

                  (c) In the event the Company fails to make an interest payment (in part or in full) on the Step-Up Notes as required herein, the Trustee shall apply any monies held by it in the 10-Year Notes Reserve Account to the satisfaction of such unpaid interest obligations. Such application by the Trustee will not give rise to an Event of Default under the Step-Up Notes.

                  (d) If an Event of Default has occurred and is continuing under the 10-Year Notes Indenture or the Step-Up Notes, the Trustee shall apply any monies held by it in the 10-Year Notes Reserve Account to the satisfaction of any unpaid interest obligations of the Company under the Step-Up Notes.

                  SECTION 5.4 Representation, Warranties and Covenants Specific to 10-Year Notes Reserve Account. The Company represents, warrants and covenants that the Lien on the 10-Year Notes Reserve Account granted pursuant to Section
5.1 is and will be a valid, binding and enforceable Lien and security interest, securing the Company's interest obligations on each Interest Payment Date for the Step-Up Notes, ranking prior and superior to all other Liens thereon (other than Permitted Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-priority Lien (subject to Permitted Liens) in the 10-Year Notes Reserve Account, and to allow the Trustee to exercise its rights, remedies, power and privileges to or with respect to the 10-Year Notes Reserve Account. The Company represents and warrants that as of the date of the establishment of the 10-Year Notes
Reserve Account, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-priority of such Lien (subject to Permitted Liens) and security interest have been duly made or taken. The Company agrees that at any time upon the reasonable request of the Trustee, the Company will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.


                                   ARTICLE SIX

                                OTHER AMENDMENTS
                                ----------------

                  SECTION 6.1 Acceleration of Maturity; Rescission and Annulment. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section 6.2 of the Indenture is hereby amended to read in its entirety as follows:

                               "SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in paragraph (i) or paragraph (j) in Section 6.1 of the Indenture that occurs with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Step-Up Notes at the time Outstanding may, and the Trustee at the request of such Holders shall, declare the Step-Up Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders (the "Acceleration Notice")), and upon any such declaration 100% of the principal amount thereof and any accrued and unpaid interest thereon shall become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in paragraph (e) in Section 6.1 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to paragraph (e) in Section
           6.1 of the Indenture shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in paragraphs
           (i) or (j) in Section 6.1 of the Indenture occurs with respect to the Company, the Step-Up Notes then Outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

                               At any time after a declaration of acceleration with respect to Step-Up Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section 6.2 of the Indenture provided, a decision made by the affirmative vote of the Holders of at least a majority in aggregate principal amount of the Step-Up Notes at the time Outstanding may, by written notice to the Company and to the Trustee, rescind and annul such declaration and its consequences if:

                  (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                                    (i) all overdue interest on all Outstanding
                  10-Year Notes,

                                    (ii) the principal of, premium, if any, on
                  or Additional Amounts, if any, on any 10-Year Notes which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such 10-Year Notes,

                                    (iii) interest upon overdue interest at the
                  rate provided by such 10-Year Notes, and

                                    (iv) all sums paid or advanced by the
                  Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (b) all existing Events of Default with respect to Step-Up Notes, other than the non-payment of the principal of or premium, if any, interest and Additional Amounts, if any, on Step-Up Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
                  Section 6.10 of the Indenture; and

                  (c) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction.

                     No such rescission shall affect any subsequent default or impair any right consequent thereon.

                     The Holders of at least a majority in aggregate principal amount of the outstanding Step-Up Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 10-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the Step-Up Notes or in respect of a covenant or provision of the 10-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Step-Up Note affected.

                     The foregoing provisions shall be without prejudice to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any Step-Up Note, the case may be. The right of any individual Holder to initiate such action against the Company in connection with any Step-Up Note that is a Program Debt Security complies with Article 29 of the Negotiable Obligations Law."

                     SECTION 6.2 Meetings of Holders; Modification and Waiver. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section
9.7 of the Indenture is hereby amended to in its entirety as follows:

                               "SECTION 9.7 Meetings of Holders; Modification and Waiver. (a) The Trustee or the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Step-Up Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Step-Up Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 10-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                               (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Step Up Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                               (c) Except as specified in Section 6.2 hereof, decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the Step-Up Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Step-Up Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of Step-Up Notes shall be required to adopt a valid decision on:

                               (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any Step-Up Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon, or releasing any amounts held in the Reserve Accounts;

                               (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any Step-Up Note is payable;

                               (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
           Date);

                               (iv) reducing the percentage in principal amount of the outstanding Step-Up Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

                               (v) modifying the percentage in principal amount of the Step-Up Notes, the consent of Holders which is required to waive a past Default or Event of Default.

                               Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Step-Up Notes will be conclusive and binding on all Holders of Step-Up Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Step-Up Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                               (d) Meetings of the Holders of Step-Up Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of Step-Up Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of Step-Up Notes of any series shall be as follows:

                               (i) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing Step-Up Notes at the time outstanding; and

                               (ii) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes consent to any waiver under the Step-Up Notes or the 10-Year Notes Indenture, agree to any amendment to the 10-Year Notes Indenture or the terms and conditions of the Step-Up Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Step-Up Notes by the 10-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Step-Up Notes at the time outstanding.

                               (e) Without the vote of any Holders of Step-Up Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 10-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                               (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 10-Year Notes Indenture and in the Step-Up Notes; or

                               (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                               (iii) to secure the Step-Up Notes; or

                               (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 10-Year Notes Indenture under the Trust Indenture Act; or

                               (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 10-Year Notes Indenture; or

                               (vi) to evidence any further issue of notes having terms and conditions the same as those of the Step-Up Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the Step-Up Notes; or

                               (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 10-Year Notes Indenture which shall not be inconsistent with the provisions of the 10-Year Notes Indenture, provided that such action pursuant to this clause
           (vii) shall not adversely affect the interests of the Holders in any material respect; or

                               (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 10-Year Notes Indenture.

                               No reference herein to the 10-Year Notes
           Indenture and no provision of this Step-Up Note or of the 10-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this Step-Up Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                  ARTICLE SEVEN


                                  MISCELLANEOUS
                                  -------------

                  SECTION 7.1 Supplemental Indenture. Under this First Supplemental Indenture and in accordance with the terms and provisions of the Step-Up Notes, the Indenture, as supplemented by and, in the case of Sections 1.1, 2.1, 2.2, 3.1, 3.6(b), 3.9(b)(viii), 3.9(c), 4.1, 4.10, 4.13, 4.17, 6.2,
7.6 and 9.7 as amended by Sections 1.1, 2.1, 2.2, 3.1, 3.2, 3.3(a), 3.3(b), 4.1,
4.2, 4.3, 4.4, 6.1, 7.3 and 6.2 respectively, of this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                  SECTION 7.2 Responsibility of the Trustee. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

                  SECTION 7.3 Compensation and Indemnification of Trustee and Its Prior Claim. For purposes of this First Supplemental Indenture and the Step-Up Notes, Section 7.6 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 7.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee, the Registrar, their agents, officers and directors, and each predecessor Trustee for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the costs and expenses of defending itself against or investigating any claim of liability in the premises. If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.1(i) and 6.1(j) of the Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under any bankruptcy law for the relief of debtors. The obligations of the Company under this Section to compensate and indemnify the Trustee, the Registrar, their agents, officers and employees and each predecessor Trustee and to pay or reimburse the Trustee, its agents, officers and employees and each predecessor Trustee for expenses, disbursements and advances with respect to any series of Debt Securities shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Debt Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities of such series."

                  SECTION 7.4 Governing Law. The Negotiable Obligations Law governs the requirements for the Step-Up Notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Step-Up Notes and the authorization of the public offering of the Step-Up Notes by the CNV. All other matters in respect of the Step-Up Notes and the 10-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with, the laws of the State of New York, United States.

                  SECTION 7.5 Separability. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Step-Up Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Step-Up Notes, but this First Supplemental Indenture and the Step-Up Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                  SECTION 7.6 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument, and all signatures need not appear on any one counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the day and year first above written.

                                      MULTICANAL S.A.


                                      By:
                                         ---------------------------
                                          Name:
                                          Title:


                                      By:
                                          --------------------------
                                          Name:
                                          Title:


                                      LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                          Trustee, Principal Paying
                                          Agent and Co-Registrar


                                      By:
                                          --------------------------
                                          Name:
                                          Title:


                                      HSBC Bank Argentina S.A.,
                                          Registrar and Paying Agent


                                      By
                                          --------------------------
                                          Name:
                                          Title:

                                    EXHIBIT A*
                        FORM OF REGULATION S GLOBAL NOTE

                  UNLESS THIS STEP-UP NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, BANKING"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY STEP-UP NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 10-YEAR INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS STEP-UP NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF STEP-UP NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.






* Appropriate adjustments to be made if Note is issued in certificated form.

         MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
          LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE
        REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
       EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY
     OF COMMERCE ON JULY 26, 1991 UNDER NUMBER 5225, BOOK 109 OF VOLUME "A"
       OF CORPORATIONS, AND WITH DOMICILE AT AVENIDA AVALOS 2057 (1431)
                            BUENOS AIRES, ARGENTINA)

                              STEP-UP 10-YEAR NOTES


No. S-_
                                                                      $
                                                                       --------
                                                               CUSIP No.
                                                                ISIN No.
                                                        Common Code  No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof on [ ] 2014 (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 10-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, from December 10, 2003 until [the date on which the Company's APE is granted Court Approval] (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] of each year at an interest rate of 2.5% per annum from December 10, 2003 to (but excluding) [the fourth anniversary of the issue date], 3.5% per annum from [the fourth anniversary of the issue date] to (but excluding) [the eighth anniversary of the issue date] and 4.5% per annum from [the eighth anniversary of the issue date] to (but excluding) [the maturity date], until the principal hereof is paid or duly provided for, all subject to and in accordance with the 10-Year Notes Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 10-Year Notes Indenture, be paid to the Person in whose name this Step-Up Note (or one or more Predecessor Step-Up Notes) is registered at the close of business on the fifteenth (15th) day (whether or not a Business Day), immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Step-Up Notes, may be paid to the Person in whose name this Step-Up Note (or one or more Predecessor Step-Up Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Step-Up Notes not less than fifteen (15) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the Step-Up Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 10-Year Notes Indenture.

                  The principal of, premium, if any, on and interest on this Step-Up Note shall be payable, and the transfer of this Step-Up Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the Step-Up Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Step-Up Notes as set forth herein and in the 10-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any Step-Up Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of Step-Up Notes at their respective addresses set forth in the register of Holders of Step-Up Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Step-Up Note will remain in effect with respect to any future payments with respect to such Step-Up Note payable to such Person.

                  Interest on the Step-Up Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Step-Up Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this Step-Up Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Step-Up Note shall not be valid or obligatory for any purpose.


* Appropriate adjustments to be made if Note is issued in certificated form.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                   MULTICANAL S.A.


                                                   By
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   By
                                                       -------------------------
                                                       Name:
                                                       Title:

                            [REVERSE OF STEP-UP NOTE]


                              STEP-UP 10-YEAR NOTES
                              ---------------------

                  This Step-Up Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its Step-Up 10-Year Notes, initially limited in aggregate principal amount to U.S.$[o] (the "Step-Up Notes" and each, a "Step-Up Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a first supplemental indenture, dated as of [ ], 2004 (the "First Supplemental Indenture" and, together with the Indenture, the "10-Year Notes Indenture"), each of the Indenture and the First Supplemental Indenture among the Company, [o], as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 10-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of Step-Up Notes and of the terms upon which the Step-Up Notes are, and are to be, authenticated and delivered. The terms of the Step-Up Notes include those stated in the 10-Year Notes Indenture and those made part of the 10-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The Step-Up Notes are subject to all such terms, and Holders are referred to the 10-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

                  The Indebtedness evidenced by the Step-Up Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the Step-Up Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The Step-Up Notes shall be issuable only in registered form, without coupons, in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of Step-Up Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered Step-Up Notes shall be payable, and the transfer of such Registered Step-Up Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered Step-Up Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the Step-Up Notes will be made only against surrender of such Step-Up Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any Step-Up Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of Step-Up Notes at their respective addresses set forth in the Step-Up Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Step-Up Note will remain in effect with respect to any future payments with respect to such Step-Up Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any Step-Up Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such Step-Up Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any Step-Up Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a Step-Up Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.


Payments of Additional Amounts
------------------------------

                  All payments by the Company in respect of the Step-Up Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's Step-Up Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such Step-Up Note. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such Step-Up Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such Step-Up Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such Step-Up Note had been the Holder of the Step-Up Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a Step-Up Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such Step-Up Note.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this Step-Up Note.


Redemption for Tax Reasons
--------------------------

                  If at any time subsequent to the issuance of the Step-Up Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the 10-Year Notes Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Step-Up Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 10-Year Notes Indenture or the Step-Up Notes), then the Step-Up Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of Step-Up Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  In order to effect a redemption of the Step-Up Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Step-Up Notes then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.


Purchase by the Company
-----------------------

                  The Company may at any time purchase Step-Up Notes in the open market or by tender or private agreement at any price. All Step-Up Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 10-Year Notes Indenture, so long as any of the Step-Up Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                   (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, so long as any of the Step-Up Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 10-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 10-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  3. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  4. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 10-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the Step-Up Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the Step-Up Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Step-Up Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Step-Up Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  5. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  6. Limitation on Liens

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the Step-Up Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  7. Limitations on Sale and Leaseback Transactions

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) such transaction shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  8. Limitation on Asset Sales

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  9. Reports to Holders

                  Under the terms of the 10-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 10-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 10-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  10. Consolidation, Merger and Sale of Assets

                  Under the terms of the 10-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 10-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 10-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the Step-Up Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, on any of the Step-Up Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 10-Year Notes Indenture or under the Step-Up Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Step-Up Notes then outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 7-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the Step-Up Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the Step-Up Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, or (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Step-Up Notes or the 10-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Step-Up Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 10-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the Step-Up Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Step-Up Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the Step-Up Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of at least a majority in principal amount of the outstanding Step-Up Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, on such Step-Up Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding Step-Up Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 10-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the Step-Up Notes or in respect of a covenant or provision of the 10-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Step-Up Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Step-Up Notes may on behalf of the Holders of all of the Step-Up Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Step-Up Notes by the 10-Year Notes Indenture. However, the Trustee under the 10-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 10-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Step-Up Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Step-Up Notes. A Holder may not pursue any remedy with respect to the 10-Year Notes Indenture or this Step-Up Note unless:
(i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Step-Up Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Step-Up Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Step-Up Note to receive payment of the principal of, premium, if any, on or interest on such Step-Up Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Step-Up Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Step-Up Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Step-Up Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 10-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Step Up Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the Step-Up Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Step-Up Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of Step-Up Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any Step-Up Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon, or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any Step-Up Note is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding Step-Up Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the Step-Up Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Step-Up Notes will be conclusive and binding on all Holders of Step-Up Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Step-Up Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of Step-Up Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of Step-Up Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of Step-Up Notes of any series shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing Step-Up Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes consent to any waiver under the Step-Up Notes or the 10-Year Notes Indenture, agree to any amendment to the 10-Year Notes Indenture or the terms and conditions of the Step-Up Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Step-Up Notes by the 10-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Step-Up Notes at the time outstanding.

                  (e) Without the vote of any Holders of Step-Up Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 10-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 10-Year Notes Indenture and in the Step-Up Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the Step-Up Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 10-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 10-Year Notes Indenture; or

                     (vi) to evidence any further issue of notes having terms and conditions the same as those of the Step-Up Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the Step-Up Notes; or

                     (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 10-Year Notes Indenture which shall not be inconsistent with the provisions of the 10-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                     (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 10-Year Notes Indenture.

                  No reference herein to the 10-Year Notes Indenture and no provision of this Step-Up Note or of the 10-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this Step-Up Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered Step-Up Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any Step-Up Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Step-Up Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 10-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding Step-Up Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Step-Up Notes and to have satisfied all of its obligations under such Step-Up Notes except for
(i) the rights of Holders of such Step-Up Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such Step-Up Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the Step-Up Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the Step-Up Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 10-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 10-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding Step-Up Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Step-Up Note, and such amounts will be applied for such purpose, and the Company must specify whether the Step-Up Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the Step-Up Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 10-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Step-Up Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Step-Up Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Step-Up Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 10-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 10-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Step-Up Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 10-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the Step-Up Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 10-Year Notes Indenture or in this Step-Up Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Step-Up Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Step-Up Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.


Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the Step-Up Notes, each Holder of Step-Up Notes, by accepting the Step-Up Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003, as subsequently amended.


Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the Step-Up Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Step-Up Notes and the authorization of the public offering of the Step-Up Notes by the CNV. All other matters in respect of the Step-Up Notes and the 10-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 10-Year Notes Indenture or this Step-Up Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 10-Year Notes Indenture or this Step-Up Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 10-Year Note Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 10-Year Notes Indenture or this Step-Up Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 10-Year Notes Indenture or this Step-Up Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Step-Up Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.


Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Step-Up Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of Step-Up Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Step-Up Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of Step-Up Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Step-Up Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Notes Indenture" means the Indenture, as supplemented and amended by the Second Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" has the meaning set forth in the first paragraph of the First Supplemental Indenture.

                  "10-Year Notes Reserve Account" has the meaning set forth in
Section 5.1 of the First Supplemental Indenture.


                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 10-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 10-Year Notes Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any Step-Up Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Significant Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31stth Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Step-Up Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in "Events of Default".

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 10-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a Step-Up Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Step-Up Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder", "Holder of Step-Up Notes" or other similar terms means a Person in whose name a Step-Up Notes is registered in the Step-Up Note Register.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the Step-Up Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Step-Up Note, means the date on which the principal of such Step-Up Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding" means, as of the date of determination, all Step-Up Notes theretofore authenticated and delivered under the 10-Year Notes Indenture, except:

                  (i) Step-Up Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Step-Up Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Step-Up Notes; provided that, if such Step-Up Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 10-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Step-Up Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) Step-Up Notes which have been paid pursuant to the 10-Year Notes Indenture or in exchange for or in lieu of which other Step-Up Notes have been authenticated and delivered pursuant to the 10-Year Notes Indenture, other than any such Step-Up Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Step-Up Notes are held by a bona fide purchaser in whose hands such Step-Up Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Step-Up Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Step-Up Notes owned by the Company or any other obligor upon such Step-Up Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Step-Up Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Step-Up Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Step-Up Notes and that the pledgee is not the Company or any other obligor upon such Step-Up Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 10-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Step-Up Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the Step-Up Notes and the 10-Year Notes Indenture with respect to such Step-Up Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (c) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the Step-Up Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Step-Up Notes or subordinated to the Step-Up Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the Step-Up Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 10-Year Notes Reserve Account and on the reserve account established on or about the date hereof for the benefit of the holders of 7-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company;
(vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Step-Up Note" of any particular Step-Up Note means every previous Step-Up Note evidencing all or a portion of the same debt as that evidenced by such particular Step-Up Note; and, for the purposes of this definition, any Step-Up Note authenticated and delivered under the 10-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Step-Up Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Step-Up Note.

                  "Redemption Date" means the fixed date, on which a Step-Up
Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the Step-Up Note.

                  "Registered Step-Up Notes" means any Step-Up Note registered in the Step-Up Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 10-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth(15th) day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 10-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Step-Up Note Register" means the books for the exchange, registration and registration of transfer of Registered Step-Up Notes.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Step-Up Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Step-Up Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 10-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 10-Year Notes Indenture.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Global Note shall be U.S.$[ ]. The following increases of decreases in the principal amount at maturity of this Global Note have been made:

                     Amount of decrease     Amount of increase     Principal Amount of
                     in Principal Amount    in Principal Amount    this Global Note           Signature of
Date of              at Maturity of this    at Maturity of this    following such             authorized officer
Exchange             Global Note            Global Note            decrease or increase       of Trustee



-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------
-------------------  ---------------------  ---------------------  -------------------------  ---------------------



                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the Step-Up Notes referred to in the within-mentioned 10-Year Notes Indenture.

Dated:

                                        LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                            as Trustee


                                        By
                                           -------------------------
                                            (Authorized Signatory)
                                            Name:
                                            Title:

                                    EXHIBIT B*
                         FORM OF RESTRICTED GLOBAL NOTE

                  UNLESS THIS STEP-UP NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, LUXEMBOURG"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY STEP-UP NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 10-YEAR INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS STEP-UP NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) INSIDE THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  BY ACCEPTANCE OF THIS STEP-UP NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS STEP-UP NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS STEP-UP NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS STEP-UP NOTE ONLY AS PROVIDED HEREIN AND IN THE 10-YEAR INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS STEP-UP NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE 10-YEAR INDENTURE REFERRED TO ON THE REVERSE HEREOF.








* Appropriate adjustments to be made if Note is issued in certificated form.

         MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
          LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE
         REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
      EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF
       COMMERCE ON JULY 26, l991 UNDER NUMBER 5225, BOOK 109 OF VOLUME "A"
          OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057 (C1431 DPM)
                            BUENOS AIRES, ARGENTINA)

                             STEP-UP NOTES DUE 2014


No. R-_                                                            $
                                                                    ---------

                                                          CUSIP  No.
                                                            ISIN No.
                                                    Common Code  No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof on [ ] 2014 (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 10-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, from December 10, 2003 until [the date on which the Company's APE is granted Court Approval] (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] of each year at an interest rate of 2.5% per annum from December 10, 2003 to (but excluding) [the fourth anniversary of the issue date], 3.5% per annum from [the fourth anniversary of the issue date] to (but excluding) [the eighth anniversary of the issue date] and 4.5% per annum from [the eighth anniversary of the issue date] to (but excluding) [the maturity date], until the principal hereof is paid or duly provided for, all subject to and in accordance with the 10-Year Notes Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 10-Year Notes Indenture, be paid to the Person in whose name this Step-Up Note (or one or more Predecessor Step-Up Notes) is registered at the close of business on the fifteenth (15th) day (whether or not a Business Day), immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Step-Up Notes, may be paid to the Person in whose name this Step-Up Note (or one or more Predecessor Step-Up Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Step-Up Notes not less than fifteen (15) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the Step-Up Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 10-Year Notes Indenture.

                  The principal of, premium, if any, on and interest on this Step-Up Note shall be payable, and the transfer of this Step-Up Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the Step-Up Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the Step-Up Notes as set forth herein and in the 10-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any Step-Up Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of Step-Up Notes at their respective addresses set forth in the register of Holders of Step-Up Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Step-Up Note will remain in effect with respect to any future payments with respect to such Step-Up Note payable to such Person.

                  Interest on the Step-Up Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Step-Up Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this Step-Up Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Step-Up Note shall not be valid or obligatory for any purpose.



* Appropriate adjustments to be made if Note is issued in certificated form.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                  MULTICANAL S.A.


                                                  By
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  By
                                                      --------------------------
                                                      Name:
                                                      Title:

                            [REVERSE OF STEP-UP NOTE]


                              STEP-UP 10-YEAR NOTES
                              ---------------------

                  This Step-Up Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its Step-Up 10-Year Notes, initially limited in aggregate principal amount to U.S.$[o] (the "Step-Up Notes" and each, a "Step-Up Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a first supplemental indenture, dated as of [ ], 2004 (the "First Supplemental Indenture" and, together with the Indenture, the "10-Year Notes Indenture"), each of the Indenture and the First Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 10-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of Step-Up Notes and of the terms upon which the Step-Up Notes are, and are to be, authenticated and delivered. The terms of the Step-Up Notes include those stated in the 10-Year Notes Indenture and those made part of the 10-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The Step-Up Notes are subject to all such terms, and Holders are referred to the 10-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

                  The Indebtedness evidenced by the Step-Up Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the Step-Up Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The Step-Up Notes shall be issuable only in registered form, without coupons, in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of Step-Up Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered Step-Up Notes shall be payable, and the transfer of such Registered Step-Up Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered Step-Up Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the Step-Up Notes will be made only against surrender of such Step-Up Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any Step-Up Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of Step-Up Notes at their respective addresses set forth in the Step-Up Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such Step-Up Note will remain in effect with respect to any future payments with respect to such Step-Up Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any Step-Up Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such Step-Up Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any Step-Up Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a Step-Up Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.


Payments of Additional Amounts
------------------------------

                  All payments by the Company in respect of the Step-Up Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's Step-Up Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such Step-Up Note. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such Step-Up Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such Step-Up Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such Step-Up Note had been the Holder of the Step-Up Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a Step-Up Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such Step-Up Note.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this Step-Up Note.


Redemption for Tax Reasons
--------------------------

                  If at any time subsequent to the issuance of the Step-Up Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the 10-Year Notes Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the Step-Up Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 10-Year Notes Indenture or the Step-Up Notes), then the Step-Up Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of Step-Up Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  In order to effect a redemption of the Step-Up Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Step-Up Notes then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.


Purchase by the Company
-----------------------

                  The Company may at any time purchase Step-Up Notes in the open market or by tender or private agreement at any price. All Step-Up Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 10-Year Notes Indenture, so long as any of the Step-Up Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, so long as any of the Step-Up Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 10-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 10-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  3. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  4. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 10-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 10-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the Step-Up Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the Step-Up Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the Step-Up Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Step-Up Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  5. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  6. Limitation on Liens

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the Step-Up Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  7. Limitations on Sale and Leaseback Transactions

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) such transaction shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  8. Limitation on Asset Sales

                  Under the terms of the 10-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  9. Reports to Holders

                  Under the terms of the 10-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 10-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 10-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  10. Consolidation, Merger and Sale of Assets

                  Under the terms of the 10-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 10-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 10-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the Step-Up Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, on any of the Step-Up Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 10-Year Notes Indenture or under the Step-Up Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Step-Up Notes then outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 7-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the Step-Up Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the Step-Up Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, or (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the Step-Up Notes or the 10-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Step-Up Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 10-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the Step-Up Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the Step-Up Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the Step-Up Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Step-Up Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, on such Step-Up Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding Step-Up Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 10-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the Step-Up Notes or in respect of a covenant or provision of the 10-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding Step-Up Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Step-Up Notes may on behalf of the Holders of all of the Step-Up Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Step-Up Notes by the 10-Year Indenture. However, the Trustee under the 10-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 10-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Step-Up Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Step-Up Notes. A Holder may not pursue any remedy with respect to the 10-Year Indenture or this Step-Up Note unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Step-Up Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Step-Up Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Step-Up Note to receive payment of the principal of, premium, if any, on or interest on such Step-Up Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Step-Up Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the request of the Holders of at least five percent in aggregate principal amount of the Step-Up Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Step-Up Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 10-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of Step Up Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the Step-Up Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the Step-Up Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of Step-Up Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any Step-Up Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon, or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any Step-Up Note is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding Step-Up Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the Step-Up Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the Step-Up Notes will be conclusive and binding on all Holders of Step-Up Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the Step-Up Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of Step-Up Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of Step-Up Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of Step-Up Notes of any series shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing Step-Up Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of Step-Up Notes consent to any waiver under the Step-Up Notes or the 10-Year Notes Indenture, agree to any amendment to the 10-Year Notes Indenture or the terms and conditions of the Step-Up Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Step-Up Notes by the 10-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the Step-Up Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the Step-Up Notes at the time outstanding.

                  (e) Without the vote of any Holders of Step-Up Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 10-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 10-Year Notes Indenture and in the Step-Up Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the Step-Up Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 10-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 10-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the Step-Up Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the Step-Up Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 10-Year Notes Indenture which shall not be inconsistent with the provisions of the 10-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 10-Year Notes Indenture.

                  No reference herein to the 10-Year Notes Indenture and no provision of this Step-Up Note or of the 10-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this Step-Up Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered Step-Up Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any Step-Up Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Step-Up Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 10-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding Step-Up Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Step-Up Notes and to have satisfied all of its obligations under such Step-Up Notes except for
(i) the rights of Holders of such Step-Up Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such Step-Up Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the Step-Up Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the Step-Up Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 10-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 10-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding Step-Up Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Step-Up Note, and such amounts will be applied for such purpose, and the Company must specify whether the Step-Up Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the Step-Up Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 10-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Step-Up Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Step-Up Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Step-Up Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 10-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 10-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of Step-Up Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 10-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the Step-Up Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 10-Year Notes Indenture or in this Step-Up Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Step-Up Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Step-Up Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.


Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the Step-Up Notes, each Holder of Step-Up Notes, by accepting the Step-Up Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003, as subsequently amended.


Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the Step-Up Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the Step-Up Notes and the authorization of the public offering of the Step-Up Notes by the CNV. All other matters in respect of the Step-Up Notes and the 10-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 10-Year Notes Indenture or this Step-Up Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 10-Year Notes Indenture or this Step-Up Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 10-Year Notes Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 10-Year Notes Indenture or this Step-Up Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 10-Year Notes Indenture or this Step-Up Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Step-Up Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.


Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Step-Up Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of Step-Up Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Step-Up Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of Step-Up Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Step-Up Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Notes Indenture" means the Indenture, as supplemented and amended by the Second Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Notes and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" has the meaning set forth in the first paragraph of the First Supplemental Indenture.

                  "10-Year Notes Reserve Account" has the meaning set forth in
Section 5.1 of the First Supplemental Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account Law Debenture Trust Company of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 10-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 10-Year Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any Step-Up Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Significant Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 15th floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Step-Up Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in "Events of Default".

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 10-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a Step-Up Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the Step-Up Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder", "Holder of Step-Up Notes" or other similar terms means a Person in whose name a Step-Up Notes is registered in the Step-Up Note Register.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the Step-Up Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Step-Up Note, means the date on which the principal of such Step-Up Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding" means, as of the date of determination, all Step-Up Notes theretofore authenticated and delivered under the 10-Year Notes Indenture, except:

                  (i) Step-Up Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Step-Up Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Step-Up Notes; provided that, if such Step-Up Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 10-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Step-Up Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) Step-Up Notes which have been paid pursuant to the 10-Year Notes Indenture or in exchange for or in lieu of which other Step-Up Notes have been authenticated and delivered pursuant to the 10-Year Notes Indenture, other than any such Step-Up Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Step-Up Notes are held by a bona fide purchaser in whose hands such Step-Up Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Step-Up Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Step-Up Notes owned by the Company or any other obligor upon such Step-Up Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Step-Up Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Step-Up Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Step-Up Notes and that the pledgee is not the Company or any other obligor upon such Step-Up Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 10-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any Step-Up Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the Step-Up Notes and the 10-Year Notes Indenture with respect to such Step-Up Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (c) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the Step-Up Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Step-Up Notes or subordinated to the Step-Up Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the Step-Up Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 10-Year Notes Reserve Account and on the reserve account established on or about the date hereof for the benefit of the holders of 7-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company;
(vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Step-Up Note" of any particular Step-Up Note means every previous Step-Up Note evidencing all or a portion of the same debt as that evidenced by such particular Step-Up Note; and, for the purposes of this definition, any Step-Up Note authenticated and delivered under the 10-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Step-Up Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Step-Up Note.

                  "Redemption Date" means the fixed date, on which a Step-Up
Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the Step-Up Note.

                  "Registered Step-Up Notes" means any Step-Up Note registered in the Step-Up Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 10-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth(15th) day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 10-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Step-Up Note Register" means the books for the exchange, registration and registration of transfer of Registered Step-Up Notes.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Step-Up Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any Step-Up Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 10-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 10-Year Notes Indenture.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Global Note shall be U.S.$[ ]. The following increases of decreases in the principal amount at maturity of this Global Note have been made:

                          Amount of decrease     Amount of increase     Principal Amount of
                          in Principal Amount    in Principal Amount    this Global Note      Signature of
Date of                   at Maturity of this    at Maturity of this    following such        authorized officer
Exchange                  Global Note            Global Note            decrease or increase  of Trustee


-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------
-----------------------  ----------------------  ---------------------  --------------------  ---------------------

                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the Step-Up Notes referred to in the within-mentioned First Supplemental Indenture.

Dated:

                                    Law Debenture Trust Company of New York,
                                        as Trustee


                                    By
                                       -------------------------
                                       (Authorized Signatory)
                                       Name:
                                       Title:

                                MULTICANAL S.A.,
                                  the Company,


                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                             Trustee, Co-Registrar,
                        Principal Paying Agent and Bank,


                                       and


                            HSBC Bank Argentina S.A.,
                           Registrar and Paying Agent



--------------------------------------------------------------------------------


                          SECOND SUPPLEMENTAL INDENTURE
                             Dated as of [  ], 2004


                                  to INDENTURE
                             Dated as of [  ], 2004


                                   Relating to


                      7-Year Fixed Rate Notes due 2011 and
                           7-Year Floating Rate Notes



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                   ARTICLE ONE
                                   DEFINITIONS

SECTION 1.1  Definitions.......................................................2
SECTION 1.2  Certain Conventions...............................................5

                                ARTICLE TWO
                             7-YEAR NOTE FORMS

SECTION 2.1  Form of 7-Year Notes..............................................6
SECTION 2.2  Denominations.....................................................6

                                  ARTICLE THREE
                                THE 7-YEAR NOTES

SECTION 3.1  Maximum Aggregate Principal Amount (if any), Title and Terms......6
SECTION 3.2  Global Notes in Registered Form...................................8
SECTION 3.3  Exchanges.........................................................8
SECTION 3.4  Further Issues of 7-Year Notes....................................9
SECTION 3.5  Waiver and Release................................................9

                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.1  Payment of Principal, Premium, if any, and Interest...............9
SECTION 4.2  Reserve Accounts..................................................9
SECTION 4.3  Cash Sweep.......................................................10
SECTION 4.4  Limitation on Capital Expenditures...............................10
SECTION 4.5  Limitation on Interest Expense...................................11
SECTION 4.6  Limitation on Repurchase of 7-Year Notes and 10-Year Notes.......11
SECTION 4.7  Maximum Total Consolidated Indebtedness..........................12
SECTION 4.8  Limitation on Transactions with Shareholders and Affiliates......12
SECTION 4.9  Limitation on Restricted Payments................................13
SECTION 4.10 Limitation on Asset Sales........................................13
SECTION 4.11 Consolidation, Merger and Sale of Assets.........................13

                                  ARTICLE FIVE
                          7-YEAR NOTES RESERVE ACCOUNT

SECTION 5.1  Grant of Security Interest.......................................14
SECTION 5.2  Terms of 7-Year Notes Reserve Account............................14
SECTION 5.3  Release of Monies from 7-Year Notes Reserve Account..............15
SECTION 5.4  Representation, Warranties and Covenants Specific to 7-Year
             Notes Reserve Account............................................16

                                   ARTICLE SIX
                     EXCHANGE OF 7-YEAR FLOATING RATE NOTES

SECTION 6.1  Exchange Right...................................................16
SECTION 6.2  Exchange Procedures..............................................17

                                  ARTICLE SEVEN
                                OTHER AMENDMENTS

SECTION 7.1  Events of Default Defined; Acceleration of Maturity..............18
SECTION 7.2  Acceleration of Maturity; Rescission and Annulment...............20
SECTION 7.3  Limitation of Suits by Holders...................................21
SECTION 7.4  Undertaking for Costs............................................22
SECTION 7.5  Certain Rights of the Trustee....................................23
SECTION 7.6  Supplemental Indentures with Vote of Holders.....................23
SECTION 7.7  Meetings of Holders; Modification and Waiver.....................24

                                  ARTICLE EIGHT
                                  MISCELLANEOUS

SECTION 8.1  Supplemental Indenture...........................................27
SECTION 8.2  Responsibility of the Trustee....................................28
SECTION 8.3  Compensation and Indemnification of
             Trustee and Its Prior Claim......................................28
SECTION 8.4  Governing Law....................................................28
SECTION 8.5  Separability.....................................................29
SECTION 8.6  Counterparts.....................................................29

                                                                            Page
                                                                            ----
                                    EXHIBITS

Exhibit A Form of Regulation S Global Note (7-Year Fixed Rate Notes) Exhibit B Form of Restricted Global Note (7-Year Fixed Rate Notes) Exhibit C Form of Regulation S Global Note (7-Year Floating Rate Notes) Exhibit D Form of Restricted Global Note (7-Year Floating Rate Notes)

                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of [ ], 2004 (this "Second Supplemental Indenture"), is among Multicanal S.A., a sociedad anonima organized, existing and incorporated in the City of Buenos Aires, Republic of Argentina ("Argentina") under the laws of Argentina on July 26, 1991, with a term of duration expiring on July 27, 2090, and registered with the Public Registry of Commerce on July 26, 1991, under number 5225, Book 109 of Volume "A" of corporations, having its principal executive offices at Avalos 2057, (1431) Buenos Aires, Argentina (the "Company"), Law Debenture Trust Company of New York, a New York banking corporation, as Trustee for the benefit of the Holders (the "Trustee"), Co-Registrar (the "Co-Registrar") and Principal Paying Agent (the "Principal Paying Agent") and in its individual capacity for the purposes of Article Five hereto (the "Bank"), and HSBC Bank Argentina S.A., a sociedad anonima duly organized and existing under the laws of Argentina, as Registrar (the "Registrar") and Paying Agent (the "Paying Agent"), under the Indenture, dated as of [ ], 2004, among the Company, the Trustee, the Co-Registrar, the Principal Paying Agent, the Registrar and the Paying Agent (the "Indenture," as supplemented and amended by this Second Supplemental Indenture, the "7-Year Notes Indenture"). All terms not defined herein shall have the meanings assigned to them in the Indenture.

                  WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's Debt Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, up to U.S.$300,000,000 aggregate principal amount, or its equivalent in another currency or composite currency, of Debt Securities that constituted Program Debt Securities and without limitation on the aggregate principal amount of Debt Securities that constitute Private Notes, which may be authenticated and delivered as provided in the Indenture;

                  WHEREAS, Section 3.1 of the Indenture provides for the issuance from time to time of Debt Securities of the Company, issuable for the purpose and subject to the limitations contained in the Indenture. The Company has duly authorized the creation of two series of Debt Securities, consisting of
(i) up to U.S.$[o] aggregate principal amount of Program Debt Securities known as its 7-Year Fixed Rate Notes due 2011 (the "7-Year Fixed Rate Notes") and (ii) an unlimited aggregate principal amount of Private Notes known as its 7-Year Floating Rate Notes (the "7-Year Floating Rate Notes" and, together with the 7-Year Fixed Rate Notes, the "7-Year Notes"). The 7-Year Notes shall be issued at 100% of their principal amount, the form and substance of each such issue of the 7-Year Notes and the terms, provisions and conditions thereof to be set forth as provided in the 7-Year Notes Indenture;

                  WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the 7-Year Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

                  NOW THEREFORE, WITNESSETH that, for and in consideration of the premises and the purchase and acceptance of the 7-Year Notes by the Holders thereof, and for the purpose of setting forth, as provided in the 7-Year Notes Indenture, the form and substance of the 7-Year Notes and the terms, provisions and conditions thereof, it is mutually covenanted and agreed, for the benefit of all Holders from time to time of the 7-Year Notes, as follows:

                                   ARTICLE ONE
                                   DEFINITIONS
                                   -----------

                  SECTION 1.1 Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  "7-Year Fixed Rate Notes" has the meaning set forth in the second recital of this Second Supplemental Indenture.

                  "7-Year Floating Rate Notes" has the meaning set forth in the second recital of this Second Supplemental Indenture.

                  "7-Year Notes" has the meaning set forth in the second recital of this Second Supplemental Indenture.

                  "7-Year Note Register" means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

                  "7-Year Notes Reserve Account" has the meaning set forth in
Section 5.1.

                  "10-Year Notes Indenture" means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "10-Year Notes" means the series of Debt Securities constituting the 10-Year Step-Up Notes due 2014 issued (or to be issued) pursuant to the 10-Year Notes Indenture.

                  "10-Year Notes Reserve Account" has the meaning set forth in
Section 4.2.

                  "APE Solicitation" means the Company's solicitation from holders of (i) its 9 1/4% Notes due 2002, 10 1/2% Notes due 2007, 13.125% Series E Notes due 2009, Series C 10 1/2% Notes due 2018 and Series J Floating Rate Notes due 2003, subject to certain eligibility requirements, and (ii) other financial indebtedness of consents to execute an acuerdo preventivo extrajudicial (the "APE").

                  "Asset Sale Proceeds Reinvestment" means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

                  "Bank" has the meaning set forth in the first paragraph of this Second Supplemental Indenture.

                  "Capital Expenditure" means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Excess Cash" means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

                  "Exchange Agent" means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

                  "Exchange Date" has the meaning set forth in Section 6.2(a).

                  "First Annual Transfer Date" has the meaning set forth in
Section 4.2.

                  "Global Notes" has the meaning set forth in Section 3.2(b).

                  "Interest Payment Date" means (i) in the case of the 7-Year Fixed Rate Notes, in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004 and (ii) in the case of the 7-Year Floating Rate Notes, each of the dates on which interest is due on the 7-Year Floating Rate Notes as specified in "Interest" in Exhibit C or Exhibit D hereto.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the date of original issuance of the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes, as the case may be.

                  "Macroeconomic Disruption Event" means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

                  "Other Additional Amounts" means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in "Other Additional Amounts" in Exhibit C or Exhibit D, hereto.

                  "Permitted Lien" means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the Section 4.7 of the Indenture, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the "Cash Sweep" covenant herein.

                  "PORTAL" means The PortalSM Market, a subsidiary of The Nasdaq Stock Market, Inc.

                  "Pro Forma Consolidated Operating Cash Flow" for any period means "Consolidated Operating Cash Flow" for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Regular Record Date" means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Regulation S Global Notes" has the meaning set forth in
Section 3.2(a).

                  "Restricted Global Notes" has the meaning set forth in Section 3.2(b).

                  "Second Annual Transfer Date" has the meaning set forth in
Section 4.2.

                  "Transfer Dates" has the meaning set forth in Section 4.2.

                  "UCC" means the Uniform Commercial Code in effect from time to time in the State of New York.

                  "Unapplied Net Asset Sale Proceeds" means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

                  SECTION 1.2 Certain Conventions. Unless the context otherwise requires:

                  (a) unless defined herein, a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

                  (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture; and

                  (e) headings are for convenience of reference only and do not affect interpretation.

                                   ARTICLE TWO
                                7-YEAR NOTE FORMS
                                -----------------

                  SECTION 2.1 Form of 7-Year Notes.

                  (a) Each 7-Year Fixed Rate Note shall be substantially in the form set forth in Exhibit A or Exhibit B hereto, as applicable, and contain the terms and provisions provided for therein and incorporated by reference herein which shall for all purposes relevant to the 7-Year Fixed Rate Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture. If any provision of the 7-Year Notes Indenture limits, qualifies or conflicts with any term or provision of the 7-Year Fixed Rate Notes, such provision in the 7-Year Fixed Rate Notes shall control.

                  (b) Each 7-Year Floating Rate Note shall be substantially in the form set forth in Exhibit C or Exhibit D hereto, as applicable, and contain the terms and provisions provided for therein and incorporated by reference herein which shall for all purposes relevant to the 7-Year Floating Rate Notes issued hereunder replace in its entirety the form of Debt Security set forth in Exhibit A to the Indenture. If any provision of the 7-Year Notes Indenture limits, qualifies or conflicts with any term or provision of the 7-Year Floating Rate Notes, such provision in the 7-Year Floating Rate Notes shall control.

                  SECTION 2.2 Denominations. Each of the 7-Year Notes shall be issued only in fully registered form, without coupons, in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof.

                                  ARTICLE THREE
                                THE 7-YEAR NOTES
                                ----------------

                  SECTION 3.1 Maximum Aggregate Principal Amount (if any), Title and Terms. (a) The 7-Year Fixed Rate Notes shall constitute a series of Debt Securities that are Program Debt Securities of the Company, having an initial aggregate principal amount of up to U.S.$[o]. Upon receipt of a written order of the Company for the authentication and delivery of the 7-Year Fixed Rate Notes and satisfaction of the requirements of Section 3.2 of the Indenture, the Trustee shall authenticate 7-Year Fixed Rate Notes for original issuance in an aggregate principal amount not to exceed U.S.$[o].

                  (b) The 7-Year Floating Rate Notes shall constitute a series of Debt Securities that are Private Notes of the Company, having an aggregate principal amount that is not limited. Upon receipt of a written order of the Company for the authentication and delivery of the 7-Year Floating Rate Notes and satisfaction of the requirements of Section 3.2 of the Indenture, the Trustee shall authenticate 7-Year Floating Rate Notes for original issuance in an aggregate principal amount set forth in such written order.

                  (c) The 7-Year Fixed Rate Notes shall bear interest on the outstanding principal amount from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date on which the Company's APE is granted Court Approval], (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date for which interest has been paid or duly provided for at an interest rate of 7.0% per annum. Interest on the 7-Year Fixed Rate Notes will be payable semi-annually in arrears on [ ] and [ ] of each year, commencing [ ], 2004 [on the date these Notes are delivered to holders pursuant to the Company's APE] to the person in whose name such 7-Year Note (or any predecessor 7-Year Note) is registered at the close of business in The City of New York on the immediately preceding Regular Record Date.

                  (d) The 7-Year Floating Rate Notes shall bear interest on the outstanding principal amount as provided under "Interest" in the forms of 7-Year Floating Rate Notes set forth in Exhibit C or Exhibit D hereto, as applicable. Interest on the 7-Year Floating Rate Notes will be payable to the person whose name such 7-Year Floating Rate Note or (any predecessor Floating Rate Note) is registered at the close of business in The City of New York on the immediately preceding Regular Record Date.

                  (e) Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes, as the case may be shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:


------------------------------------------------------------------------------------------

                        Third         Fourth         Fifth         Sixth
                     Anniversary    Anniversary   Anniversary   Anniversary
                      of [Issue      of [Issue     of [Issue     of [Issue     Maturity
                     Date], 2004    Date], 2004   Date], 2004   Date], 2004      Date
------------------------------------------------------------------------------------------

Percentage/amount         5%            10%           15%           20%        Remaining
of outstanding                                                                 principal
principal amount                                                              outstanding
payable as of such
date
------------------------------------------------------------------------------------------


provided that the amount of each such installment will be calculated for each U.S. $1.00 of the face amount of such 7-Year Fixed Rate Notes or such 7-Year Floating Rate Notes, as the case may be, and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of such 7-Year Fixed Rate Notes or such 7-Year Floating Rate Notes, as the case may be.

                  (f) Each 7-Year Note and the Trustee's certificates of authentication thereon shall be substantially in the forms set forth in Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Second Supplemental Indenture and the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, not inconsistent with this Second Supplemental Indenture or the Indenture, as may be required to comply with any applicable law or rule or regulation, this Second Supplemental Indenture, the Indenture, any rule of any securities exchange on which the 7-Year Notes may be listed, or of any Governmental Agency or any depositary thereof, and subject to the prior approval of the CNV where applicable, or as may, consistently herewith, be determined by the officers of the Company executing such 7-Year Notes, as evidenced by their execution of the 7-Year Notes.

                  SECTION 3.2 Global Notes in Registered Form. (a) 7-Year Fixed Rate Notes and 7-Year Floating Rate Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act, or in reliance on any exemption available under Section 3 of the Securities Act, shall be issued initially in the form of one or more permanent global 7-Year Notes in fully registered form without interest coupons substantially in the form of Exhibit A and Exhibit C hereto, respectively, with such applicable legends as are provided in Exhibit A or Exhibit C hereto, as the case may be (the "Regulation S Global Notes"), which shall be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC, for credit to their respective accounts (or to such accounts as they may direct) of Euroclear or Clearstream, Luxembourg.

                  (b) 7-Year Fixed Rate Notes and 7-Year Floating Rate Notes sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global 7-Year Notes in fully registered form without interest coupons substantially in the form of Exhibit B and Exhibit D hereto, respectively (the "Restricted Global Notes," and together with the Regulation S Global Notes, the "Global Notes"), and will be deposited on the Issue Date on behalf of the Holders therefor with the Trustee at its New York City office as custodian for DTC and registered in the name of a nominee of DTC. The Restricted Global Notes (and any certificated 7-Year Notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the 7-Year Notes Indenture and shall bear the legend regarding such restrictions set forth in Exhibit B or Exhibit D, as the case may be. Application shall be made to make the Restricted Global Notes eligible for trading in PORTAL.

                  (c) As described in the 7-Year Notes Indenture, owners of beneficial interests in a Regulation S Global Note or a Restricted Global Note may receive physical delivery of certificated 7-Year Notes only in the limited circumstances described therein. The 7-Year Notes are not issuable in bearer form.

                  SECTION 3.3 Exchanges. (a) In the event that a Global Note is exchanged for certificated 7-Year Notes pursuant to Section 3.6(b) of the Indenture, such 7-Year Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (ii) through (vii) of Section 3.9(b) of the Indenture (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) If 7-Year Notes are issued upon the registration of, transfer, exchange or replacement of 7-Year Notes bearing the restricted securities legend set forth in Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, or if a request is made to remove such restricted securities legend on the 7-Year Notes, the 7-Year Notes so issued shall bear the restricted securities legend, or the restricted securities legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof will not violate the registration and prospectus delivery requirements of the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Company, shall authenticate and deliver 7-Year Notes that do not bear the legend.

                  SECTION 3.4 Further Issues of 7-Year Notes. The Company may from time to time without the consent of the Holders create and issue further notes, bonds or debentures having the same terms and conditions as the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes in all respects (or in all respects except for payment of interest scheduled and paid prior to such time), so that such further issue may be consolidated and form a single series with the outstanding 7-Year Fixed Rate Notes or 7-Year Floating Rate Notes, as the case may be.

                  SECTION 3.5 Waiver and Release. As part of the consideration for issuance of the 7-Year Notes, each Holder of 7-Year Notes, by accepting the 7-Year Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003, as the same may have been amended.

                                  ARTICLE FOUR
                                    COVENANTS
                                    ---------

                  SECTION 4.1 Payment of Principal, Premium, if any, and Interest. Principal of, premium, if any, and interest on the 7-Year Fixed Rate Notes and on the 7-Year Floating Rate Notes will be payable at such time as such payments are due, and the transfer of 7-Year Notes will be registrable, at the office of the Paying Agent maintained for such purpose in the Borough of Manhattan, The City of New York, which will initially be the office of the Trustee, and at the office of each Paying Agent or Transfer Agent, as applicable.

                  SECTION 4.2 Reserve Accounts. So long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the "Reserve Accounts") to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the "First Annual Transfer Date") and November 15th (the "Second Annual Transfer Date" and, together with the First Annual Transfer Date, the "Transfer Dates") of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that
(A) the balance in one of the Reserve Accounts (the "7-Year Notes Reserve Account") shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the "10-Year Notes Reserve Account") shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon. Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date. In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  SECTION 4.3 Cash Sweep. (a) So long as any of the 7-Year Notes shall remain Outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Section 4.2) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies) the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company's independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes. Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment). In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and
(ii) above shall be borne by the Company.

                  (b) The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days' irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

                  SECTION 4.4 Limitation on Capital Expenditures. (a) So long as any of the 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company will not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

                    (A) the amount shown in the table below opposite such
               period:


                     --------------------------------------- -------------------

                     Period ending:                          Amount:
                     --------------------------------------- -------------------

                     June 30, 2003                           U.S.$5 million
                     --------------------------------------- -------------------

                     December 31, 2003                       U.S.$5 million
                     --------------------------------------- -------------------

                     June 30, 2004                           U.S.$10 million
                     --------------------------------------- -------------------

                     December 31, 2004                       U.S.$10 million
                     --------------------------------------- -------------------

                     Every six months from June 30, 2005     U.S.$15 million
                     through the maturity date of the
                     7-Year Notes
                     --------------------------------------- -------------------

                     and

                    (B) in each of the periods, the unused portion of Capital
               Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause
               (B)).

                     (b) For the avoidance of doubt, nothing in this Section 4.4 is intended or shall be read to prevent the Company or any of its Subsidiaries from merging with or into any other Person provided that such merger satisfies the conditions set forth in Section 4.17 of the Indenture.

                     SECTION 4.5 Limitation on Interest Expense. At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A) 2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

                     SECTION 4.6 Limitation on Repurchase of 7-Year Notes and 10-Year Notes. So long as any 7-Year Notes shall remain Outstanding, the Company will not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the First Transfer Date in 2004 and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

                     SECTION 4.7 Maximum Total Consolidated Indebtedness. So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

                     SECTION 4.8 Limitation on Transactions with Shareholders and Affiliates. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 4.10 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 4.10 Limitation on Transactions with Shareholders and Affiliates. Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary (i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                           The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or
         (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination."

                     SECTION 4.9 Limitation on Restricted Payments. So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).

                     SECTION 4.10 Limitation on Asset Sales. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 4.13 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 4.13 Limitation on Asset Sales. Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation."

                     SECTION 4.11 Consolidation, Merger and Sale of Assets. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section
4.17 of the Indenture is hereby amended to read in its entirety as follows:

                           "Section 4.17 Consolidation, Merger and Sale of Assets. Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, multi-channel multi-point distribution system ("MMDS"), broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with."

                                  ARTICLE FIVE
                          7-YEAR NOTES RESERVE ACCOUNT
                          ----------------------------

                  SECTION 5.1 Grant of Security Interest. (a) As collateral security for the full and prompt payment or performance when due of all of the interest and principal obligations of the Company on each Interest Payment Date for the 7-Year Notes, the Company will establish with the Bank an account (the "7-Year Notes Reserve Account") and hereby grants to the Trustee a continuing first-priority Lien (which constitutes a Permitted Lien) upon and security interest in, and pledges and assigns to the Trustee all of the right, title and interest in and to the 7-Year Notes Reserve Account and all proceeds, income, and profits thereof. Until the satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes pursuant to Article 11 of the Indenture, the 7-Year Notes Reserve Account shall be maintained with and managed by the Bank, and the Bank shall act with respect thereto only in accordance with this Second Supplemental Indenture.

                  SECTION 5.2 Terms of 7-Year Notes Reserve Account. (a) Until satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes pursuant to Article 11 of the Indenture, a 7-Year Notes Reserve Account established by the Company with the Bank shall be held in the name "Multicanal S.A., subject to the lien and security interest in favor of Law Debenture Trust Company of New York, as "Trustee" for the 7-Year Notes" (or in the event a successor Trustee is appointed under the 7-Year Notes Indenture, a similar account shall be established consistently showing the name of such Trustee), which account shall be under the sole control of the Trustee in accordance with this Second Supplemental Indenture. The Bank shall at all times listen to instructions (within the meaning of 9-104 of the UCC) or entitlement orders (within the meaning of 8-106 of the UCC) without further consent of the Company.

                  (b) The Company shall have no right under the terms of the 7-Year Notes Reserve Account, so long as any 7-Year Note is Outstanding, to withdraw or instruct any Person to withdraw on its behalf any money from the 7-Year Notes Reserve Account. No passbook, certificate of deposit or other similar instrument evidencing the 7-Year Notes Reserve Account shall be issued, and the Trustee shall retain all contracts, receipts and other papers governing or evidencing the 7-Year Notes Reserve Account. All right, title and interest in and to any proceeds, income and profits of the 7-Year Notes Reserve Account shall vest in the Trustee and shall constitute part of the Reserve Account. The Company shall take such actions at its sole expense as shall be required to ensure that the Trustee has from the date of any deposit as aforesaid a first-priority Lien (subject to Permitted Liens) on such deposit for the benefit of the Trustee. The Company shall have no obligation under the 10-Year Notes Indenture to transfer or deposit any amounts into the 10-Year Notes Reserve Account.

                     (c) The Bank shall not exercise any right of set-off or recoupment or similar right that it may otherwise have against the 7-Year Notes Reserve Account to satisfy obligations of the Company to the Trustee.

                     (d) The Bank shall hold monies deposited in the 7-Year Notes Reserve Account in trust for and shall not commingle such amounts with any other amounts held on behalf of the Trustee or any other Person.

                  (e) The 7-Year Notes Reserve Account shall be a non-interest-bearing trust account of the type customarily maintained by the Bank for institutional customers. Such funds shal be invested at the written direction of the Company in Cash Equivalents. The Trustee shall not have any responsibility to the Company or the Holders of the 7-Year Notes for any losses arising in respect of such investments of the amounts on deposit in the 7-Year Notes Reserve Account, except to the extent that such loss or liability arises from the Trustee's negligence or willful misconduct.

                     SECTION 5.3 Release of Monies from 7-Year Notes Reserve Account. (a) To the extent that monies in the 7-Year Notes Reserve Account exceed an amount equal to the next 12 months of interest and principal payments on the 7-Year Notes and so long as no Event of Default has occurred and is continuing, the Trustee shall release such monies to the Company in accordance with the Company's instructions to the Trustee specified in an Officers' Certificate.

                     (b) To the extent that any monies in the 7-Year Notes Reserve Account remain following the satisfaction and discharge of the 7-Year Notes Indenture with respect to the 7-Year Notes, the Trustee shall release such monies to the Company in accordance with the Company's instructions to the Trustee specified in an Officers' Certificate.

                     (c) In the event the Company fails to make an interest payment (in part or in full) on the 7-Year Notes as required herein, the Trustee shall apply any monies held by it in the 7-Year Notes Reserve Account to the satisfaction of such unpaid interest obligations. Such application by the Trustee will not give rise to an Event of Default under the 7-Year Notes.

                     (d) If an Event of Default has occurred and is continuing under the 7-Year Notes, the Trustee shall apply any monies held by it in the 7-Year Notes Reserve Account to the satisfaction of any unpaid interest and principal obligations of the Company under the 7-Year Notes.

                     SECTION 5.4 Representation, Warranties and Covenants Specific to 7-Year Notes Reserve Account. The Company represents, warrants and covenants that the Lien on the 7-Year Notes Reserve Account granted pursuant to
Section 5.1 will be a valid, binding and enforceable Lien and security interest, securing the Company's interest and principal obligations on each Interest Payment Date for the 7-Year Notes, ranking prior and superior to all other Liens thereon (other than Permitted Liens), and covenants that it shall take all necessary action to cause and maintain a perfected first-priority Lien (subject to Permitted Liens) in the 7-Year Notes Reserve Account, and to allow the Trustee to exercise its rights, remedies, power and privileges to or with respect to the 7-Year Notes Reserve Account. The Company represents and warrants that as of the date of the establishment of the 7-Year Notes Reserve Account, all filings and other actions necessary or desirable for the purpose of registering notice of, perfecting and establishing the first-priority of such Lien (subject to Permitted Liens) and security interest will have been duly made or taken. The Company agrees that at any time upon the reasonable request of the Trustee, the Company will, at the Company's sole expense, execute, acknowledge, deliver, record and/or file such documents or instruments in form reasonably satisfactory to the Trustee, and do such acts and things as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of such Lien and security interest or to further assure, evidence, preserve or protect the perfection, ranking or other benefits thereof.

                              ARTICLE SIX EXCHANGE
                         OF 7-YEAR FLOATING RATE NOTES
                     --------------------------------------

                     SECTION 6.1 Exchange Right. (a) Each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to any Other Additional Amounts (as defined in the 7-Year Floating Rate Notes) incurred as a result of such exchange.

                     (b) Upon any exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes, as described in Section 6.1(a), the outstanding aggregate principal amount of 7-Year Floating Rate Notes shall be irrevocably reduced by the principal amount of any 7-Year Floating Rate Notes so exchanged.

                     SECTION 6.2 Exchange Procedures. (a) To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form included in the form of 7-Year Floating Rate Notes set forth in Exhibit C and Exhibit D, as the case may be, hereto and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Exchange Date".

                     (b) Immediately following the deposit of a 7-Year Floating Rate Note and exchange notice and payment by the exchanging Holder of any required amount in accordance with Section 6.2, the Exchange Agent shall (i) verify that the exchange notice has been duly completed in accordance with its terms and purports to have been signed by or on behalf of the Holder of such 7-Year Floating Rate Note named therein and (ii) set out in the exchange notice the deposit date and the Exchange Date in respect of the deposited Floating Rate Note. The Exchange Agent shall reject such deposited 7-Year Floating Rate Note if the exchange notice in respect of which has not been duly completed in accordance with its terms or does not purport to have been signed by or on behalf of the Holder of such 7-Year Floating Rate Note named therein. The Exchange Agent shall send by facsimile to the Company a copy of the exchange notice as soon as practicable, but in any event no later than two Business Days, following such verification, and shall send by post, to the Company the original exchange notice as soon as practicable following any such request by the Company in writing. On deposit of a 7-Year Floating Rate Note and an exchange notice (and payment by an exchanging Holder of any required amount in accordance with Section 6.1), the 7-Year Floating Rate Note and the exchange notice so deposited and any relevant amounts shall be deemed to be held by the Exchange Agent as the agent of the Company.

                     (c) The Company shall issue and deliver the 7-Year Fixed Rate Notes arising from the exchange of the 7-Year Floating Rate Notes in accordance with the instructions as set out in the exchange notice as soon as practicable, and in any event not later than 14 days, after the Exchange Date (or such longer period as may be required to comply with any applicable laws or regulations). The Registrar will register the Person designated for the purpose in the Exchange Notice as Holder of the 7-Year Fixed Rate Notes in the 7-Year Note Register, and such Person specified for that purpose shall become Holders of such 7-Year Fixed Rate Notes with effect from the date such Person is registered as such in the 7-Year Note Register (the "Registration Date").

                     (d) If the record date for the payment of any interest, principal or premium or Additional Amounts, if any, in respect of the 7-Year Fixed Rate Notes is on or after the Exchange Date in respect of the 7-Year Floating Rate Notes exchanged, but before the Registration Date, the Company shall pay to the exchanging Holder an amount equal to any such payment to which such Holder would have been entitled had such Holder on that record date been such a holder of record of such 7-Year Fixed Rate Notes issued upon exchange.

                                 ARTICLE SEVEN
                                OTHER AMENDMENTS
                                ----------------

                     SECTION 7.1 Events of Default Defined; Acceleration of Maturity. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.1 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 6.1 Events of Default Defined; Acceleration of Maturity. "Event of Default", wherever used herein with respect to the 7-Year Notes, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) the Company shall fail to pay the principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise; or

                  (b) the Company shall fail to pay interest or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days; or

                  (c) the Company shall fail to perform or comply with the provisions contained in Sections 4.3 or 4.11 of the Second Supplemental Indenture, or for a period of 30 consecutive days after the occurrence of such failure, Sections 4.5 or 4.7 of the Second Supplemental Indenture or Section 4.6 of the Indenture; or

                  (d) the Company shall fail to perform or breach any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b), and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding; or

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes interest when such payment is due and payable; or

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under any of the 7-Year Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debt generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7- year Notes then Outstanding."

                     SECTION 7.2 Acceleration of Maturity; Rescission and Annulment. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.2 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 6.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in paragraph (i) or paragraph (j) in Section 6.1 of the Indenture that occurs with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the 7-Year Notes at the time Outstanding may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders (the "Acceleration Notice")), and upon any such declaration 100% of the principal amount thereof and any accrued and unpaid interest thereon shall become immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in paragraph (e) in Section 6.1 of the Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to paragraph (e) in Section 6.1 of the Indenture shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in paragraphs (i) or (j) in Section 6.1 of the Indenture occurs with respect to the Company, the 7-Year Notes then Outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon to the date of such Event of Default, in each case without any declaration or other act on the part of the Trustee or any Holder.

                           At any time after a declaration of acceleration with respect to 7-Year Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Section 6.2 of the Indenture provided, a decision made by the affirmative vote of the Holders of at least a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding may, by written notice to the Company and to the Trustee, rescind and annul such declaration and its consequences if:

                           (a) the Company has paid or deposited with the
                  Trustee a sum sufficient to pay:

                                (i) all overdue interest on all Outstanding
                  7-Year Notes,

                                (ii) the principal of, premium, if any, on or
                  Additional Amounts, if any, on any 7-Year Notes which have become due otherwise than by such declaration of acceleration and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by such 7-Year Notes,

                                (iii) interest upon overdue interest at the rate
                  provided by such 7-Year Notes, and

                                (iv) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                           (b) all existing Events of Default with respect to
                  7-Year Notes, other than the non-payment of the principal of or premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on 7-Year Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.10 of the Indenture; and

                           (c) the rescission would not conflict with any
                  judgment, decree or order of a court of competent jurisdiction.

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

                           The Holders of at least a majority in aggregate
                principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

                           The foregoing provisions shall be without prejudice
                  to the rights of each individual Holder to initiate an action against the Company for the payment of any principal, premium, if any, Additional Amounts and/or interest past due on any 7-Year Note, the case may be. The right of any individual Holder to initiate such action against the Company in connection with any 7-Year Note that is a Program Debt Security complies with Article 29 of the Negotiable Obligations Law."

                     SECTION 7.3 Limitation of Suits by Holders. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.6 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 6.6 Limitations on Suits by Holders. Except
                  as provided in Section 6.2 of the Indenture, no Holder of any 7-Year Note shall have any right to institute any proceeding, judicial or otherwise, with respect to the 7-Year Notes Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the 7-Year Notes;

                  (b) the Holders of at least 25% in aggregate principal amount at maturity of the 7-Year Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (c) such Holder or Holders have offered to the Trustee indemnity satisfactory to such Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding;

         it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the 7-Year Notes Indenture to affect, disturb or prejudice the rights of any other Holders of the 7-Year Notes, or to obtain or to seek to obtain priority or preference over any other Holders of the 7-Year Notes or to enforce any right under the 7-Year Notes Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the 7-Year Notes."

                     SECTION 7.4 Undertaking for Costs. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 6.12 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 6.12 Undertaking for Costs. All parties to the 7-Year Notes Indenture agree, and each Holder of any 7-Year Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.12 of the Indenture shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding 7-Year Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note on or after its Stated Maturity."

                     SECTION 7.5 Certain Rights of the Trustee. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 7.2(f) of the Indenture is hereby amended to read in its entirety as follows:

                           "(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than 51% in aggregate principal amount of the 7-Year Notes at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require a reasonable cash indemnity against such expenses or liabilities as a condition to proceeding; the against reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand;"

                     SECTION 7.6 Supplemental Indentures with Vote of Holders. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section
9.2 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 9.2 Supplemental Indentures with Vote of Holders. With the affirmative vote of the Holders of not less than 51% in aggregate principal amount of the Outstanding 7-Year Notes present or represented at a meeting of such Holders at which a quorum is present, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 7-Year Notes Indenture which affect the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes or of modifying in any manner the rights of the Holders of the 7-Year Fixed Rate Notes or the 7-Year Floating Rate Notes under the 7-Year Notes Indenture; provided, however, that no such supplemental indenture shall, without the unanimous affirmative vote of the Holders of the 7-Year Notes affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any 7-Year Note, or reduce the principal amount thereof, premium, if any, thereon or the rate of interest thereon or the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon);

                  (b) change the place of payment where, or the coin or currency in which, the principal of or premium, if any, or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

                  (c) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                  (d) reduce the percentage in principal amount of the Outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding 7-Year Notes, the Holders of which are entitled to request the calling of a meeting of Holders; or

                  (e) modifying the percentage in principal amount of the Outstanding 7-Year Notes the consent of the Holders of which is required to waive a past Default or Event of Default.

                           A supplemental indenture which changes or eliminates any covenant or other provision of the 7-Year Notes Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the 7-Year Notes Indenture of the Holders of Debt Securities of any other series.

                           It shall not be necessary for the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Holders shall approve the substance thereof."

                     SECTION 7.7 Meetings of Holders; Modification and Waiver. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section
9.7 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 9.7 Meetings of Holders; Modification and Waiver. (a) The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders of the 7-Year Notes at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and in accordance with Section
         12.4 of the Indenture and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of 7-Year Notes who intend to attend a meeting of Holders of 7-Year Notes must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in Section 6.2 hereof, decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time Outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under Section 6.1 of the Indenture shall be required to take the actions specified in such Section; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

                           (i) changing the Stated Maturity of the principal of,
                  or any installment of interest on any 7-Year Note, or reducing the principal amount thereof or premium, if any, or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

                           (ii) changing the place of payment where, or the coin
                  or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7- Year Floating Rate
                  Note) is payable;

                           (iii) impairing the right to institute suit for the
                  enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

                           (iv) reducing the percentage in principal amount of
                  the Outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of Outstanding 7-Year Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

                           (v) modifying the percentage in principal amount of
                  the Outstanding 7-Year Notes, the consent of the Holders of which is required to waive a past Default or Event of Default.

                           Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of 7-Year Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

                           (i) the quorum for meetings called to adopt a
                  resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time Outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time Outstanding; and

                           (ii) the quorum for meetings called to adopt a
                  resolution by which Holders consent to any waiver under the 7-Year Notes or hereunder, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture, shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time Outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time Outstanding.

                     (e) Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the 7-Year Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 7-Year Notes Indenture.

                           No reference herein and no provision of any of the 7-Year Notes or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts thereon, if any) on such 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.

                                  ARTICLE EIGHT
                                  MISCELLANEOUS
                                  -------------

                     Supplemental Indenture. Under this Second Supplemental Indenture and in accordance with the terms and provisions of the 7-Year Notes, the Indenture, as supplemented by and, in the case of Sections 1.1, 2.1, 2.2, 3.1, 3.6(b), 3.9(b)(viii), 3.9(c), 4.1, 4.10, 4.13, 4.17, 6.1, 6.2, 6.6, 6.12,
7.2(f), 7.6, 9.2 and 9.7 of the Indenture, as amended by Sections 1.1, 2.1, 2.2, 3.1, 3.2, 3.3(a), 3.3(b), 4.1, 4.8, 4.10, 4.11, 7.1, 7.2, 7.3, 7.4, 7.5, 8.3,
7.6 and 7.7, respectively, of this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

                     SECTION 8.2 Responsibility of the Trustee. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

                  SECTION 8.3 Compensation and Indemnification of Trustee and Its Prior Claim. For purposes of this Second Supplemental Indenture and the 7-Year Notes, Section 7.6 of the Indenture is hereby amended to read in its entirety as follows:

                           "SECTION 7.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee, the Registrar, their agents, officers and directors, and each predecessor Trustee for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder and the costs and expenses of defending itself against or investigating any claim of liability in the premises. If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.1(i) and 6.1(j) of the Indenture, the expenses and the compensation for the services will be intended to constitute expenses of administration under any bankruptcy law for the relief of debtors. The obligations of the Company under this Section to compensate and indemnify the Trustee, the Registrar, their agents, officers and employees and each predecessor Trustee and to pay or reimburse the Trustee, its agents, officers and employees and each predecessor Trustee for expenses, disbursements and advances with respect to any series of Debt Securities shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Debt Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debt Securities of such series."

                     SECTION 8.4 Governing Law. The Negotiable Obligations Law governs the requirements for the 7-Year Notes to qualify as Obligaciones Negociables thereunder while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV. All other matters in respect of the 7-Year Notes and this Second Supplemental Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with, the laws of the State of New York, United States.

                     SECTION 8.5 Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the 7-Year Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the 7-Year Notes, but this Second Supplemental Indenture and the 7-Year Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                     SECTION 8.6 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument, and all signatures need not appear on any one counterpart.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first above written.

                                                  MULTICANAL S.A.


                                                  By:
                                                     ---------------------------
                                                      Name:
                                                      Title:


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  LAW DEBENTURE TRUST COMPANY
                                                  OF NEW YORK,
                                                      Trustee, Principal Paying
                                                      Agent and Co-Registrar


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  HSBC Bank Argentina S.A.,
                                                      Registrar and Paying Agent


                                                  By
                                                      --------------------------
                                                      Name:
                                                      Title:

                                    EXHIBIT A
           FORM OF REGULATION S GLOBAL NOTE (7-Year Fixed Rate Notes)*

                  UNLESS THIS 7% NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, BANKING"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY 7% NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-Year Notes Indenture REFERRED TO ON THE REVERSE HEREOF.

                  THIS 7% NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF 7-Year Fixed Rate Notes WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.




* Appropriate adjustments to be made if Note is issued in certificated form.

     MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON
      JULY 26, 1991, WITH A TERM OF DURATION EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON JULY 26, 1991 UNDER NUMBER
         5225, BOOK 109 OF VOLUME "A" OF CORPORATIONS, AND WITH DOMICILE
            AT AVALOS 2057 (1431) BUENOS AIRES, ARGENTINA)

                             7-YEAR FIXED RATE NOTES


No. S-_
                                                                     $
                                                                      --------
                                                              CUSIP No.
                                                               ISIN No.
                                                       Common Code  No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in "Principal" on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date on which the Company's APE is granted Court Approval], (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] of each year, commencing [ ], 2004 [on the date these Notes are delivered to holders pursuant to the Company's APE], at a rate of 7.0% per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the 7-Year Notes Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day), immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the 7-Year Fixed Rate Notes, may be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Fixed Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Fixed Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

                  The principal of, premium, if any, on and interest on this 7-Year Note shall be payable, and the transfer of this 7-Year Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Fixed Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Fixed Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Fixed Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

                  Interest on the 7-Year Fixed Rate Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This 7-Year Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this 7-Year Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Note shall not be valid or obligatory for any purpose.



* Appropriate adjustments to be made if Note is issued in certificated form.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                    MULTICANAL S.A.


                                                    By
                                                        ------------------------
                                                        Name:
                                                        Title:


                                                    By
                                                        ------------------------
                                                        Name:
                                                        Title:

                            [REVERSE OF STEP-UP NOTE]


                             7-YEAR FIXED RATE NOTES
                             -----------------------

                  This 7-Year Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Fixed Rate Notes due 2011, initially limited in aggregate principal amount to U.S.$[o] (the "7-Year Fixed Rate Notes" and each, a "7-Year Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a second supplemental indenture, dated as of [ ], 2004 (the "Second Supplemental Indenture" and, together with the Indenture, the "7-Year Notes Indenture"), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Fixed Rate Notes and of the terms upon which the 7-Year Fixed Rate Notes are, and are to be, authenticated and delivered. The terms of the 7-Year Fixed Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The 7-Year Fixed Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.



                  The Indebtedness evidenced by the 7-Year Fixed Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the 7-Year Fixed Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The 7-Year Fixed Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of 7-Year Fixed Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Principal
---------

                  Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes shall be due and payable in installments on the following [Interest Payment Dates] and in the following percentages or amount:


                   ------------------------------------------------------------------------------------------

                                           Third         Fourth         Fifth         Sixth
                                        Anniversary    Anniversary   Anniversary   Anniversary
                                         of [Issue      of [Issue     of [Issue     of [Issue     Maturity
                                        Date], 2004    Date], 2004   Date], 2004   Date], 2004      Date
                   ------------------------------------------------------------------------------------------

                   Percentage/amount         5%            10%           15%           20%        Remaining
                   of outstanding                                                                 principal
                   principal amount                                                              outstanding
                   payable as of such
                   date
                   ------------------------------------------------------------------------------------------

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Fixed Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Fixed Rate Notes.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered 7-Year Fixed Rate Notes shall be payable, and the transfer of such Registered 7-Year Fixed Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Fixed Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the 7-Year Fixed Rate Notes will be made only against surrender of such 7-Year Fixed Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the 7-Year Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any 7-Year Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a 7-Year Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.


Payments of Additional Amounts
------------------------------

                  All payments by the Company in respect of the 7-Year Fixed Rate Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's 7-Year Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such 7-Year Note. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such 7-Year Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such 7-Year Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such 7-Year Note had been the Holder of the 7-Year Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a 7-Year Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such 7-Year Note.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this 7-Year Note.


Redemption for Tax Reasons
--------------------------

                  If at any time subsequent to the issuance of the 7-Year Fixed Rate Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the 7-Year Fixed Rate Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 7-Year Notes Indenture or the 7-Year Fixed Rate Notes), then the 7-Year Fixed Rate Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of 7-Year Fixed Rate Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  In order to effect a redemption of the 7-Year Fixed Rate Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 7-Year Fixed Rate Notes then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.


Purchase by the Company
-----------------------

                  Subject to the "Limitation on Repurchase of 7-Year Notes and 10-Year Notes" covenant, Company may at any time purchase 7-Year Fixed Rate Notes in the open market or by tender or private agreement at any price. All 7-Year Fixed Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Maximum Total Consolidated Indebtedness.

                  So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

                  3. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  4. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  5. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  6. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  7. Limitation on Liens

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  8. Limitations on Sale and Leaseback Transactions

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  9. Limitation on Asset Sales

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  10. Reports to Holders

                  Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  11. Consolidation, Merger and Sale of Assets

                  Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  12. Reserve Accounts

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the "Reserve Accounts") to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the "First Annual Transfer Date") and November 15th (the "Second Annual Transfer Date" and, together with the First Annual Transfer Date, the "Transfer Dates") of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the "7-Year Notes Reserve Account") shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the "10-Year Notes Reserve Account") shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon. Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date. The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes. In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  13. Cash Sweep

                  Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company's independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes. Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment). In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either
(i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days' irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

                  14. Limitation on Capital Expenditures

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

                           (A) the amount shown in the table below opposite such
period:

                           -----------------------------------------------------

                           Period ending:                        Amount:
                           ------------------------------------- ---------------

                           June 30, 2003                         U.S.$5 million
                           -----------------------------------------------------

                           December 31, 2003                     U.S.$5 million
                           -----------------------------------------------------

                           June 30, 2004                         U.S.$10 million
                           -----------------------------------------------------

                           December 31, 2004                     U.S.$10 million
                           -----------------------------------------------------

                           Every six months from June 30, 2005   U.S.$15 million
                           through the maturity date of the
                           7-Year Notes
                           -----------------------------------------------------


                           and

                           (B) in each of the periods, the unused portion of
                  Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

                  15. Limitation on Interest Expense

                  At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A)
2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

                  16. Limitation on Repurchase of 7-Year Notes and 10-Year Notes

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the First Transfer Date in 2004 and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

                  17. Limitation on Restricted Payments

                  So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 7-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant, the "Cash Sweep" covenant, or for a period of 30 consecutive days after the occurrence of such failure, the "Maximum Total Consolidated Indebtedness" covenant, the "Limitation on Indebtedness" covenant, or the "Limitation on Interest Expense" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment
--------------------------------------------------

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture. However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes. A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of 7-Year Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

                  (e) Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the 7-Year Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 7-Year Notes Indenture.

                  No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered 7-Year Fixed Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Fixed Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Fixed Rate Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Fixed Rate Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Fixed Rate Notes and to have satisfied all of its obligations under such 7-Year Fixed Rate Notes except for (i) the rights of Holders of such 7-Year Fixed Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Fixed Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Fixed Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Fixed Rate Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Fixed Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this 7-Year Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Fixed Rate Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the 7-Year Fixed Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the 7-Year Fixed Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Fixed Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Fixed Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the 7-Year Fixed Rate Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 7-Year Fixed Rate Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the 7-Year Fixed Rate Notes, each Holder of 7-Year Fixed Rate Notes, by accepting the 7-Year Fixed Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003.

Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the 7-Year Fixed Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Fixed Rate Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV. All other matters in respect of the 7-Year Fixed Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this 7-Year Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Fixed Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any 7-Year Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Fixed Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Floating Rate Notes" means the series of Debt Securities known as the Company's 7-Year Floating Rate Notes issued (or to be issued) pursuant to the 7-Year Notes Indenture.

                  "7-Year Note Register" means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes due 2011 and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "10-Year Notes" means the series of Debt Securities known as the Company's Step-Up Notes due 2014 issued (or to be issued) pursuant to the 10-Year Notes Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Asset Sale Proceeds Reinvestment" means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Capital Expenditure" means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue 31st Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in "Events of Default" herein.

                  "Excess Cash" means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a 7-Year Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Fixed Rate Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder" means a Person in whose name a 7-Year Note or a 7-Year Note, as the case may be, is registered in the 7-Year Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Floating Rate Notes.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the 7-Year Fixed Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Macroeconomic Disruption Event" means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any 7-Year Note, means the date on which the principal of such 7-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding" means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

                  (i) 7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) 7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) 7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) 7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. 7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 7-Year Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the "Cash Sweep" covenant herein.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor 7-Year Note" of any particular 7-Year Note means every previous 7-Year Note evidencing all or a portion of the same debt as that evidenced by such particular 7-Year Note; and, for the purposes of this definition, any 7-Year Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 7-Year Note.

                  "Pro Forma Consolidated Operating Cash Flow" for any period means "Consolidated Operating Cash Flow" for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Redemption Date" means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

                  "Registered 7-Year Fixed Rate Notes" means any 7-Year Note registered in the 7-Year Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "Unapplied Net Asset Sale Proceeds" means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Global Note shall be U.S.$[ ]. The following increases of decreases in the principal amount at maturity of this Global Note have been made:

                          Amount of decrease     Amount of increase     Principal Amount of
                          in Principal Amount    in Principal Amount    this Global Note      Signature of
Date of                   at Maturity of this    at Maturity of this    following such        authorized officer
Exchange                  Global Note            Global Note            decrease or increase  of Trustee


----------------------------------------------------------------------------------------------------------------


                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the 7-Year Fixed Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

                                                    LAW DEBENTURE TRUST COMPANY
                                                    OF NEW YORK,
                                                        as Trustee


                                                    By
                                                       -------------------------
                                                       (Authorized Signatory)
                                                       Name:
                                                       Title:

                                    EXHIBIT B*
            FORM OF RESTRICTED GLOBAL NOTE (7-Year Fixed Rate Notes)

                  UNLESS THIS 7% NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, LUXEMBOURG"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY 7% NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS 7% NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) INSIDE THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  BY ACCEPTANCE OF THIS 7% NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS 7% NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS 7% NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS 7% NOTE ONLY AS PROVIDED HEREIN AND IN THE 7-Year Notes Indenture REFERRED TO ON THE REVERSE HEREOF.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS 7% NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE 7-Year Notes Indenture REFERRED TO ON THE REVERSE HEREOF.


* Appropriate adjustments to be made if Note is issued in certificated form.

         MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
          LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE
         REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
      EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF
       COMMERCE ON JULY 26, l991 UNDER NUMBER 5225, BOOK 109 OF VOLUME "A"
          OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057 (C1431 DPM)
                            BUENOS AIRES, ARGENTINA)

                             7-YEAR FIXED RATE NOTES


No. R-_
                                                                     $
                                                                      ----------
                                                              CUSIP No.
                                                               ISIN No.
                                                        Common Code No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in "Principal" on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon from (1) in the case of the first Interest Payment Date, December 10, 2003 until [the date on which the Company's APE is granted Court Approval], (2) in the case of the second Interest Payment Date, from [the date on which the Company's APE is granted Court Approval] until a date that is six months thereafter, or (3) in the case of each Interest Payment Date thereafter, from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on [ ] and [ ] of each year, commencing [ ], 2004 [on the date these Notes are delivered to holders pursuant to the Company's APE], at a rate of 7.0% per annum, until the principal hereof is paid or duly provided for, all subject to and in accordance with the 7-Year Notes Indenture. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day), immediately preceding such Interest Payment Date.

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the 7-Year Fixed Rate Notes, may be paid to the Person in whose name this 7-Year Note (or one or more Predecessor 7-Year Fixed Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Fixed Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Fixed Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

                  The principal of, premium, if any, on and interest on this 7-Year Note shall be payable, and the transfer of this 7-Year Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Fixed Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Fixed Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Fixed Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

                  Interest on the 7-Year Fixed Rate Notes shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days actually elapsed.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This 7-Year Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on January 22, 2003 and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this 7-Year Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Note shall not be valid or obligatory for any purpose.



* Appropriate adjustments to be made if Note is issued in certificated form.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                     MULTICANAL S.A.


                                                     By
                                                         -----------------------
                                                         Name:
                                                         Title:


                                                     By
                                                         -----------------------
                                                         Name:
                                                         Title:

                            [REVERSE OF STEP-UP NOTE]


                             7-YEAR FIXED RATE NOTES
                             -----------------------

                  This 7-Year Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Fixed Rate Notes due 2011, initially limited in aggregate principal amount to U.S.$[o] (the "7-Year Fixed Rate Notes" and each, a "7-Year Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a second supplemental indenture, dated as of [ ], 2004 (the "Second Supplemental Indenture" and, together with the Indenture, the "7-Year Notes Indenture"), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Fixed Rate Notes and of the terms upon which the 7-Year Fixed Rate Notes are, and are to be, authenticated and delivered. The terms of the 7-Year Fixed Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The 7-Year Fixed Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

                  The Indebtedness evidenced by the 7-Year Fixed Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the 7-Year Fixed Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The 7-Year Fixed Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of 7-Year Fixed Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Principal
---------

                  Any principal not prepaid (in whole or in part) on the 7-Year Fixed Rate Notes shall be due and payable in installments on the following [Interest Payment Dates] and in the following percentages or amount:


                   ------------------------------------------------------------------------------------------

                                           Third         Fourth         Fifth         Sixth
                                        Anniversary    Anniversary   Anniversary   Anniversary
                                         of [Issue      of [Issue     of [Issue     of [Issue     Maturity
                                        Date], 2004    Date], 2004   Date], 2004   Date], 2004      Date
                   ------------------------------------------------------------------------------------------

                   Percentage/amount         5%            10%           15%           20%        Remaining
                   of outstanding                                                                 principal
                   principal amount                                                              outstanding
                   payable as of such
                   date
                   ------------------------------------------------------------------------------------------

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Fixed Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Fixed Rate Notes.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered 7-Year Fixed Rate Notes shall be payable, and the transfer of such Registered 7-Year Fixed Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Fixed Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the 7-Year Fixed Rate Notes will be made only against surrender of such 7-Year Fixed Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Fixed Rate Notes at their respective addresses set forth in the 7-Year Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Note will remain in effect with respect to any future payments with respect to such 7-Year Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any 7-Year Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a 7-Year Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.


Payments of Additional Amounts
------------------------------

                  All payments by the Company in respect of the 7-Year Fixed Rate Notes will be made free and clear of and without deduction or withholding for or on account of any present or future taxes, duties, levies, imposts, assessments or other charges (including penalties, interest and other additions thereto) that are imposed by or on behalf of any political subdivision or territory or possession of Argentina or any authority or agency therein or thereof having power to tax ("Taxes") unless such withholding or deduction is required by law. If the Company is required by law to make any such withholding or deduction, the Company will pay to any Holder such additional amounts ("Additional Amounts") as may be necessary in order that every net payment made by the Company on the Holder's 7-Year Note after deduction or withholding for or on account of any such present or future Taxes will not be less than the amount then due and payable on such 7-Year Note. The foregoing obligation to pay Additional Amounts, however, will not apply to (i) any Taxes that would not have been imposed but for the existence of any present or former connection between such Holder and Argentina other than the mere receipt of such payment or the ownership or holding of such 7-Year Note; (ii) any Taxes that would not have been imposed but for the presentation by the Holder of such 7-Year Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) if the beneficial owner of such 7-Year Note had been the Holder of the 7-Year Note and would not be entitled to the payment of Additional Amounts; (iv) any Taxes required to be deducted or withheld by any paying agent from a payment on a 7-Year Note, if such payment can be made without such deduction or withholding by any other paying agent; or (v) any Taxes that would not have been imposed but for the failure of the Holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the Holder or beneficial owner of such 7-Year Note.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties that may be imposed by Argentina or the United States in connection with the creation, issue and offering of this 7-Year Note.


Redemption for Tax Reasons
--------------------------

                  If at any time subsequent to the issuance of the 7-Year Fixed Rate Notes, as a result of any change in or amendment to the laws, regulations or governmental policy having the force of law or in the official interpretation or application thereof of Argentina (or of any political subdivision or taxing authority thereof or therein) or any execution of or amendment to, any treaty or treaties affecting taxation to which Argentina (or such political subdivision or taxing authority) is a party, which change or amendment becomes effective after the date of the Indenture, the Company is required, or would be required on the next succeeding interest payment date, to pay Additional Amounts in respect of payments on the 7-Year Fixed Rate Notes and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company (which shall not include any adverse modification of the terms of the 7-Year Notes Indenture or the 7-Year Fixed Rate Notes), then the 7-Year Fixed Rate Notes may be redeemed as a whole (but not in part), at the option of the Company, at any time upon not less than 30 nor more than 90 days' notice given to the Holders of 7-Year Fixed Rate Notes at any time at an amount equal to 100% of their principal amount together with accrued and unpaid interest thereon to the date fixed for redemption.

                  In order to effect a redemption of the 7-Year Fixed Rate Notes pursuant to the preceding paragraph, the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, (i) a certificate signed by two directors of the Company stating that the obligation to pay such Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and (ii) an opinion of independent legal counsel of recognized standing to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change, amendment or executed or amended treaty. Such certificate, once delivered by the Company to the Trustee, will be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments referred to therein. No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the 7-Year Fixed Rate Notes then due. The certificate shall additionally specify the Redemption Date and all other information necessary for the publication and mailing by the Trustee of notices of such redemption. The Trustee shall be entitled to rely conclusively upon the information so furnished by the Company in such certificate and shall be under no duty to check the accuracy or completeness thereof.


Purchase by the Company
-----------------------

                  Subject to the "Limitation on Repurchase of 7-Year Notes and 10-Year Notes" covenant, Company may at any time purchase 7-Year Fixed Rate Notes in the open market or by tender or private agreement at any price. All 7-Year Fixed Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Maximum Total Consolidated Indebtedness.

                  So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

                  3. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  4. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  5. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  6. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  7. Limitation on Liens

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  8. Limitations on Sale and Leaseback Transactions

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  9. Limitation on Asset Sales

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  10. Reports to Holders

                  Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  11. Consolidation, Merger and Sale of Assets

                  Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  12. Reserve Accounts

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the "Reserve Accounts") to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the "First Annual Transfer Date") and November 15th (the "Second Annual Transfer Date" and, together with the First Annual Transfer Date, the "Transfer Dates") of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the "7-Year Notes Reserve Account") shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the "10-Year Notes Reserve Account") shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon. Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date. The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes. In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  13. Cash Sweep

                  Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company's independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes. Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment). In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either
(i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days' irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

                  14. Limitation on Capital Expenditures

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

                          (A) the amount shown in the table below opposite such
                  period:

                           -----------------------------------------------------

                           Period ending:                        Amount:
                           -----------------------------------------------------

                           June 30, 2003                         U.S.$5 million
                           -----------------------------------------------------

                           December 31, 2003                     U.S.$5 million
                           -----------------------------------------------------

                           June 30, 2004                         U.S.$10 million
                           -----------------------------------------------------

                           December 31, 2004                     U.S.$10 million
                           -----------------------------------------------------

                           Every six months from June 30, 2005   U.S.$15 million
                           through the maturity date of the
                           7-Year Notes
                           -----------------------------------------------------


                           and

                           (B) in each of the periods, the unused portion of
                  Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

                  15. Limitation on Interest Expense

                  At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A)
2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

                  16. Limitation on Repurchase of 7-Year Notes and 10-Year Notes

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the First Transfer Date in 2004 and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

                  17. Limitation on Restricted Payments

                  So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 7-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant, the "Cash Sweep" covenant, or for a period of 30 consecutive days after the occurrence of such failure, the "Maximum Total Consolidated Indebtedness" covenant, the "Limitation on Indebtedness" covenant, or the "Limitation on Interest Expense" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment
--------------------------------------------------

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture. However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes. A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any Floating Rate Note) is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of 7-Year Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

                  (e) Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the 7-Year Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 7-Year Notes Indenture.

                  No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest and Additional Amounts, if any, on this 7-Year Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered 7-Year Fixed Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Fixed Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Fixed Rate Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Fixed Rate Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Fixed Rate Notes and to have satisfied all of its obligations under such 7-Year Fixed Rate Notes except for (i) the rights of Holders of such 7-Year Fixed Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Fixed Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Fixed Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Fixed Rate Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Fixed Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this 7-Year Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Fixed Rate Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the 7-Year Fixed Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Fixed Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the 7-Year Fixed Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Fixed Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Fixed Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the 7-Year Fixed Rate Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 7-Year Fixed Rate Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the 7-Year Fixed Rate Notes, each Holder of 7-Year Fixed Rate Notes, by accepting the 7-Year Fixed Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003.

Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the 7-Year Fixed Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Fixed Rate Notes and the authorization of the public offering of the 7-Year Fixed Rate Notes by the CNV. All other matters in respect of the 7-Year Fixed Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this 7-Year Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Fixed Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any 7-Year Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Fixed Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Floating Rate Notes" means the series of Debt Securities known as the Company's 7-Year Floating Rate Notes issued (or to be issued) pursuant to the 7-Year Notes Indenture.

                  "7-Year Note Register" means the books for the exchange, registration and registration of transfer of Registered 7-Year Fixed Rate Notes.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes due 2011 and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "10-Year Notes" means the series of Debt Securities known as the Company's Step-Up Notes due 2014 issued (or to be issued) pursuant to the 10-Year Notes Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Asset Sale Proceeds Reinvestment" means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Capital Expenditure" means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31st Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Event of Default" means any of the events specified in "Events of Default" herein.

                  "Excess Cash" means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a 7-Year Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Fixed Rate Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder" means a Person in whose name a 7-Year Note or a 7-Year Note, as the case may be, is registered in the 7-Year Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Floating Rate Notes.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means in the case of the first interest payment [the date these Notes are delivered to holders pursuant to the Company's APE] and for each interest payment thereafter, [ ] and [ ] of each year, commencing on [ ], 2004.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the 7-Year Fixed Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Macroeconomic Disruption Event" means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any 7-Year Note, means the date on which the principal of such 7-Year Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Outstanding" means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

                  (i) 7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) 7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) 7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) 7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. 7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the holders of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the "Cash Sweep" covenant herein.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor 7-Year Note" of any particular 7-Year Note means every previous 7-Year Note evidencing all or a portion of the same debt as that evidenced by such particular 7-Year Note; and, for the purposes of this definition, any 7-Year Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen 7-Year Note.

                  "Pro Forma Consolidated Operating Cash Flow" for any period means "Consolidated Operating Cash Flow" for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Redemption Date" means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

                  "Registered 7-Year Fixed Rate Notes" means any 7-Year Note registered in the 7-Year Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth day (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "Unapplied Net Asset Sale Proceeds" means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the 7-Year Fixed Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

                                                     LAW DEBENTURE TRUST
                                                     COMPANY OF NEW YORK,
                                                         as Trustee


                                                     By
                                                        -----------------------
                                                        (Authorized Signatory)
                                                        Name:
                                                        Title:

                                    EXHIBIT C
          FORM OF REGULATION S GLOBAL NOTE (7-YEAR FLOATING RATE NOTES)*

                  UNLESS THIS FLOATING RATE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, BANKING"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY FLOATING RATE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, BANKING), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNERS HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 7-Year Notes Indenture REFERRED TO ON THE REVERSE HEREOF.

                  THIS FLOATING RATE NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF 7-YEAR FLOATING RATE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.





* Appropriate adjustments to be made if Note is issued in certificated form.

     MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON
      JULY 26, 1991, WITH A TERM OF DURATION EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF COMMERCE ON JULY 26, 1991 UNDER NUMBER
                            5225, BOOK 109 OF VOLUME
              "A" OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057
                        (1431) BUENOS AIRES, ARGENTINA)

                           7-YEAR FLOATING RATE NOTES


No. S-_
                                                                     $
                                                                      ----------
                                                               CUSIP No.
                                                                ISIN No.
                                                        Common Code  No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in "Principal" on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon in accordance with the provisions of "Interest" on the reverse hereof from [ ]1 or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (whether or not a Business Day).

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Post-Default Rate (as defined in "Interest" on the reverse hereof), may be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Floating Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Floating Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.



* Appropriate adjustments to be made if Note is issued in certificated form.

---------------------
1 The Confirmation Date APE. This sentence may need to be revised if stub period exceeds six months.

                  The principal of, premium, if any, on and interest on this 7-Year Floating Rate Note shall be payable, and the transfer of this 7-Year Floating Rate Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Floating Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Floating Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Floating Rate Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Floating Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This 7-Year Floating Rate Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on [ ] and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this 7-Year Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Floating Rate Note shall not be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                   MULTICANAL S.A.


                                                   By
                                                       -------------------------
                                                       Name:
                                                       Title:


                                                   By
                                                       -------------------------
                                                       Name:
                                                       Title:

                            [REVERSE OF STEP-UP NOTE]


                           7-Year Floating Rate Notes
                           --------------------------

                  This 7-Year Floating Rate Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Floating Rate Notes, without limitation in aggregate principal amount (the "7-Year Floating Rate Notes" and each, a "Floating Rate Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a second supplemental indenture, dated as of [ ], 2004 (the "Second Supplemental Indenture" and, together with the Indenture, the "7-Year Notes Indenture"), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Floating Rate Notes and of the terms upon which the 7-Year Floating Rate Notes are, and are to be, authenticated and delivered. The terms of the 7-Year Floating Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The 7-Year Floating Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

                  The Indebtedness evidenced by the 7-Year Floating Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the 7-Year Floating Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The 7-Year Floating Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of 7-Year Floating Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Principal
---------

                  Any principal not prepaid (in whole or in part) on the 7-Year Floating Rate Notes shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:


                   ------------------------------------------------------------------------------------------

                                           Third         Fourth         Fifth         Sixth
                                        Anniversary    Anniversary   Anniversary   Anniversary
                                         of [Issue      of [Issue     of [Issue     of [Issue     Maturity
                                        Date], 2004    Date], 2004   Date], 2004   Date], 2004      Date
                   ------------------------------------------------------------------------------------------

                   Percentage/amount         5%            10%           15%           20%        Remaining
                   of outstanding                                                                 principal
                   principal amount                                                              outstanding
                   payable as of such
                   date
                   ------------------------------------------------------------------------------------------

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Floating Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Floating Rate Notes.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered 7-Year Floating Rate Notes shall be payable, and the transfer of such Registered 7-Year Floating Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Floating Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the 7-Year Floating Rate Notes will be made only against surrender of such 7-Year Floating Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Floating Rate Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the 7-Year Floating Rate Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Floating Rate Note and remaining unclaimed for two years after such principal, premium, if any, interest or additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Floating Rate Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any 7-Year Floating Rate Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a 7-Year Floating Rate Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding date that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Interest
--------

(a) Interest Payment Dates.

                  The 7-Year Floating Rate Notes will bear interest from December 10, 2003 and such interest will be payable on each Interest Payment Date which (except as mentioned below) falls (i) in the case of the first Interest Payment Date, [on the date these Notes are delivered to holders pursuant to the Company's APE], (ii) in the case of each Interest Payment Date thereafter, three months after the preceding Interest Payment Date (other than the second Interest Payment Date which shall be three months after the [date on which the Company's APE is granted Court Approval]) and (iii) in the case of the last Interest Payment Date, on the final Maturity date. If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event (i) it shall be brought forward to the immediately preceding Business Day, and (ii) each subsequent Interest Payment Date shall be the last Business Day of the last month of each subsequent Interest Period. The period beginning on December 10, 2003 and ending on the [date on which the Company's APE is granted Court Approval] and each successive period beginning on an Interest Payment Date (other than the second Interest Period, which shall commence on [date on which the Company's APE is granted Court Approval]) and ending on the next succeeding Interest Payment Date is called an "Interest Period."

(b) Interest Payments.

                  Each 7-Year Floating Rate Note (or in the case of the repayment on redemption of part only of a 7-Year Floating Rate Note, that part only of such 7-Year Floating Rate Note) will cease to bear interest from the date for its repayment on redemption unless, upon due presentation thereof, payment of principal is improperly withheld, refused or delayed. In such event, or if any payment of interest under the 7-Year Floating Rate Notes is not paid when due on the relevant Interest Payment Date, the Company agrees to pay interest on such principal and/or interest, as the case may be, for the period from and including the due date thereof to but excluding the date the same is paid in full, at the Post-Default Rate, payable from time to time on demand. For the purposes of this paragraph "Post-Default Rate" means, at any time, a rate per annum equal to (a) for the balance of the then current Interest Period, the Rate of Interest applicable to that Interest Period and (b) thereafter, the Rate of Interest for each succeeding Interest Period applicable to that Interest Period which shall be determined by the Calculation Agent in accordance with this paragraph "Interest".

(c) Rate of Interest.

                  The rate of interest from time to time in respect of the 7-Year Floating Rate Notes ("Rate of Interest") will be determined on the following basis:

                  (i) On the second business day before the beginning of each Interest Period (the "Interest Determination Date") the Calculation Agent will determine the offered rate for deposits in U.S. Dollars for the Interest Period concerned as at 11:00 a.m. (London time) on the Interest Determination Date in question, provided however that in the case of the first Interest Period, the Calculation Agent will determine the Rate of Interest by reference to the relevant rate on December 12, 2003. Such offered rate will be that which appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London Interbank offered rates of major banks for U.S. Dollar deposits). The Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the rate which so appears, as determined by the Calculation Agent.

                  (ii) If, on an Interest Determination Date, no offered rate appears on page "3750" on the Telerate Monitor as specified above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the Interest Period concerned, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date and in an amount (not less than U.S.$l,000,000) that is representative of a single transaction in such market at such time. If at least two such quotations are so provided, the Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of such quotations.

                  (iii) If fewer than two quotations are so provided, the Rate of Interest with respect to such Interest Period will be the higher of (x) the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks for the Interest Period concerned and in a principal amount (not less than U.S.$1,000,000) that is representative of a single transaction in such market at such time and (y) the Rate of Interest in effect for the last preceding Interest Period to which one of the preceding subparagraphs (i) and (ii) shall have applied.

(d) Determination of Rate of Interest and Calculation of Interest Amounts.

                  The Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the "Interest Amounts") per 7-Year Floating Rate Note for the relevant Interest Period. The Interest Amounts shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(e) Publication of Rate of Interest and Interest Amounts.

                  The Calculation Agent will cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date to be notified to the Company, the Trustee, each of the Paying Agents and any Stock Exchange on which the Notes are for the time being listed and to be notified to Holders of the 7-Year Floating Rate Notes as soon as possible after their determination but in no event later than the second business day thereafter. The Interest Amounts and Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice other than to the Company and the Trustee in the event of an extension or shortening of the Interest Period. If the 7-Year Floating Rate Notes become due and payable under its terms, the accrued interest and the Rate of Interest payable in respect of the 7-Year Floating Rate Notes shall nevertheless continue to be calculated as previously by the Calculation Agent in accordance with this paragraph "Interest" but no publication of the Rate of Interest or the Interest Amounts so calculated need be made unless the Trustee otherwise requires.

(f) Determination or Calculation by Trustee.

                  If the Calculation Agent does not at any time for any reason so determine the Rate of Interest or calculate the Interest Amounts for an Interest Period, the Trustee shall do so and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall, subject to Section 7 of the Indenture and after consultation with the Company, apply the foregoing provisions of this paragraph "Interest", with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(g) Calculation Agent.

                  The Company will procure that, so long as any 7-Year Floating Rate Note is outstanding, there shall at all times be a Calculation Agent for the purposes of the 7-Year Floating Rate Notes. If any such bank (acting through its relevant office) is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts, the Company shall appoint some other leading bank engaged in the London interbank market (acting through its principal London office) to act as such in its place.

                  The Calculation Agent may not resign its duties without a successor having been so appointed.

                  In this paragraph "Interest", the expression "business day" means a day upon which U.S. Dollar deposits may be dealt in on the London interbank market and commercial banks and foreign exchange markets are open in London and, if on that day a payment is to be made, in The City of New York also.


Payments of Additional Amounts
------------------------------

                  All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Argentina or any political subdivision or taxing authority thereof, or any present or future Taxes imposed or levied within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or within any other jurisdiction from or through which any payment is made by the Company or its agents, unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or application thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Argentina, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or such withholding or deduction occurs as a result of the Company's requirement to pay tax to a Taxing Authority within Argentina as a substitute obligor in respect of the Notes, in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any payment made under or with respect to the Notes, the Company will pay such additional amounts as may be necessary ("Additional Amounts") so that the net amount received by each Holder of Notes (including such Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment made to a Holder of this Note (an "Excluded Holder") with respect to any Taxes which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) and the taxing jurisdiction other than the holding of, or the receipt of payments under, this Note; (ii) if the beneficial owner of such Note had been the Holder of the Note and would not be entitled to the payment of Additional Amounts; or (iii) where any such taxes, duties, assessments or governmental charges would not have been imposed but for the failure of the Holder of such Note to comply with any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence or connection with Argentina of the Holder or beneficial owner of such Note, if (x) such compliance is required by applicable Argentine law, regulation or administrative practice or any applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, such taxes, duties, assessments or governmental charges, (y) at least thirty (30) days prior to the first payment date with respect to which such requirements under Argentine law, regulation, or administrative practice or any applicable treaty shall apply, the Company shall have notified all Holders that such Holders will be required to comply with such requirements, and (z) in the case of such requirements under Argentine law, regulation or administrative practice or any such applicable treaty, such requirements are not materially more onerous to such Holders of Notes (in form, in procedure or in the substance of information disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9 or any comparable successor forms). The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will furnish to the Holder of this Note, within sixty (60) days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

                  At least thirty (30) days prior to each date on which any payment under or with respect to this Note is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Notes on the payment date.

                  In addition, the Company shall reimburse any non-Argentine domiciled Holder of this Note or any interest herein or rights in respect hereof who has paid Taxes to a Taxing Authority in Argentina in respect of its holding of Notes including taxes levied in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder for any tax so paid (but only to the extent that the Company is not required to pay Additional Amounts in respect of such tax as provided above) within 30 days of written evidence of such payment, including the amount paid, being provided to the Company.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary, value added or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States, any jurisdiction out of which payment is made or any other jurisdiction in which the Company is organized or engaged in business, or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of this Note. The Company also agrees to indemnify each Holder of this Note from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid by such Holder in any jurisdiction in connection with any action permitted to be taken by such Holder to enforce the obligations of the Company under this Note. Furthermore, the Company waives its right to reimbursement in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any Holder of any amount required to be paid by the Company to a Taxing Authority in Argentina in respect of such Holder's holding of Notes.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts or Other Additional Amounts, as applicable, which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts or Other Additional Amounts, as applicable, in those provisions hereof where such express reference is not made.

                  Notwithstanding the foregoing, the obligation to pay Additional Amounts to any Holder of the 7-Year Floating Rate Notes will be subject to a maximum level not to exceed the amount required to gross-up payments for withholdings on interest payments to a Basle bank. A Basle bank means a bank (i) in a jurisdiction the central bank of which has adopted the international standards of banking supervision of the Basle Committee and is therefore a listed jurisdiction under Section 155.1 of Argentine Decree 1344, as amended, and (ii) that is legally capable of receiving deposits from or granting loans to residents of the jurisdiction in which it is organized.

Other Additional Amounts
------------------------

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (including, without limitation, the imposition of any Eurocurrency Reserve Requirements greater than zero) or (ii) the compliance with any guideline or request from any Governmental Agency (whether or not having the force of law), there shall be any increase in the cost to any Holder of 7-Year Floating Rate Notes of funding, owning, holding or maintaining its 7-Year Floating Rate Notes or a reduction in the amount of any sum received or receivable by any such Holder under the 7-Year Floating Rate Notes with respect thereto, by an amount deemed by such Holder to be material, within 15 days after receipt by the Company of written demand by such Holder pursuant to paragraph (c), the Company shall from time to time, pay to such Holder additional amounts sufficient to compensate such Holder for such cost or reduction from and after the later of the date such cost or reduction is suffered by such Holder and the date of the receipt of notice specified in paragraph (c) pursuant to which such Holder requires such payment ("Other Additional Amounts"). Together with such notice, the Holder of 7-Year Floating Rate Notes will provide a certificate as to the amount of such increased cost or reduction and providing reasonable detail of the circumstances giving rise to the demand, prepared in good faith and submitted to the Trustee for delivery to the Company by such Holder, which certificate shall be prima facie evidence for all purposes, absent manifest error.

                  (b) Each Holder of 7-Year Floating Rate Notes will, before requesting compensation for Other Additional Amounts pursuant to paragraph (a), use its best efforts to minimize or eliminate such compensation through the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid the need for compensation for such Other Additional Amounts and will not, in the sole judgment of such Holder, be otherwise disadvantageous to such Holder.

                  (c) Each Holder of 7-Year Floating Rate Notes will promptly notify the Trustee for delivery to the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Holder of 7-Year Floating Rate Notes to compensation pursuant to paragraph (a) and advise the Company in such notice, or a subsequent notice, if it requires the Company to pay Other Additional Amounts in respect of such event.

                  (d) The Company shall not be required to compensate a Holder of 7-Year Floating Rate Notes as provided by paragraph (a) (i) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from a requirement which is applicable to the relevant Holder by reason of its financial condition or assets and which is not of general application to similar persons of a similar type in similar circumstances in the same jurisdiction, (ii) in respect of franchise taxes or taxes on such Holder's assets or overall net income, or (iii) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from the transfer of the 7-Year Floating Rate Note from one Holder to another Holder or from the designation by the Holder of 7-Year Floating Rate Notes of a new Holding Office if the original Holder or the Holder holding through the original Holding Office would not have been entitled to such Other Additional Amounts, unless such transfer or designation is made (x) with the Company's written consent or (y) at a time when the circumstances giving rise to such claim for Other Additional Amounts did not exist.

Redemption for Regulatory Reasons.
----------------------------------

                  In the event that the adoption of any applicable law, rule or regulation or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Agency charged with the interpretation or administration thereof, or compliance by any Holder of 7-Year Floating Rate Notes with any request or directive (whether or not having the force of law) of any such Governmental Agency shall make it unlawful or impossible for any Holder of 7-Year Floating Rate Notes to continue to hold, own, maintain or fund its 7-Year Floating Rate Notes and such Holder so notifies the Trustee, the Trustee will forthwith give notice thereof to the Company. If such Holder determines that it may not lawfully continue to maintain and fund its 7-Year Floating Rate Notes until maturity and so specifies in such notice, the Company will, on the date provided therein, repay in full the then outstanding principal amount of each such 7-Year Floating Rate Note, together with accrued interest thereon, upon presentation thereof by such Holder with respect to any such Note. If it is lawful for such Holder to maintain such 7-Year Floating Rate Note through the next Interest Payment Date then applicable to such 7-Year Floating Rate Note, such repayment will be due on such Interest Payment Date. If such Holder shall instead determine that it is not lawful to continue to maintain such 7-Year Floating Rate Note, such repayment will be due within 15 days after the date of receipt of such notice by the Company; provided, however, that Holders of 7-Year Floating Rate Notes will use their best efforts to avoid such unlawfulness through, without limitation, the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid such unlawfulness and will not, in the sole judgment of such Holders, be otherwise reasonably disadvantageous to such Holders.

Optional Redemption of the 7-Year Floating Rate Notes.
-----------------------------------------------------

                  The Company will have the right exercisable at any time on giving not more than 30 nor less than five days' irrevocable notice to the Holders, to redeem all, or only some (subject to a minimum of U.S.$1 million and in accordance with the provision for selection of Floating Rate Notes to be redeemed provided for in the 7-Year Notes Indenture), of the 7-Year Floating Rate Notes at their principal amount, together with interest accrued to the date fixed for redemption, subject only to the provisions set forth in "Other Redemption Costs".

Other Redemption Costs.
-----------------------

                  In respect of any 7-Year Floating Rate Notes which are to be redeemed by the Company or which become due and payable by the Company following an Event of Default, in addition to the principal amount of the 7-Year Floating Rate Notes and accrued interest otherwise payable, if the date of redemption or date of repayment is other than an Interest Payment Date, the Company will pay each Holder whose 7-Year Floating Rate Notes are being redeemed or repaid on the date of redemption or repayment, as and by way of indemnity for its other redemption costs (without requirement of actual proof of loss), an amount "E" calculated as follows:

                  (A - B) x C x D/360 = E

                  where:

                  "A" is the Rate of Interest calculated pursuant to "Interest" for the Interest Period during which such Notes are redeemed or repaid;

                  "B" is the Rate of Interest which would be determined pursuant to "Interest" were the date of redemption or repayment of the 7-Year Floating Rate Notes the commencement of an Interest Period for the 7-Year Floating Rate Notes having a duration of three months (if "D" is greater than or equal to 75), two months (if "D" is greater than or equal to 45 but less than 75) or one month (if "D" is less than 45) minus 1/8%;

                  "C" is the principal amount of the 7-Year Floating Rate Notes of such Holder being redeemed or repaid; and

                  "D" is the actual number of days from and including the date of redemption or repayment to but excluding the commencement of the next succeeding Interest Period were the 7-Year Floating Rate Notes not so redeemed or repaid, provided, however, that no amount will be payable pursuant to this paragraph if (i) "A" is less than or equal to "B" or (ii) such redemption occurs in connection with the exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes as set forth in "Exchange for 7-Year Fixed Rate Notes" below.

Exchange for 7-Year Fixed Rate Notes
------------------------------------

                  Under the terms of the 7-Year Notes Indenture, each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to any Other Additional Amounts incurred as a result of such exchange.

                  To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form attached to this 7-Year Floating Rate Note and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment. Additional information regarding the exchange right and procedures are set forth in Article Six of the Second Supplemental Indenture.

                  For purposes of the preceding paragraph, "Exchange Agent" means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

Purchase by the Company
-----------------------

                  Subject to the "Limitation on Repurchase of 7-Year Notes and 10-Year Notes" covenant, Company may at any time purchase 7-Year Floating Rate Notes in the open market or by tender or private agreement at any price. All 7-Year Floating Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Maximum Total Consolidated Indebtedness.

                  So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

                  3. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  4. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  5. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such of its Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  6. Limitation on Transactions with Shareholders and Affiliates

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  7. Limitation on Liens

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  8. Limitations on Sale and Leaseback Transactions

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  9. Limitation on Asset Sales

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  10. Reports to Holders

                  Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  11. Consolidation, Merger and Sale of Assets

                  Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  12. Reserve Accounts

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the "Reserve Accounts") to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the "First Annual Transfer Date") and November 15th (the "Second Annual Transfer Date" and, together with the First Annual Transfer Date, the "Transfer Dates") of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the "7-Year Notes Reserve Account") shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the "10-Year Notes Reserve Account") shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon. Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date. The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes. In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  13. Cash Sweep

                  Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company's independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes. Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment). In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and
(ii) above shall be borne by the Company.

                  The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days' irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

                  14. Limitation on Capital Expenditures

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

                           (A) the amount shown in the table below opposite such
                  period:

                           -----------------------------------------------------

                           Period ending:                        Amount:
                           -----------------------------------------------------

                           June 30, 2003                         U.S.$5 million
                           -----------------------------------------------------

                           December 31, 2003                     U.S.$5 million
                           -----------------------------------------------------

                           June 30, 2004                         U.S.$10 million
                           -----------------------------------------------------

                           December 31, 2004                     U.S.$10 million
                           -----------------------------------------------------

                           Every six months from June 30, 2005   U.S.$15 million
                           through the maturity date of the
                           7-Year Notes
                           -----------------------------------------------------


                           and

                           (B) in each of the periods, the unused portion of
                  Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

                  15. Limitation on Interest Expense

                  At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A)
2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

                  16. Limitation on Repurchase of 7-Year Notes and 10-Year Notes

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the First Transfer Date in 2004 and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

                  17. Limitation on Restricted Payments

                  So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 7-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant, the "Cash Sweep" covenant, or for a period of 30 consecutive days after the occurrence of such failure, the "Maximum Total Consolidated Indebtedness" covenant, the "Limitation on Indebtedness" covenant, or the "Limitation on Interest Expense" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Significant Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture. However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes. A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7-Year Floating Rate Notes) is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of 7-Year Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

                  (e) Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the 7-Year Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 7-Year Notes Indenture.

                  No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Floating Rate Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any), interest, Additional Amounts (if any) and Other Additional Amounts (if any) on this 7-Year Floating Rate Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered 7-Year Floating Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Floating Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Floating Rate Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Floating Rate Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Floating Rate Notes and to have satisfied all of its obligations under such 7-Year Floating Rate Notes except for (i) the rights of Holders of such 7-Year Floating Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Floating Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Floating Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Floating Rate Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Floating Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Floating Rate Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Floating Rate Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the 7-Year Floating Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the 7-Year Floating Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Floating Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Floating Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Floating Rate Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the 7-Year Floating Rate Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 7-Year Floating Rate Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the 7-Year Floating Rate Notes, each Holder of 7-Year Floating Rate Notes, by accepting the 7-Year Floating Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003.

Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the 7-Year Floating Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Floating Rate Notes. All other matters in respect of the 7-Year Floating Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this Floating Rate Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Floating Rate Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Floating Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Floating Rate Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Floating Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Floating Rate Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes due 2011 and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "10-Year Notes" means the series of Debt Securities known as the Company's Step-Up Notes due 2014 issued (or to be issued) pursuant to the 10-Year Notes Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Applicable Margin" means [    ]% per annum.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Asset Sale Proceeds Reinvestment" means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Calculation Agent" means [o], until a successor Calculation Agent shall have become designated pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Calculation Agent" shall mean such successor Calculation Agent.

                  "Capital Expenditure" means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.


                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31th Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Eurocurrency Reserve Requirements" means, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (the "Board") or other Governmental Agency having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States.

                  "Event of Default" means any of the events specified in "Events of Default" herein.

                  "Excess Cash" means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "Floating Rate Note Register" means the books for the exchange, registration and registration of transfer for Registered 7-Year Floating Rate Notes.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a 7-Year Floating Rate Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Floating Rate Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder" means a Person in whose name a 7-Year Floating Rate Note or a 7-Year Note, as the case may be, is registered in the 7-Year Floating Rate Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Fixed Rate Notes.

                  "Holding Office" means any particular office or branch through which a Holder holds a Floating Rate Note.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                  "Interest Payment Date" means each of the dates on which interest is due on the 7-Year Floating Rate Notes specified in "Interest" herein.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the 7-Year Floating Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Macroeconomic Disruption Event" means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Floating Rate Note, means the date on which the principal of such 7-Year Floating Rate Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Other Additional Amounts" means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in "Other Additional Amounts" herein.

                   "Outstanding" means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

                  (i) 7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) 7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) 7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) 7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. 7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the "Cash Sweep" covenant herein.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Floating Rate Note" of any particular 7-Year Floating Rate Note means every previous 7-Year Floating Rate Note evidencing all or a portion of the same debt as that evidenced by such particular Floating Rate Note; and, for the purposes of this definition, any 7-Year Floating Rate Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Floating Rate Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Floating Rate Note.

                  "Pro Forma Consolidated Operating Cash Flow" for any period means "Consolidated Operating Cash Flow" for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Redemption Date" means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

                  "Registered 7-Year Floating Rate Notes" means any 7-Year Floating Rate Note registered in the 7-Year Floating Rate Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth date (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "Unapplied Net Asset Sale Proceeds" means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Global Note shall be U.S.$[ ]. The following increases of decreases in the principal amount at maturity of this Global Note have been made:

                          Amount of decrease     Amount of increase     Principal Amount of
                          in Principal Amount    in Principal Amount    this Global Note      Signature of
Date of                   at Maturity of this    at Maturity of this    following such        authorized officer
Exchange                  Global Note            Global Note            decrease or increase  of Trustee


-------------------------------------------------------------------------------------------------------------------

                             FORM OF EXCHANGE NOTICE

                  The undersigned registered Holder of the within 7-Year Floating Rate Note hereby irrevocably exercises the option to convert this 7-Year Floating Rate Note (or the portion thereof specified below) into the Company's 7-Year Fixed Rate Notes due 2011 pursuant to the terms of the Second Supplemental Indenture referred to in this Floating Rate Note, and directs that the Company's 7-Year Fixed Rate Notes due 2011 issuable upon exchange and any 7-Year Floating Rate Note representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:


               ---------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

                  If less than the entire principal amount of this 7-Year Floating Rate Note is to be exchanged, specify the denomination(s) of the Floating Rate Note(s) to be issued for the unexchanged amount (U.S.$1.00 or any integral multiple of U.S.$1.00): U.S.$_________.

                  The undersigned agrees to pay all transfer taxes and any expenses (other than any registration fees with the CNV) payable with respect thereto. The undersigned is also delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

                  The undersigned hereby agrees that, promptly after request of the Company or Exchange Agent, it will furnish such proof in support of this certificate as the Company or Exchange Agent may request.

Dated:

                                         By:
                                             -----------------------------------
                                             Signature of Registered Holder


                                         By:
                                             -----------------------------------
                                             Signature Guaranty


         For Exchange Agent's Use only:

         (A)  Date of Deposit:
                               -----------------
              Exchange Date:
                              ------------------
         (B)  Principal amount of 7-Year Fixed Rate Notes issuable:
                                                                    ------------

                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the 7-Year Floating Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

                                LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                    AS TRUSTEE


                                By
                                   ------------------------
                                   (Authorized Signatory)
                                   Name:
                                   Title:

                                    EXHIBIT D
           FORM OF RESTRICTED GLOBAL NOTE (7-YEAR FLOATING RATE NOTES)*

                  UNLESS THIS FLOATING RATE NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), EUROCLEAR BANK S.A./N.V. ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM, LUXEMBOURG"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY FLOATING RATE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, EUROCLEAR OR CLEARSTREAM, LUXEMBOURG), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE 10-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THIS FLOATING RATE NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (2) INSIDE THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  BY ACCEPTANCE OF THIS FLOATING RATE NOTE BEARING THE ABOVE LEGEND, WHETHER UPON ORIGINAL ISSUANCE OR SUBSEQUENT TRANSFER, EACH HOLDER OF THIS FLOATING RATE NOTE ACKNOWLEDGES THE RESTRICTIONS ON THE TRANSFER OF THIS FLOATING RATE NOTE SET FORTH ABOVE AND AGREES THAT IT SHALL TRANSFER THIS FLOATING RATE NOTE ONLY AS PROVIDED HEREIN AND IN THE 10-YEAR NOTES INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS FLOATING RATE NOTE ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE 10-Year Notes Indenture REFERRED TO ON THE REVERSE HEREOF.

         MULTICANAL S.A. (INCORPORATED IN BUENOS AIRES, ARGENTINA, WITH
          LIMITED LIABILITY ("SOCIEDAD ANONIMA") UNDER THE LAWS OF THE
         REPUBLIC OF ARGENTINA ON JULY 26, 1991, WITH A TERM OF DURATION
      EXPIRING ON JULY 27, 2090, AND REGISTERED WITH THE PUBLIC REGISTRY OF
       COMMERCE ON JULY 26, l991 UNDER NUMBER 5225, BOOK 109 OF VOLUME "A"
          OF CORPORATIONS, AND WITH DOMICILE AT AVALOS 2057 (C1431 DPM)
                            BUENOS AIRES, ARGENTINA)

                           7-YEAR FLOATING RATE NOTES


No. R-_                                                             $
                                                                     ----------
                                                             CUSIP  No.
                                                               ISIN No.
                                                       Common Code  No.


                  Multicanal S.A., a sociedad anonima duly organized and existing under the laws of Argentina (the "Company"), for value received, hereby promises to pay to [Cede & Co.]2, or registered assigns, the principal sum indicated on Schedule A hereof in installments on each of the [Interest Payment Dates] as set forth in "Principal" on the reverse hereof (or on such earlier date as the principal sum may become repayable in accordance with the terms and conditions set forth in the 7-Year Notes Indenture or on the reverse hereof), and to pay interest thereon in accordance with the provisions of "Interest" on the reverse hereof from [ ]2 or from the most recent Interest Payment Date to which interest has been paid or duly provided for in arrears. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the 7-Year Notes Indenture, be paid to the Person in whose name this7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (whether or not a Business Day).

                  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Post-Default Rate (as defined in "Interest" on the reverse hereof), may be paid to the Person in whose name this 7-Year Floating Rate Note (or one or more Predecessor 7-Year Floating Rate Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of 7-Year Floating Rate Notes not less than 15 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any exchange on which the 7-Year Floating Rate Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 7-Year Notes Indenture.

                  The principal of, premium, if any, on and interest on this 7-Year Floating Rate Note shall be payable, and the transfer of this 7-Year Floating Rate Note shall be registrable, at the Corporate Trust Office of Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, in The City of New York, at the main office of HSBC Bank Argentina S.A., as Registrar and Paying Agent, in Buenos Aires, Argentina or at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agent appointed by the Company. The Company shall provide to the Principal Paying Agent, in funds available on or prior to the Business Day prior to each date on which a payment of principal of, premium, if any, or any interest on the 7-Year Floating Rate Notes shall become due, as set forth herein, such amount in U.S. Dollars as is necessary to make such payment, and the Company hereby authorizes and directs the Principal Paying Agent from funds so provided to it to make or cause to be made payment of the principal of and any interest, as the case may be, on the 7-Year Floating Rate Notes as set forth herein and in the 7-Year Notes Indenture; provided that payment with respect to principal of and premium, if any, interest and Additional Amounts, if any, on any 7-Year Floating Rate Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the register of Holders of 7-Year Floating Rate Notes; provided further that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

                  All payments of principal and interest hereunder shall be made exclusively in U.S. Dollars or in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

                  This 7-Year Floating Rate Note has been issued pursuant to resolutions of an ordinary meeting of shareholders of the Company adopted on [ ] and resolutions of the Board of Directors of the Company adopted at its meetings on [ ].

                  Reference is hereby made to the further provisions of this 7-Year Floating Rate Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 7-Year Floating Rate Note shall not be valid or obligatory for any purpose.

-------------
2 The Confirmation Date APE. This sentence may need to be revised if stub period exceeds six months.


* Appropriate adjustments to be made if Note is issued in certificated form.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                  MULTICANAL S.A.


                                                  By
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  By
                                                      --------------------------
                                                      Name:
                                                      Title:

                            [REVERSE OF STEP-UP NOTE]


                           7-Year Floating Rate Notes
                           --------------------------

                  This 7-Year Floating Rate Note is a negotiable obligation under the Negotiable Obligations Law and is one of a duly authorized issue of a series of Debt Securities of the Company designated as its 7-Year Floating Rate Notes, without limitation in aggregate principal amount (the "7-Year Floating Rate Notes" and each, a "Floating Rate Note"), as may be set forth from time to time, issued and to be issued under an indenture, dated as of [ ], 2004 (the "Indenture"), as supplemented and amended by a second supplemental indenture, dated as of [ ], 2004 (the "Second Supplemental Indenture" and, together with the Indenture, the "7-Year Notes Indenture"), each of the Indenture and the Second Supplemental Indenture among the Company, Law Debenture Trust Company of New York, as Trustee, Co-Registrar and Principal Paying Agent, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder. Reference to the 7-Year Notes Indenture and all indentures supplemental thereto is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 7-Year Floating Rate Notes and of the terms upon which the 7-Year Floating Rate Notes are, and are to be, authenticated and delivered. The terms of the 7-Year Floating Rate Notes include those stated in the 7-Year Notes Indenture and those made part of the 7-Year Notes Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended (the "Trust Indenture Act"). The 7-Year Floating Rate Notes are subject to all such terms, and Holders are referred to the 7-Year Notes Indenture and the Trust Indenture Act for a statement of those terms.

                  The Indebtedness evidenced by the 7-Year Floating Rate Notes will constitute the direct, unsecured and unconditional unsubordinated Indebtedness of the Company and will rank pari passu in right of payment without any preference among themselves. The payment obligations of the Company under the 7-Year Floating Rate Notes will at all times rank at least equally in priority of payment with all other present and future unsecured and unsubordinated Indebtedness of the Company and senior in priority of payment with all other present and future Subordinated Indebtedness of the Company from time to time outstanding.


Form, Denomination and Registration
-----------------------------------

                  The 7-Year Floating Rate Notes shall be issuable only in registered form without coupons in denominations of U.S.$1.00 or multiples of U.S.$1.00 in excess thereof, including if issued other than as a Global Note and in exchange for beneficial interests in a Restricted Global Note. No service charge shall be made for any registration of transfer or exchange of 7-Year Floating Rate Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


Principal
---------

                  Any principal not prepaid (in whole or in part) on the 7-Year Floating Rate Notes shall be due and payable in installments on the following Interest Payment Dates and in the following percentages or amount:


                   ------------------------------------------------------------------------------------------
                                           Third         Fourth         Fifth         Sixth
                                        Anniversary    Anniversary   Anniversary   Anniversary
                                         of [Issue      of [Issue     of [Issue     of [Issue     Maturity
                                        Date], 2004    Date], 2004   Date], 2004   Date], 2004      Date
                   ------------------------------------------------------------------------------------------

                   Percentage/amount         5%            10%           15%           20%        Remaining
                   of outstanding                                                                 principal
                   principal amount                                                              outstanding
                   payable as of such
                   date
                   ------------------------------------------------------------------------------------------

provided that the amount of each such installment will be calculated for each U.S.$1.00 of the face amount of the 7-Year Floating Rate Notes and rounded to the nearest cent (half a cent being rounded upwards); and provided further that the last such installment will be in the amount necessary to repay in full the outstanding principal amount of the 7-Year Floating Rate Notes.


Payment; Paying Agents and Transfer Agent
-----------------------------------------

                  The principal of, premium, if any, on and interest on the Registered 7-Year Floating Rate Notes shall be payable, and the transfer of such Registered 7-Year Floating Rate Notes will be registrable, at the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, at the main office of the Paying Agent in Argentina and, at the option of the Holder of such Registered 7-Year Floating Rate Notes and subject to any fiscal or other laws and regulations applicable thereto, at the office of any other Paying Agents appointed by the Company. Payments with respect to principal of the 7-Year Floating Rate Notes will be made only against surrender of such 7-Year Floating Rate Notes at the office of the Trustee in The City of New York or at the main office of the Paying Agent in Argentina. Payment with respect to principal, premium, if any, and interest with respect to any 7-Year Floating Rate Note may, at the Company's option, be made, subject to applicable laws and regulations, by U.S. Dollar check drawn on a bank in The City of New York mailed to the Holders of 7-Year Floating Rate Notes at their respective addresses set forth in the 7-Year Floating Rate Note Register, provided that all payments with respect to Global Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless such designation is revoked, any such designation made by such Person with respect to such 7-Year Floating Rate Note will remain in effect with respect to any future payments with respect to such 7-Year Floating Rate Note payable to such Person.

                  Any money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, or premium, if any, interest or Additional Amounts, if any, on any 7-Year Floating Rate Note and remaining unclaimed for two years after such principal, premium, if any, interest or additional Amounts, if any, has become due and payable shall be repaid to the Company on Company Request; and the Holder of such 7-Year Floating Rate Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, (i) in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, and (ii) in the Official Gazette of Argentina and in a newspaper published in the Spanish language and of general circulation in Argentina, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company; provided further, however, that the right to receive any payment with respect to any 7-Year Floating Rate Note (whether at maturity, upon redemption or otherwise) will become void at the end of five years from the date such payment was due.

                  If any payment on a 7-Year Floating Rate Note is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each such place of payment, such payment need not be made on such day but may be made on the next succeeding date that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest will accrue for the period from and after such due date to such next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close.

Interest
--------

(a) Interest Payment Dates.

                  The 7-Year Floating Rate Notes will bear interest from December 10, 2003 and such interest will be payable on each Interest Payment Date which (except as mentioned below) falls (i) in the case of the first Interest Payment Date, [on the date these Notes are delivered to holders pursuant to the Company's APE], (ii) in the case of each Interest Payment Date thereafter, three months after the preceding Interest Payment Date (other than the second Interest Payment Date which shall be three months after the [date on which the Company's APE is granted Court Approval]) and (iii) in the case of the last Interest Payment Date, on the final Maturity date. If any Interest Payment Date would otherwise fall on a day which is not a Business Day, it shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month in which event (i) it shall be brought forward to the immediately preceding Business Day, and (ii) each subsequent Interest Payment Date shall be the last Business Day of the last month of each subsequent Interest Period. The period beginning on December 10, 2003 and ending on the [date on which the Company's APE is granted Court Approval] and each successive period beginning on an Interest Payment Date (other than the second Interest Period, which shall commence on [date on which the Company's APE is granted Court Approval]) and ending on the next succeeding Interest Payment Date is called an "Interest Period."

(b) Interest Payments.

                  Each 7-Year Floating Rate Note (or in the case of the repayment on redemption of part only of a 7-Year Floating Rate Note, that part only of such 7-Year Floating Rate Note) will cease to bear interest from the date for its repayment on redemption unless, upon due presentation thereof, payment of principal is improperly withheld, refused or delayed. In such event, or if any payment of interest under the 7-Year Floating Rate Notes is not paid when due on the relevant Interest Payment Date, the Company agrees to pay interest on such principal and/or interest, as the case may be, for the period from and including the due date thereof to but excluding the date the same is paid in full, at the Post-Default Rate, payable from time to time on demand. For the purposes of this paragraph "Post-Default Rate" means, at any time, a rate per annum equal to (a) for the balance of the then current Interest Period, the Rate of Interest applicable to that Interest Period and (b) thereafter, the Rate of Interest for each succeeding Interest Period applicable to that Interest Period which shall be determined by the Calculation Agent in accordance with this paragraph "Interest".

(c) Rate of Interest.

                  The rate of interest from time to time in respect of the 7-Year Floating Rate Notes ("Rate of Interest") will be determined on the following basis:

                  (i) On the second business day before the beginning of each Interest Period (the "Interest Determination Date") the Calculation Agent will determine the offered rate for deposits in U.S. Dollars for the Interest Period concerned as at 11:00 a.m. (London time) on the Interest Determination Date in question, provided however that in the case of the first Interest Period, the Calculation Agent will determine the Rate of Interest by reference to the relevant rate on December 12, 2003. Such offered rate will be that which appears on the display designated as page "3750" on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London Interbank offered rates of major banks for U.S. Dollar deposits). The Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the rate which so appears, as determined by the Calculation Agent.

                  (ii) If, on an Interest Determination Date, no offered rate appears on page "3750" on the Telerate Monitor as specified above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. Dollars for the Interest Period concerned, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the relevant Interest Determination Date and in an amount (not less than U.S.$l,000,000) that is representative of a single transaction in such market at such time. If at least two such quotations are so provided, the Rate of Interest for such Interest Period will be the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of such quotations.

                  (iii) If fewer than two quotations are so provided, the Rate of Interest with respect to such Interest Period will be the higher of (x) the aggregate of the Applicable Margin and the arithmetic mean (rounded upwards to the nearest 1/16 of 1%) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in U.S. Dollars to leading European banks for the Interest Period concerned and in a principal amount (not less than U.S.$1,000,000) that is representative of a single transaction in such market at such time and (y) the Rate of Interest in effect for the last preceding Interest Period to which one of the preceding subparagraphs (i) and (ii) shall have applied.

(d) Determination of Rate of Interest and Calculation of Interest Amounts.

                  The Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Rate of Interest and calculate the amount of interest payable (the "Interest Amounts") per 7-Year Floating Rate Note for the relevant Interest Period. The Interest Amounts shall be calculated by applying the Rate of Interest to the principal amount of each Floating Rate Note, multiplying such product by the actual number of days in the Interest Period concerned divided by 360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). The determination of the Rate of Interest and the Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(e) Publication of Rate of Interest and Interest Amounts.

                  The Calculation Agent will cause the Rate of Interest and the Interest Amounts for each Interest Period and the relevant Interest Payment Date to be notified to the Company, the Trustee, each of the Paying Agents and any Stock Exchange on which the Notes are for the time being listed and to be notified to Holders of the 7-Year Floating Rate Notes as soon as possible after their determination but in no event later than the second business day thereafter. The Interest Amounts and Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice other than to the Company and the Trustee in the event of an extension or shortening of the Interest Period. If the 7-Year Floating Rate Notes become due and payable under its terms, the accrued interest and the Rate of Interest payable in respect of the 7-Year Floating Rate Notes shall nevertheless continue to be calculated as previously by the Calculation Agent in accordance with this paragraph "Interest" but no publication of the Rate of Interest or the Interest Amounts so calculated need be made unless the Trustee otherwise requires.

(f) Determination or Calculation by Trustee.

                  If the Calculation Agent does not at any time for any reason so determine the Rate of Interest or calculate the Interest Amounts for an Interest Period, the Trustee shall do so and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall, subject to Section 7 of the Indenture and after consultation with the Company, apply the foregoing provisions of this paragraph "Interest", with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(g) Calculation Agent.

                  The Company will procure that, so long as any 7-Year Floating Rate Note is outstanding, there shall at all times be a Calculation Agent for the purposes of the 7-Year Floating Rate Notes. If any such bank (acting through its relevant office) is unable or unwilling to continue to act as the Calculation Agent or if the Calculation Agent fails duly to establish the Rate of Interest for any Interest Period or to calculate the Interest Amounts, the Company shall appoint some other leading bank engaged in the London interbank market (acting through its principal London office) to act as such in its place.

                  The Calculation Agent may not resign its duties without a successor having been so appointed.

                  In this paragraph "Interest", the expression "business day" means a day upon which U.S. Dollar deposits may be dealt in on the London interbank market and commercial banks and foreign exchange markets are open in London and, if on that day a payment is to be made, in The City of New York also.


Payments of Additional Amounts
------------------------------

                  All payments made by the Company under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Argentina or any political subdivision or taxing authority thereof, or any present or future Taxes imposed or levied within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or within any other jurisdiction from or through which any payment is made by the Company or its agents, unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or application thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Argentina, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes or such withholding or deduction occurs as a result of the Company's requirement to pay tax to a Taxing Authority within Argentina as a substitute obligor in respect of the Notes, in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any payment made under or with respect to the Notes, the Company will pay such additional amounts as may be necessary ("Additional Amounts") so that the net amount received by each Holder of Notes (including such Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or beneficial owner would have received if such Taxes had not been withheld or deducted; provided, that no Additional Amounts will be payable with respect to a payment made to a Holder of this Note (an "Excluded Holder") with respect to any Taxes which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Note) and the taxing jurisdiction other than the holding of, or the receipt of payments under, this Note; (ii) if the beneficial owner of such Note had been the Holder of the Note and would not be entitled to the payment of Additional Amounts; or (iii) where any such taxes, duties, assessments or governmental charges would not have been imposed but for the failure of the Holder of such Note to comply with any certification, identification, information, documentation or other reporting requirements concerning the nationality, residence or connection with Argentina of the Holder or beneficial owner of such Note, if (x) such compliance is required by applicable Argentine law, regulation or administrative practice or any applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of, such taxes, duties, assessments or governmental charges, (y) at least thirty (30) days prior to the first payment date with respect to which such requirements under Argentine law, regulation, or administrative practice or any applicable treaty shall apply, the Company shall have notified all Holders that such Holders will be required to comply with such requirements, and (z) in the case of such requirements under Argentine law, regulation or administrative practice or any such applicable treaty, such requirements are not materially more onerous to such Holders of Notes (in form, in procedure or in the substance of information disclosed) than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice (such as IRS Forms 1001, W-8 and W-9 or any comparable successor forms). The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will furnish to the Holder of this Note, within sixty (60) days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

                  At least thirty (30) days prior to each date on which any payment under or with respect to this Note is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the Holders of Notes on the payment date.

                  In addition, the Company shall reimburse any non-Argentine domiciled Holder of this Note or any interest herein or rights in respect hereof who has paid Taxes to a Taxing Authority in Argentina in respect of its holding of Notes including taxes levied in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder for any tax so paid (but only to the extent that the Company is not required to pay Additional Amounts in respect of such tax as provided above) within 30 days of written evidence of such payment, including the amount paid, being provided to the Company.

                  In addition, the Company agrees to pay any stamp, issue, registration, documentary, value added or other similar taxes and duties, including interest and penalties, payable in Argentina or the United States, any jurisdiction out of which payment is made or any other jurisdiction in which the Company is organized or engaged in business, or any political subdivision thereof or taxing authority of or in the foregoing in respect of the creation, issue and offering of this Note. The Company also agrees to indemnify each Holder of this Note from and against all court taxes or other taxes and duties, including interest and penalties, imposed on or paid by such Holder in any jurisdiction in connection with any action permitted to be taken by such Holder to enforce the obligations of the Company under this Note. Furthermore, the Company waives its right to reimbursement in accordance with Argentine Law No. 23,966, as amended, and regulations thereunder, from any Holder of any amount required to be paid by the Company to a Taxing Authority in Argentina in respect of such Holder's holding of Notes.

                  Any reference herein to principal and/or interest shall be deemed also to refer to any Additional Amounts or Other Additional Amounts, as applicable, which may be payable under the undertakings described in this paragraph, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts or Other Additional Amounts, as applicable, in those provisions hereof where such express reference is not made.

                  Notwithstanding the foregoing, the obligation to pay Additional Amounts to any Holder of the 7-Year Floating Rate Notes will be subject to a maximum level not to exceed the amount required to gross-up payments for withholdings on interest payments to a Basle bank. A Basle bank means a bank (i) in a jurisdiction the central bank of which has adopted the international standards of banking supervision of the Basle Committee and is therefore a listed jurisdiction under Section 155.1 of Argentine Decree 1344, as amended, and (ii) that is legally capable of receiving deposits from or granting loans to residents of the jurisdiction in which it is organized.

Other Additional Amounts
------------------------

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (including, without limitation, the imposition of any Eurocurrency Reserve Requirements greater than zero) or (ii) the compliance with any guideline or request from any Governmental Agency (whether or not having the force of law), there shall be any increase in the cost to any Holder of 7-Year Floating Rate Notes of funding, owning, holding or maintaining its 7-Year Floating Rate Notes or a reduction in the amount of any sum received or receivable by any such Holder under the 7-Year Floating Rate Notes with respect thereto, by an amount deemed by such Holder to be material, within 15 days after receipt by the Company of written demand by such Holder pursuant to paragraph (c), the Company shall from time to time, pay to such Holder additional amounts sufficient to compensate such Holder for such cost or reduction from and after the later of the date such cost or reduction is suffered by such Holder and the date of the receipt of notice specified in paragraph (c) pursuant to which such Holder requires such payment ("Other Additional Amounts"). Together with such notice, the Holder of 7-Year Floating Rate Notes will provide a certificate as to the amount of such increased cost or reduction and providing reasonable detail of the circumstances giving rise to the demand, prepared in good faith and submitted to the Trustee for delivery to the Company by such Holder, which certificate shall be prima facie evidence for all purposes, absent manifest error.

                  (b) Each Holder of 7-Year Floating Rate Notes will, before requesting compensation for Other Additional Amounts pursuant to paragraph (a), use its best efforts to minimize or eliminate such compensation through the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid the need for compensation for such Other Additional Amounts and will not, in the sole judgment of such Holder, be otherwise disadvantageous to such Holder.

                  (c) Each Holder of 7-Year Floating Rate Notes will promptly notify the Trustee for delivery to the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Holder of 7-Year Floating Rate Notes to compensation pursuant to paragraph (a) and advise the Company in such notice, or a subsequent notice, if it requires the Company to pay Other Additional Amounts in respect of such event.

                  (d) The Company shall not be required to compensate a Holder of 7-Year Floating Rate Notes as provided by paragraph (a) (i) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from a requirement which is applicable to the relevant Holder by reason of its financial condition or assets and which is not of general application to similar persons of a similar type in similar circumstances in the same jurisdiction, (ii) in respect of franchise taxes or taxes on such Holder's assets or overall net income, or (iii) if the increased cost or reduction in respect of which such claim for Other Additional Amounts arises results solely from the transfer of the 7-Year Floating Rate Note from one Holder to another Holder or from the designation by the Holder of 7-Year Floating Rate Notes of a new Holding Office if the original Holder or the Holder holding through the original Holding Office would not have been entitled to such Other Additional Amounts, unless such transfer or designation is made (x) with the Company's written consent or (y) at a time when the circumstances giving rise to such claim for Other Additional Amounts did not exist.

Redemption for Regulatory Reasons.
---------------------------------

                  In the event that the adoption of any applicable law, rule or regulation or any change in any applicable law, rule or regulation or any change in the interpretation or administration thereof by any Governmental Agency charged with the interpretation or administration thereof, or compliance by any Holder of 7-Year Floating Rate Notes with any request or directive (whether or not having the force of law) of any such Governmental Agency shall make it unlawful or impossible for any Holder of 7-Year Floating Rate Notes to continue to hold, own, maintain or fund its 7-Year Floating Rate Notes and such Holder so notifies the Trustee, the Trustee will forthwith give notice thereof to the Company. If such Holder determines that it may not lawfully continue to maintain and fund its 7-Year Floating Rate Notes until maturity and so specifies in such notice, the Company will, on the date provided therein, repay in full the then outstanding principal amount of each such 7-Year Floating Rate Note, together with accrued interest thereon, upon presentation thereof by such Holder with respect to any such 7-Year Floating Rate Note. If it is lawful for such Holder to maintain such 7-Year Floating Rate Note through the next Interest Payment Date then applicable to such 7-Year Floating Rate Note, such repayment will be due on such Interest Payment Date. If such Holder shall instead determine that it is not lawful to continue to maintain such 7-Year Floating Rate Note, such repayment will be due within 15 days after the date of receipt of such notice by the Company; provided, however, that Holders of 7-Year Floating Rate Notes will use their best efforts to avoid such unlawfulness through, without limitation, the transfer of its 7-Year Floating Rate Notes to a different Holding Office or to another Person if such transfer will avoid such unlawfulness and will not, in the sole judgment of such Holders, be otherwise reasonably disadvantageous to such Holders.

Optional Redemption of the 7-Year Floating Rate Notes.
-----------------------------------------------------

                  The Company will have the right exercisable at any time on giving not more than 30 nor less than five days' irrevocable notice to the Holders, to redeem all, or only some (subject to a minimum of U.S.$1 million and in accordance with the provision for selection of Floating Rate Notes to be redeemed provided for in the 7-Year Notes Indenture), of the 7-Year Floating Rate Notes at their principal amount, together with interest accrued to the date fixed for redemption, subject only to the provisions set forth in "Other Redemption Costs".

Other Redemption Costs.
-----------------------

                  In respect of any 7-Year Floating Rate Notes which are to be redeemed by the Company or which become due and payable by the Company following an Event of Default, in addition to the principal amount of the 7-Year Floating Rate Notes and accrued interest otherwise payable, if the date of redemption or date of repayment is other than an Interest Payment Date, the Company will pay each Holder whose 7-Year Floating Rate Notes are being redeemed or repaid on the date of redemption or repayment, as and by way of indemnity for its other redemption costs (without requirement of actual proof of loss), an amount "E" calculated as follows:

                  (A - B) x C x D/360 = E

                  where:

                  "A" is the Rate of Interest calculated pursuant to "Interest" for the Interest Period during which such Notes are redeemed or repaid;

                  "B" is the Rate of Interest which would be determined pursuant to "Interest" were the date of redemption or repayment of the 7-Year Floating Rate Notes the commencement of an Interest Period for the 7-Year Floating Rate Notes having a duration of three months (if "D" is greater than or equal to 75), two months (if "D" is greater than or equal to 45 but less than 75) or one month (if "D" is less than 45) minus 1/8%;

                  "C" is the principal amount of the 7-Year Floating Rate Notes of such Holder being redeemed or repaid; and

                  "D" is the actual number of days from and including the date of redemption or repayment to but excluding the commencement of the next succeeding Interest Period were the 7-Year Floating Rate Notes not so redeemed or repaid, provided, however, that no amount will be payable pursuant to this paragraph if (i) "A" is less than or equal to "B" or (ii) such redemption occurs in connection with the exchange of 7-Year Floating Rate Notes for 7-Year Fixed Rate Notes as set forth in "Exchange for 7-Year Fixed Rate Notes" below.

Exchange for 7-Year Fixed Rate Notes
------------------------------------

                  Under the terms of the 7-Year Notes Indenture, each Holder of 7-Year Floating Rate Notes shall be entitled on any Business Day (other than any day following any Regular Record Date to and including the day immediately preceding the related Interest Payment Date) to exchange such 7-Year Floating Rate Notes for an equivalent principal amount in the 7-Year Fixed Rate Notes, provided that any expenses incurred as a result of such exchange by either such Holder or the Company (other than any registration fees with the CNV) shall be paid by such Holder, and provided further that the Company shall not be required to any Other Additional Amounts incurred as a result of such exchange.

                  To exchange a Floating Rate Note, a Holder must (a) complete and manually sign an exchange notice in substantially the form attached to this 7-Year Floating Rate Note and deliver such notice to the Exchange Agent at its own expense, (b) surrender the 7-Year Floating Rate Note to the Exchange Agent duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Exchange Agent, and (d) pay any required transfer or similar tax and make any other required payment. Additional information regarding the exchange right and procedures are set forth in Article Six of the Second Supplemental Indenture.

                  For purposes of the preceding paragraph, "Exchange Agent" means any Person authorized by the Company to accept the presentation of 7-Year Floating Rate Notes by Holders thereof for exchange into 7-Year Fixed Rate Notes.

Purchase by the Company
-----------------------

                  Subject to the "Limitation on Repurchase of 7-Year Notes and 10-Year Notes" covenant, Company may at any time purchase 7-Year Floating Rate Notes in the open market or by tender or private agreement at any price. All 7-Year Floating Rate Notes so purchased must be delivered by the Company to the Trustee for cancellation.

Certain Covenants
-----------------

                  1. Limitation on Indebtedness.

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly Incur any Indebtedness (including Acquired Indebtedness); provided that the Company (but not any Subsidiary of the Company) may Incur Indebtedness (including Acquired Indebtedness) and a Subsidiary of the Company may Incur Acquired Indebtedness if, after giving effect to the application of the Incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 6.5 to 1.0.

                  The foregoing limitations on the Incurrence of Indebtedness will not apply to:

                  (i) the Incurrence by the Company of Permitted Indebtedness;

                  (ii) the Incurrence by any Subsidiary of the Company of Permitted Subsidiary Indebtedness;

                  (iii) the Incurrence of Indebtedness by the Company (but not any Subsidiary of the Company) other than Indebtedness described in the foregoing clause (i), which Indebtedness when added to the then outstanding Indebtedness previously Incurred under this clause (iii) and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under clause (iv) below, does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount; and

                  (iv) the Incurrence of Indebtedness by Subsidiaries of the Company which Indebtedness, (A) when added to the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$10 million in aggregate principal amount, and (B) when added to the outstanding Indebtedness of the Company previously Incurred under clause (iii) above and the outstanding Indebtedness of Subsidiaries of the Company previously Incurred under this clause (iv), does not exceed, as of the date of determination, U.S.$25 million in aggregate principal amount.

                  2. Maximum Total Consolidated Indebtedness.

                  So long as any 7-Year Notes remain Outstanding, the Company will maintain a Total Consolidated Indebtedness of no greater than the initial aggregate principal amount of the 7-Year Notes and the 10-Year Notes plus U.S.$5 million of seller financing outstanding on the Issue Date plus U.S.$10 million (or its equivalent in other currencies) minus 90% of the aggregate principal amount of any 7-Year Notes or 10-Year Notes cancelled on or prior to the date of determination, minus 90% of the aggregate principal amount of any seller financing outstanding on the Issue Date plus the aggregate amount of Indebtedness Incurred as a result of a transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein minus 90% of the aggregate principal amount of any such Indebtedness discharged prior to the date of determination.

                  3. Limitation on Dividends and Other Payment Restrictions Affecting Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will not, and will not permit any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law to the Company or any Significant Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to the Company or any other Significant Subsidiary, (iii) make loans or advances to the Company or any other Significant Subsidiary or (iv) sell, lease or transfer any of its property or assets to the Company or any other Significant Subsidiary.

                  The foregoing provisions shall not restrict (A) in the case of clause (i), (ii), (iii) or (iv), any such encumbrance or restriction (I) existing under the 7-Year Notes Indenture; (II) existing under or by reason of applicable law; (III) existing under any instrument governing Acquired Indebtedness or Capital Stock of any Person or the property or assets of such Person acquired by the Company or any Significant Subsidiary and existing at the time of such acquisition (except to the extent such Acquired Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (IV) existing under any agreement or instrument that refinances an Indebtedness or replaces, renews or amends an agreement or instrument containing an encumbrance or restriction that is permitted by clauses
(I) and (III) above, provided that the terms and conditions of any such restrictions taken as a whole are not less favorable to the Holders than those under or pursuant to the Indebtedness being refinanced or the agreements or instruments being replaced, renewed or amended; or (V) with respect to a Significant Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Significant Subsidiary; or
(B), in the case of clause (iv) only, any such encumbrance or restriction (I) that restricts in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease or license, or (II) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Significant Subsidiary not otherwise prohibited by the 7-Year Notes Indenture. Nothing contained in this paragraph shall prevent the Company or any Significant Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Significant Subsidiaries that secure Indebtedness of the Company or any Significant Subsidiary, subject to compliance with the "Limitation on Asset Sales" covenant.

                  4. Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not sell, and will not permit any Significant Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Significant Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Subsidiary that, at the time of such sale, is a Significant Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Significant Subsidiary would no longer constitute a Significant Subsidiary, (iii) in the case of issuances of Capital Stock by a Significant Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such Significant Subsidiary, (iv) the issuance to or ownership by directors of directors' qualifying shares or the issuance to or ownership by a Person of Capital Stock of any Significant Subsidiary, to the extent mandated by applicable law, or (v) the issuance or transfer of Capital Stock of a Significant Subsidiary to the seller or transferor of a Cable/Telecommunications Business, provided that after giving effect to any such issuance or transfer, the Company holds at least 51% of the Capital Stock (including 51% of the Voting Stock) of any such Significant Subsidiary, and provided further that in the case of clauses (ii), (iii) and (v) above, any such issuance or sale shall comply with the "Limitation on Asset Sales" covenant.

                  5. Limitation on Issuances of Guarantees by Subsidiaries

                  Under the terms of the 7-Year Notes Indenture, the Company will not permit any Subsidiary of the Company, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless
(i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the 7-Year Notes Indenture providing for a Guarantee by such Subsidiary (a "Subsidiary Guarantee") of payment of the 7-Year Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Subsidiary of the Company that (x) exists at the time such Person becomes a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. If the Guaranteed Indebtedness is pari passu with the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee. If the Guaranteed Indebtedness is subordinated to the 7-Year Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the 7-Year Notes.

                  Notwithstanding the foregoing, any Subsidiary Guarantee by a Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each of its Subsidiary's Capital Stock in, or all or substantially all the assets of, such of its Subsidiary (which sale, exchange or transfer is not in contravention of the "Limitation on Asset Sales" covenant and is not otherwise prohibited hereby) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  6. Limitation on Transactions with Shareholders and
Affiliates.

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary to, directly or indirectly, conduct any business, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease, exchange or transfer of property or assets, the rendering of any service, or the making of any payment, loan, advance or guarantee) with, or for the benefit of, any holder (or any Affiliate of such holder) of 10% or more of the Capital Stock of the Company or with any Affiliate of the Company or of any Subsidiary (together, "Related Persons" and each, a "Related Person"), unless the terms to the Company or such Subsidiary
(i) are at least as favorable to the Company or such Subsidiary as those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not a Related Person, and (ii) in the case of any transaction (or series of transactions) with a Related Person involving aggregate payments made on or after the Issue Date in excess of U.S.$10 million in any fiscal year, shall be approved by a majority of the disinterested members of the Board of Directors of the Company, or if no such disinterested directors exist with respect to such transaction (or series of transactions), shall be confirmed by an opinion of an Independent Financial Advisor to be fair, from a financial point of view, to the Company or such Subsidiary.

                  The foregoing limitation does not limit, and shall not apply to (i) any transaction between the Company and any of its Subsidiaries or between Subsidiaries, (ii) payment of reasonable and customary compensation and fees to directors of the Company and the Subsidiaries who are not employees of the Company or any Subsidiary, or (iii) the grant of stock options or similar rights to acquire Capital Stock (other than Disqualified Stock) to employees and directors of the Company pursuant to plans approved by the Board of Directors provided that, in the aggregate, the shares of Capital Stock underlying such options or similar rights issued since the Issue Date (exclusive of any shares of Capital Stock or similar rights required to be issued by law) shall not exceed 2.5% of the outstanding Common Stock of the Company on a fully diluted basis at the date of determination.

                  7. Limitation on Liens

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any Subsidiary of the Company to create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) against or upon any of its property or assets (including any shares of Capital Stock), now owned or hereafter acquired, or any proceeds therefrom securing any Indebtedness unless provision is made directly to secure the 7-Year Notes equally and ratably by a Lien on such property, assets or proceeds with (or, if the obligation or liability to be secured by such Lien is Subordinated Indebtedness, prior to) the obligation or liability secured by such Lien.

                  8. Limitations on Sale and Leaseback Transactions.

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless: (i) the net proceeds from such transaction are at least equal to the Fair Market Value of the property being transferred and (ii) shall comply with the "Limitation on Asset Sales" covenant.

                  For purposes of the preceding paragraph, "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a Wholly-Owned Subsidiary of such Person or between one or more Wholly-Owned Subsidiaries of such Person) pursuant to which property is sold or transferred by such Person or a Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of their Subsidiaries.

                  9. Limitation on Asset Sales

                  Under the terms of the 7-Year Notes Indenture, the Company will not, and will not permit any of its Subsidiaries to make any Asset Sale that would result in a Material Adverse Effect occurring and, in the case of Asset Sales involving consideration of U.S.$10 million or more, unless an Independent Financial Advisor shall have delivered a valuation of the property or asset being sold to the Board of Directors and at a price consistent with such valuation.

                  10. Reports to Holders

                  Under the terms of the 7-Year Notes Indenture, the Company covenants to deliver to the Trustee:

                  (a) (i) annual consolidated financial statements with a report from a major internationally recognized independent public accountant with respect to such year within 180 days after the end of the fiscal year and (ii) quarterly consolidated financial statements within 60 days after the end of each of the first three fiscal quarters;

                  (b) such additional information as the Company has filed with any regulatory authority with jurisdiction over the Company within ten business days of the filing thereof;

                  (c) written notice of the occurrence of any Default or Event of Default within ten Business Days of the Company becoming aware of any such Default or Event of Default, which notice shall be signed by the CEO, CFO or the chief accounting officer of the Company; and

                  (d) written certification, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Subsidiaries, and of the Company's and its Subsidiaries' performance under the 7-Year Notes Indenture, and that the Company has, to the best of their knowledge, fulfilled all obligations under the 7-Year Notes Indenture, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  11. Consolidation, Merger and Sale of Assets

                  Under the terms of the 7-Year Notes Indenture, the Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly-Owned Subsidiary which, at the time of such consolidation or merger, is a Significant Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall expressly assume, by a supplemental indenture, executed and delivered to a Responsible Officer of the Trustee, all of the obligations of the Company under the 7-Year Notes Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) (A) the transaction will involve a Person principally engaged in the Company's line of business or in a business or activities ancillary to the Company's line of business, or reasonably related therewith (including, but not limited to programming, MMDS, broadband, pay television and the provision of access service to, content for or ancillary services such as web-hosting, network security and monitoring, digital certificates or equipment installation or maintenance, for the Internet, but excluding non-pay television services, AM or FM radio broadcasting, telephone or cellular communications and publication of newspapers), (B) immediately after giving effect to such transaction on a pro forma basis, the Company, or any surviving Person will have Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (provided that this requirement will not apply where such transaction involves another Person engaged in substantially the Company's line of business in Argentina), and (C) (1) the weighted average life of the Company's (or the surviving Person's) consolidated Indebtedness after giving effect to the transaction would exceed the lesser of (x) (1) six years (if the transaction is consummated prior to September 30, 2004), and (2) five years (if the transaction is consummated on or after September 30, 2004) and (y) the weighted average life of the Company's consolidated Indebtedness immediately prior to the transaction and (2) after giving effect to such transaction the Company (or the surviving Person) would either be permitted to Incur at least U.S.$1.00 of additional Indebtedness pursuant to the "Limitation on Indebtedness" covenant, if such Incurrence was not permitted prior to giving effect to such transaction or, if such Incurrence was permitted, have a lower ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow than that of the Company prior to giving effect to such transaction; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an opinion of reputable Argentine counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with clause (i) of this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  12. Reserve Accounts.

                  Under the terms of the 7-Year Notes Indenture, so long as any of the 7-Year Notes are Outstanding, the Company will establish and maintain with a bank located in New York two U.S. dollar-denominated reserve accounts (the "Reserve Accounts") to which the Company will transfer, on a ratable basis (by reference to the amounts of principal and interest due within twelve months of the date of determination under the 7-Year Notes, in one case, and the 10-Year Notes, in the other case), on the first Interest Payment Date following May 15th (the "First Annual Transfer Date") and November 15th (the "Second Annual Transfer Date" and, together with the First Annual Transfer Date, the "Transfer Dates") of any given year, any amount of Excess Cash calculated, in the case of the First Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended March 31st of the same calendar year, and for the Second Annual Transfer Date, by reference to the Company's unaudited interim consolidated financial statements as of and for the three-month period ended September 30th of the same calendar year, so that (A) the balance in one of the Reserve Accounts (the "7-Year Notes Reserve Account") shall not exceed the sum of (x) 12 months of interest payments on the 7-Year Notes (assuming an interest rate of 7% for any 7-Year Notes that are 7-Year Floating Rate Notes) and Additional Amounts, if any, thereon and (y) any amount of principal of the 7-Year Notes due within 12 months of such Transfer Date, and (B) the balance in the other Reserve Account (the "10-Year Notes Reserve Account") shall not exceed 12 months of interest payments on the 10-Year Notes and Additional Amounts, if any, thereon. Amounts required to be transferred in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the Buenos Aires business day immediately preceding the relevant Transfer Date. The 7-Year Notes Reserve Account shall be subject to a first-priority security interest in favor of the Trustee, as collateral agent for the Holders of 7-Year Notes. In the event that on any Transfer Date any restrictions or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to transfer all amounts required to be transferred under this section either (i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  13. Cash Sweep.

                  Under the terms of the 7-Year Notes Indenture, so long as any principal amount of 7-Year Notes shall remain outstanding, if the amount of Excess Cash for any Transfer Date (after complying with the obligation set forth in Clause 12) exceeds U.S.$3,000,000 (or the equivalent thereof in other currencies), the Company will apply 70% of any such surplus Excess Cash (the determination of such amount to be certified by the Company's independent auditors) plus, without duplication, 100% of the Unapplied Net Asset Sale Proceeds on such Transfer Date to the ratable pre-payment of any outstanding 7-Year Notes. Amounts required to be prepaid in accordance herewith will be determined by reference to the Peso amounts using the Company's consolidated balance sheets for the relevant dates and converting such amounts into U.S. Dollars at the prevailing exchange rate on the date of the mandatory prepayment). In the event that on any Transfer Date any restriction or prohibition of access to the Argentine foreign exchange market exists, the Company agrees to pay all amounts required to be paid under this section either
(i) by purchasing, with Pesos, any series of "Bonos Externos de la Republica Argentina" or any other securities or public or private bonds issued in Argentina and denominated in U.S. Dollars, and transferring and selling such instruments outside Argentina for U.S. dollars, or (ii) by means of any other legal procedure existing in Argentina on any such Transfer Date. All costs and taxes payable in connection with the procedures referred to in (i) and (ii) above shall be borne by the Company.

                  The Company shall effectuate any pre-payment of the 7-Year Notes described in Section 4.3(a) by providing not more than 30 nor less than five days' irrevocable notice to Holders of 7-Year Notes and redeeming Outstanding 7-Year Notes, on a pro rata basis, at their remaining principal amount thereof, together with accrued interest to the relevant Transfer Date.

                  14. Limitation on Capital Expenditures.

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, except for Asset Sale Proceed Reinvestments, the Company shall not make or permit any Subsidiaries to make any Capital Expenditure at any time, except that the Company and its Subsidiaries may make such Capital Expenditures if after giving effect to such Capital Expenditures, the aggregate amount of all Capital Expenditures of the Company and its Subsidiaries in each of the following periods would not exceed the sum of:

                           (A) the amount shown in the table below opposite such
                  period:

                           -----------------------------------------------------

                           Period ending:                        Amount:
                           -----------------------------------------------------

                           June 30, 2003                         U.S.$5 million
                           -----------------------------------------------------

                           December 31, 2003                     U.S.$5 million
                           -----------------------------------------------------

                           June 30, 2004                         U.S.$10 million
                           -----------------------------------------------------

                           December 31, 2004                     U.S.$10 million
                           -----------------------------------------------------

                           Every six months from June 30, 2005   U.S.$15 million
                           through the maturity date of the
                           7-Year Notes
                           -----------------------------------------------------


                           and

                           (B) in each of the periods, the unused portion of
                  Capital Expenditures permitted under clause (A) above for the prior period (after giving effect to the application of this clause (B)).

                  15. Limitation on Interest Expense.

                  At any time after the issuance of the 7-Year Notes, so long as any 7-Year Notes remain Outstanding, the Company will not permit the ratio of Pro Forma Consolidated Operating Cash Flow to Consolidated Interest Expense in each case for any period of four consecutive fiscal quarters to be less than (A)
2.0 to 1.0 for any such period ending on or prior to the [second anniversary of the Issue Date of the 7-Year Notes], (B) 2.25 to 1.0 for any such period ending after the [second anniversary] and on or prior to the [fifth anniversary] of the Issue Date of the 7-Year Notes, and (C) 2.50 to 1.0 for any such period ending after the [fifth anniversary of the Issue Date of the 7-Year Notes; provided that the Company will not be subject to the limitation set forth in this covenant in any fiscal quarter but not more than two consecutive fiscal quarters if a Macroeconomic Disruption Event has occurred during the prior fiscal quarter.

                  16. Limitation on Repurchase of 7-Year Notes and 10-Year
                      Notes.

                  Under the terms of the 7-Year Notes Indenture, so long as any 7-Year Notes shall remain Outstanding, the Company shall not purchase any 7-Year Notes or 10-Year Notes in the open market or by tender or private agreement until the First Transfer Date in 2004 and thereafter the Company shall not be permitted to purchase any 10-Year Notes in the open market or by tender or private agreement by using an amount of Excess Cash during the period between any two Transfer Dates that is greater than any amount of Excess Cash used by the Company to redeem any Outstanding 7-Year Notes on the immediately preceding Transfer Date in accordance with the terms of the 7-Year Notes Indenture.

                  17. Limitation on Restricted Payments.

                  So long as any 7-Year Notes shall remain outstanding, the Company shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereto).


Events of Default
-----------------

                  The following events will be each defined as an "Event of Default" for the 7-Year Notes Indenture:

                  (a) failure to pay principal of or premium, if any, on any of the 7-Year Notes when the same shall become due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) failure to pay interest, or Additional Amounts, if any, (or, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on any of the 7-Year Notes when the same shall become due and payable, and such failure continues for a period of 30 days;

                  (c) failure to perform or comply with the "Consolidation, Merger and Sale of Assets" covenant, the "Cash Sweep" covenant, or for a period of 30 consecutive days after the occurrence of such failure, the "Maximum Total Consolidated Indebtedness" covenant, the "Limitation on Indebtedness" covenant, or the "Limitation on Interest Expense" covenant;

                  (d) failure to perform or breach of any other covenant or agreement in the 7-Year Notes Indenture or under the 7-Year Notes (other than those referred to in clauses (a), (b) and (c) above) and such failure or breach continues for a period of 30 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then Outstanding;

                  (e) the occurrence with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of U.S.$5 million or more (or its equivalent in other currencies) in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, of (I) an event of default that has caused such Indebtedness to become, or the holders thereof to declare such Indebtedness to be, due and payable prior to its Stated Maturity and/or (II) the failure to make a payment of principal and in the case of the 10-Year Notes, interest when such payment is due and payable;

                  (f) one or more final judgments, orders or binding arbitration awards, for the payment of money in excess of U.S.$5 million (or its equivalent in other currencies), either individually or in the aggregate for all such final judgments, orders or binding arbitration awards, shall be rendered against the Company or any Significant Subsidiary or any of their respective properties and shall not be paid or discharged, and there shall have been a period of 60 consecutive days following entry of the final judgment, order or binding arbitration award that causes the aggregate amount for all such final judgment, orders or binding arbitration awards outstanding and not paid or discharged against all such Persons to exceed U.S.$5 million (or its equivalent in other currencies) during which a stay of enforcement of such final judgments, orders or binding arbitration awards, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial portion of the assets or property of the Company or any Significant Subsidiary or the share capital of the Company or any Significant Subsidiary, or shall have assumed custody or control of such assets or property or of the business or operations of the Company or any Significant Subsidiary or of the share capital of the Company or any Significant Subsidiary, or shall have taken any action that would prevent the Company or any Significant Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than 60 consecutive days and the result of any such action shall materially prejudice the ability of the Company to perform its obligations under the 7-Year Notes;

                  (h) the Argentine Government shall declare a general suspension of payment or a moratorium on the payment of debt of the Company (which does not expressly exclude the 7-Year Notes);

                  (i) the Company or any Significant Subsidiary (I) is declared by a court of competent jurisdiction to be insolvent or bankrupt or unable to pay its debts, (II) commences or consents to the commencement of a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (III) makes a general assignment or an arrangement or composition with or for the benefit of creditors, (IV) admits in writing its inability to pay its debts generally as they become due, or (V) takes corporate action in furtherance of any of the foregoing;

                  (j) an order or decree is made or an effective resolution passed for relief against the Company or a Significant Subsidiary under any applicable bankruptcy law, or for the winding-up or dissolution of the Company or any Significant Subsidiary or adjudging the Company or any Significant Subsidiary bankrupt or insolvent under any applicable bankruptcy law and in each case such order or decree remains unstayed and in effect for a period of 60 consecutive days, or the Company or any Significant Subsidiary ceases or threatens to cease to carry on all or a material part of its business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganization ("concurso preventivo" or "concordato"), merger or consolidation in the case of a Significant Subsidiary, whereby the undertaking and the assets of such Significant Subsidiary, or all of the undertaking and assets relating to the Company's direct or indirect shareholding in such Significant Subsidiary, as the case may be, are transferred to or otherwise vested in the Company or any other Significant Subsidiary or Subsidiary which as a result of such transfer would become a Significant Subsidiary; or

                  (k) it becomes unlawful for the Company to perform or comply with any one or more of its obligations under any of the 7-Year Notes or the 7-Year Notes Indenture, and such unlawfulness continues for a period of 60 consecutive days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the 7-Year Notes then outstanding.

Acceleration of Maturity; Rescission and Annulment

                  If an Event of Default (other than an Event of Default specified in clause (i) or (j) above that occurs with respect to the Company) occurs and is continuing under the 7-Year Notes Indenture, the Trustee thereunder or the Holders of at least 25% in aggregate principal amount then outstanding of the 7-Year Notes, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the 7-Year Notes to be immediately due and payable at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration. Upon a declaration of acceleration, such principal, premium if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company and/or the relevant Subsidiaries or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (i) or (j) above occurs with respect to the Company, the 7-Year Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the outstanding principal amount thereof, plus premium, if any, thereon and accrued and unpaid interest thereon in each case without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding 7-Year Notes, by written notice to the Company and to the Trustee, may rescind and annul a declaration of acceleration and its consequences if, in addition to certain other covenants, (i) all existing Events of Default, other than the nonpayment of the principal of and premium, if any, interest and Additional Amounts, if any, (and, with respect to the 7-Year Floating Rate Notes, Other Additional Amounts, if any) on such 7-Year Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment, decree or order of a court of competent jurisdiction. The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes, by written notice to the Trustee, may waive an existing Default or Event of Default and the consequences under the 7-Year Notes Indenture, except a Default in the payment of principal of, premium, if any, on or interest on the 7-Year Notes or in respect of a covenant or provision of the 7-Year Notes Indenture that cannot be modified or amended without the consent of the Holder of each outstanding 7-Year Note affected.

                  The Holders of at least a majority in aggregate principal amount of the outstanding 7-Year Notes may on behalf of the Holders of all of the 7-Year Notes, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture. However, the Trustee under the 7-Year Notes Indenture may refuse to follow any direction that conflicts with law or the 7-Year Notes Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of 7-Year Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of 7-Year Notes. A Holder may not pursue any remedy with respect to the 7-Year Notes Indenture or this 7-Year Note unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding 7-Year Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding 7-Year Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a 7-Year Note to receive payment of the principal of, premium, if any, on or interest on such 7-Year Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 7-Year Notes, which right shall not be impaired or affected without the consent of such Holder.


Meetings of Holders; Modification and Waiver
--------------------------------------------

                  (a) The Trustee or the Company shall, upon the written request of the Holders of at least five percent in aggregate principal amount of the 7-Year Notes at the time Outstanding, or the Company or the Trustee at its discretion, may, call a meeting of the Holders at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the 7-Year Notes to be made, given or taken by such Holders. With respect to all matters not contemplated in the 7-Year Notes Indenture, meetings of Holders will be held in Buenos Aires in accordance with the Negotiable Obligations Law; provided, however, that the Company or the Trustee may determine to hold any such meetings simultaneously in Buenos Aires and in The City of New York by any means of telecommunication. Meetings shall be held at such time and at such place as the Company or the Trustee shall determine in such cities. If a meeting is being held pursuant to a request of Holders, the agenda for the meeting shall be as determined in the request and such meeting shall be convened within 40 days from the date such request is received by the Trustee or the Company, as the case may be. Notice of any meeting of Holders (which shall include the date, place and time of the meeting, the agenda therefor and the requirements to attend) shall be published not less than ten days nor more than 30 days prior to the date fixed for the meeting in the Boletin Oficial de la Republica (the Official Gazette of Argentina) and, while there are Holders domiciled in Argentina, in a newspaper having major circulation in Argentina and any publication of such notice shall be for five consecutive Business Days in each place of publication.

                  (b) Any Holder may attend the meeting in person or by proxy. Directors, officers, managers, members of the Supervisory Committee and employees of the Company may not be appointed as proxies. Holders of 7-Year Notes who intend to attend a meeting of Holders must notify the Registrar of their intention to do so at least three days prior to the date of such meeting. The Company shall, prior to any vote, deliver to the Trustee a notice signed by the CFO or the chief accounting officer certifying, to the best of the Company's knowledge, as to the Notes held by any Affiliate of the Company.

                  (c) Except as specified in "Acceleration of Maturity; Rescission and Annulment," decisions shall be made by the affirmative vote of the Holders of at least 51% in aggregate principal amount of the 7-Year Notes at the time outstanding present or represented at a meeting of such Holders at which a quorum is present; provided, however, that the affirmative vote of the Holders of the applicable percentage in aggregate principal amount of the 7-Year Notes at the time Outstanding specified under "Events of Default" shall be required to take the actions specified under such heading; provided further, however, that the unanimous affirmative vote of the Holders of 7-Year Notes shall be required to adopt a valid decision on:

         (i) changing the Stated Maturity of, or failing to pay, the principal of, premium, if any, on or any installment of interest on any 7-Year Note, or reducing the principal amount thereof, premium, if any, thereon or the rate of interest thereon or changing the requirement to pay Additional Amounts thereon (or, with respect to the 7-Year Floating Rate Notes, changing the requirement to pay Other Additional Amounts thereon), or releasing any amounts held in the Reserve Accounts;

         (ii) changing the place of payment where, or the coin or currency in which, the principal of, premium, if any, on or interest or Additional Amounts (if any) on any 7-Year Note (or Other Additional Amounts (if any) on any 7-Year Floating Rate Notes) is payable;

         (iii) impairing the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

         (iv) reducing the percentage in principal amount of the outstanding 7-Year Notes, the consent of the Holders of which is required for the adoption of a resolution or the quorum required to constitute a meeting of Holders at which a resolution is adopted or the percentage in principal amount of outstanding Step Up Notes the Holders of which are entitled to request the calling of a meeting of Holders; or

         (v) modifying the percentage in principal amount of the 7-Year Notes, the consent of Holders which is required to waive a past Default or Event of Default.

Except as provided above, any modifications, amendments or waivers to the terms and conditions of the 7-Year Notes will be conclusive and binding on all Holders of 7-Year Notes, whether or not they were present at any meeting, and whether or not notation of such modifications, amendments or waivers is made upon the 7-Year Notes, provided that any such modification, amendment or waiver was duly passed at a meeting convened and held in accordance with the provisions of the Negotiable Obligations Law.

                  (d) Meetings of the Holders of 7-Year Notes shall be either "first call" meetings ("primera convocatoria") or "second call" meetings ("segunda convocatoria"). All meetings of the Holders of 7-Year Notes shall be deemed to be a first call meeting; provided, however, that any reconvened meeting adjourned for lack of a requisite quorum shall be deemed a second call meeting. The quorum applicable at a meeting of the Holders of 7-Year Notes shall be as follows:

                  (i) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes shall make any request, demand or direction or give any notice (other than a resolution specified in paragraph (ii) below) shall, (A) in the case of first call meetings, be such Persons holding or representing a majority in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be such Persons present at such meeting holding or representing 7-Year Notes at the time outstanding; and

                  (ii) the quorum for meetings called to adopt a resolution by which Holders of 7-Year Notes consent to any waiver under the 7-Year Notes or the 7-Year Notes Indenture, agree to any amendment to the 7-Year Notes Indenture or the terms and conditions of the 7-Year Notes, or specify the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the 7-Year Notes by the 7-Year Notes Indenture shall (A) in the case of first call meetings, be Persons holding or representing at least 60% in aggregate principal amount of the 7-Year Notes at the time outstanding and (B) in the case of second call meetings, be Persons holding or representing at least 30% in aggregate principal amount of the 7-Year Notes at the time outstanding.

                  (e) Without the vote of any Holders of 7-Year Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the 7-Year Notes Indenture in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the 7-Year Notes Indenture and in the 7-Year Notes; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (iii) to secure the 7-Year Notes; or

                  (iv) to comply with any requirements of the Commission in order to effect and maintain the qualification of the 7-Year Notes Indenture under the Trust Indenture Act; or

                  (v) to evidence and provide for acceptance of appointment hereunder by a successor Trustee pursuant to the provisions of the 7-Year Notes Indenture; or

                  (vi) to evidence any further issue of notes having terms and conditions the same as those of the 7-Year Notes (or the same except for the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes), which additional notes may be consolidated and form a single series with the 7-Year Notes; or

                  (vii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under the 7-Year Notes Indenture which shall not be inconsistent with the provisions of the 7-Year Notes Indenture, provided that such action pursuant to this clause (vii) shall not adversely affect the interests of the Holders in any material respect; or

                  (viii) to increase the aggregate principal amount of Program Debt Securities at any time outstanding under the Program and the 7-Year Notes Indenture.

                  No reference herein to the 7-Year Notes Indenture and no provision of this 7-Year Floating Rate Note or of the 7-Year Notes Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium (if any), interest, Additional Amounts (if any) and Other Additional Amounts (if any) on this 7-Year Floating Rate Note at the times, place and rate, and in the coin or currency, herein prescribed.


Notices
-------

                  Notices to Holders of Registered 7-Year Floating Rate Notes will be mailed to them at their respective addresses as they appear in the register maintained by the Registrar and shall be published as may be required by applicable law or, to the extent there are Holders domiciled in Argentina (i) in a leading newspaper having general circulation in Argentina, (ii) for so long as any 7-Year Floating Rate Notes is listed on the Buenos Aires Stock Exchange, in the Bulletin of the Buenos Aires Stock Exchange, and (iii) in the Official Gazette of Argentina. Any notice so mailed shall be deemed to have been given on the date of such mailing. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered 7-Year Floating Rate Notes. Any notice mailed to a Holder in the manner herein prescribed shall be deemed to have been received by (i) a Holder domiciled in Argentina when actually received and (ii) a Holder domiciled outside of Argentina when so mailed.


Discharge and Defeasance
------------------------

                  Under the terms of the 7-Year Notes Indenture, the Company may at its option by a resolution of the Board of Directors, at any time, upon the satisfaction of certain conditions described below, elect to be discharged from its obligations with respect to outstanding 7-Year Floating Rate Notes ("defeasance"). In general, upon a defeasance, the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 7-Year Floating Rate Notes and to have satisfied all of its obligations under such 7-Year Floating Rate Notes except for (i) the rights of Holders of such 7-Year Floating Rate Notes and any related coupons to receive, solely from the trust fund established for such purposes as described below, payments in respect of the principal of, premium, if any, on and interest on such 7-Year Floating Rate Notes when such payments are due, (ii) certain provisions relating to ownership, registration and transfer of the 7-Year Floating Rate Notes, (iii) certain provisions relating to the mutilation, destruction, loss or theft of the 7-Year Floating Rate Notes, (iv) the Company's obligations to effect a registered exchange offer or a private exchange offer, (v) the covenant relating to the maintenance of an office or agency in Buenos Aires and The City of New York and (vi) certain provisions relating to the rights, powers, trusts duties and immunities of the Trustee.

                  In addition, the Company may at its option by Board Resolution, at any time, upon the satisfaction of certain conditions described below, elect to be released from certain covenants described in the 7-Year Notes Indenture ("covenant defeasance"). Following such covenant defeasance, the occurrence of a breach or violation of any such covenant will not be deemed to be an Event of Default under the 7-Year Notes Indenture.

                  In order to cause a defeasance or covenant defeasance, the Company will be required to satisfy, among other conditions, the following conditions:

                  (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as funds in trust, money or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, on and each installment of interest on the outstanding 7-Year Floating Rate Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal, premium, if any, or installment of interest in accordance with the terms of this Floating Rate Note, and such amounts will be applied for such purpose, and the Company must specify whether the 7-Year Floating Rate Notes are being defeased to maturity or to a particular Redemption Date;

                  (b) in the case of an election fully to defease the 7-Year Floating Rate Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of the 7-Year Notes Indenture there has been a change in the applicable federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

                  (c) in the case of a covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding 7-Year Floating Rate Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;

                  (d) the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the 7-Year Floating Rate Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

                  (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in clauses (i) or (j) of the first paragraph of "Events of Default", at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (f) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in the 7-Year Notes Indenture and for the purposes of the Trust Indenture Act with respect to any securities of the Company;

                  (g) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound;

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either defeasance or covenant defeasance (as the case may be) have been complied with; and

                  (i) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the U.S. Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


Trustee Dealings with the Company
---------------------------------

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the 7-Year Notes Indenture, in its individual or any other capacity, may become the owner or pledgee of 7-Year Floating Rate Notes and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or Co-Registrar may do the same with like rights.


No Personal Liability of Incorporators, Shareholders,
Officers, Board of Directors Members or Employees
-------------------------------------------------

                  The 7-Year Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, on or interest on any of the 7-Year Floating Rate Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the 7-Year Notes Indenture or in this 7-Year Floating Rate Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee, Board of Directors member or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the 7-Year Floating Rate Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 7-Year Floating Rate Notes. Such waiver may not be effective to waive liabilities under Argentine or the U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Additional Waiver and Release
-----------------------------

                  As part of the consideration for issuance of the 7-Year Floating Rate Notes, each Holder of 7-Year Floating Rate Notes, by accepting the 7-Year Floating Rate Notes, waives any rights that it may have pursuant to Argentine law to claw back (accion revocatoria) or bring action against any director of the Company (accion de responsabilidad), and releases such director from any liability, arising out of payments made by the Company as a result of the consummation of the cash tender offer conducted concurrently with the APE Solicitation in accordance with the Offer to Purchase, dated as of January 31, 2003.

Governing Law and Enforceability
--------------------------------

                  The Negotiable Obligations Law governs the requirements for the 7-Year Floating Rate Notes to qualify as Obligaciones Negociables thereunder, while such law, together with the Argentine Business Companies Law No. 19,550, as amended, and other applicable Argentine laws, govern the capacity and corporate authority of the Company to execute and deliver the 7-Year Floating Rate Notes. All other matters in respect of the 7-Year Floating Rate Notes and the 7-Year Notes Indenture, including but not limited to the statute of limitations applicable thereto, are governed by and shall be construed in accordance with the laws of the State of New York, United States.

                  The Company consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the 7-Year Notes Indenture or this Floating Rate Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the 7-Year Notes Indenture. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note may be instituted in any competent court in Argentina.

                  The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the 7-Year Notes Indenture or this 7-Year Floating Rate Note against the Company in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, may be made upon CT Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the 7-Year Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Company's agent for service of process, the Company shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, The City of New York, New York, United States, service of process upon CT Corporation System, as the authorized agent of the Company for service of process, and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Currency Indemnity
------------------

                  The U.S. Dollar is the sole currency of account and payment for all sums payable by the Company under or in connection with this Floating Rate Note. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or otherwise) by any Holder of 7-Year Floating Rate Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Floating Rate Note, the Company shall indemnify such recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the Holder to certify (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, or the first date on which it would have been practicable). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder of 7-Year Floating Rate Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any 7-Year Floating Rate Note or any other judgment or order.


Defined Terms
-------------

                  "7-Year Fixed Rate Notes" means the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes due 2011 issued (or to be issued) pursuant to the 7-Year Notes Indenture.

                  "7-Year Notes" means both the series of Debt Securities known as the Company's 7-Year Fixed Rate Notes due 2011 and the series of Debt Securities known as the Company's 7-Year Floating Rate Notes, all of which were (or to be) issued pursuant to the 7-Year Notes Indenture.

                  "10-Year Notes Indenture" means the Indenture, as supplemented and amended by the First Supplemental Indenture, dated as of [ ], 2004, among the Company, Law Debenture Trust Company of New York, as the Trustee, Co-Registrar and Principal Paying Agent thereunder, and HSBC Bank Argentina S.A., as Registrar and Paying Agent thereunder.

                  "10-Year Notes" means the series of Debt Securities known as the Company's Step-Up Notes due 2014 issued (or to be issued) pursuant to the 10-Year Notes Indenture.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became or was designated a Subsidiary of the Company and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

                  "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Subsidiary on the Transaction Date shall be deemed to have been a Subsidiary at all times during such fiscal quarter and (ii) any Subsidiary of the Company that is not a Subsidiary on the Transaction Date shall be deemed not to have been a Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Applicable Margin" means [    ]% per annum.

                  "Argentina" means the Republic of Argentina.

                  "Argentine Government" means the government of Argentina.

                  "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any of its Subsidiaries in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any of its Subsidiaries, in either case pursuant to which such Person shall become a Subsidiary of the Company or shall be merged with or into or consolidated with the Company or any Subsidiary of the Company or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person other than the Company or any of its Subsidiaries which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

                  "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of sale-leaseback transactions) in one transaction or a series of related transactions by the Company or any Subsidiary of the Company to any Person other than the Company or any Subsidiary of the Company of (i) all or any of the Capital Stock of any Subsidiary of the Company (other than directors' qualifying shares or shares owned by a Person, to the extent mandated by applicable law), (ii) any material license or other authorization of the Company or any Subsidiary of the Company pertaining to a Cable/Telecommunications Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Subsidiary of the Company or (iv) any other property and assets of the Company or any Subsidiary of the Company and, in each case, that is not governed by the "Consolidation, Merger and Sale of Assets" covenant hereof; provided, however that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Subsidiary of the Company, as the case may be, (ii) involving assets with a Fair Market Value not in excess of U.S.$500,000, (iii) of inventory in the ordinary course of business, or (iv) involving the sale or other disposition of cash or Cash Equivalents.

                  "Asset Sale Proceeds Reinvestment" means any Capital Expenditure made with the proceeds of any Asset Sale within 180 days of such Asset Sale.

                  "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment, redemption or similar payment with respect to such Indebtedness and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  "Board of Directors" means the board of directors of the Company.

                  "Board Resolution" means a copy of a resolution certified by a director of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear or Clearstream, Luxembourg and banks in The City of New York and Buenos Aires are open for business.

                  "Cable/Telecommunications Business" means any business operating a cable and/or telecommunications services and/or communications services or programming business located in South America, including, without limitation, any business conducted by the Company on the Issue Date.

                  "Calculation Agent" means [o], until a successor Calculation Agent shall have become designated pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Calculation Agent" shall mean such successor Calculation Agent.

                  "Capital Expenditure" means with respect to any Person for any period the sum of all Investments and, without duplication, expenditures made directly or indirectly for equipment, fixed assets, real property or improvement thereto or substitutions thereof that have been or should be reflected as additions to property, plant or equipment on a consolidated balance sheet in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued thereafter, including, without limitation, all Common Stock and Disqualified Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

                  "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

                  "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by Argentina or the United States or any agency or instrumentality thereof (provided that the full faith and credit of Argentina or the United States, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country); (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of, or Indebtedness with a maturity of 365 days or less directly and fully secured by an irrevocable standby letter of credit issued or confirmed by, (x) any financial institution that is a member of the Federal Reserve System, and has combined capital and surplus and undivided profits (or any similar capital concept) of not less than U.S.$500 million or (y) Credit Suisse First Boston Corporation, Fleet Bank, Banco Frances - BBVA, Banco Rio de la Plata S.A., Banco de Galicia y Buenos Aires S.A., Citibank, N.A. and any of the five largest banks (based on assets as of the last December 31) organized under the laws of Argentina, provided that such bank is not under intervention, receivership or any similar arrangement at the time of such deposit or the acquisition of such certificate of deposit or acceptance; (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Argentina or any part thereof or the United States or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Argentina or the United States government (in the case of any Argentine or United States government obligations), in each case maturing within one year from the date of acquisition, (v) investments in money market funds all of the assets of which consist of securities of the type described in the foregoing clauses (i) through (iii) and (vi) a trust account with Law Debenture Trust Company of New York.

                  "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme (formerly known as Cedelbank), and its successors.

                  "CNV" means the Argentine Comision Nacional de Valores.

                  "Co-Registrar" means Law Debenture Trust Company of New York, until a successor Co-Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter, "Co-Registrar" shall mean such successor Co-Registrar.

                  "Commission" means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock or ordinary shares.

                  "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any of its directors or alternate directors or its chief financial officer and a director or alternate director and delivered to the Trustee.

                  "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest expense in respect of Indebtedness (including, without limitation, amortization of original issue discount on any indebtedness and the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Rate Protection Obligations, but excluding, for the avoidance of doubt, any taxes or other governmental charges) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period, but excluding, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of any 7-Year Notes or other Indebtedness, all as determined on a consolidated basis in conformity with GAAP.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person for such period, (ii) income of the Company and its Subsidiaries derived from or in respect of all Investments in Persons other than any of its Subsidiaries, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any of its Subsidiaries, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains (but not losses) in respect of any Asset Sales during such period and (vii) the net income of any Subsidiary of the Company for such period to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

                  "Consolidated Net Worth" means, with respect to any Person as of any date, the total of the amounts shown on the balance sheet of such Person and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which consolidated financial statements for such Person and its consolidated subsidiaries have been prepared prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (iv) (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock of such Person not held by such Person or its Subsidiaries.

                  "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and its Subsidiaries accrued according to GAAP for such period (only to the extent the corresponding income was included in computing Consolidated Net Income for such period and other than taxes attributable to extraordinary, unusual or nonrecurring gains or losses);
(ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period; (iii) consolidated depreciation of the Company and its Subsidiaries for such period; (iv) consolidated amortization of the Company and its Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period; and (v) all other non-cash items of the Company and its Subsidiaries reducing Consolidated Net Income (excluding any non-cash items to the extent they represent an accrual of, or a reserve for, cash disbursements for any subsequent period); and reduced by (vi) all non-cash items of the Company and its Subsidiaries increasing Consolidated Net Income for such period; in each case determined on a consolidated basis in accordance with GAAP.

                  "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

                  "Corporate Trust Office" means the office of the Trustee located at 767 Third Avenue, 31th Floor, New York, New York 10017.

                  "Corporation" means a sociedad anonima, sociedad de responsibilidad limitada, corporation, association, company or business trust.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Significant Subsidiary against fluctuations in currency values.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means, DTC, its nominees, and their respective successors or such other depositary as may be designated with respect thereto.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the 7-Year Notes.

                  "DTC" means The Depository Trust Company and its successors.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successors.

                  "Eurocurrency Reserve Requirements" means, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States (the "Board") or other Governmental Agency having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System of the United States.

                  "Event of Default" means any of the events specified in "Events of Default" herein.

                  "Excess Cash" means an amount equal to (x) in the case of the First Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of March 31st of each calendar year (net of any balance held in the Reserve Accounts as of such date) and in the case of the Second Annual Transfer Date, the sum of the Company's consolidated cash and cash equivalents as of September 30th of such calendar year (net of any balance held in the Reserve Accounts as of such date), in each case assuming the conversion into U.S. Dollars of cash and cash equivalents that are not denominated in U.S. Dollars using the prevailing exchange rate on the Buenos Aires business day immediately preceding such Transfer Date.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the 7-Year Notes Indenture, Fair Market Value shall be determined by the chief financial officer of the Company and shall be evidenced by an Officers' Certificate delivered to the Trustee at its request.

                  "Floating Rate Note Register" means the books for the exchange, registration and registration of transfer for Registered 7-Year Floating Rate Notes.

                  "GAAP" means generally accepted accounting principles in effect in Argentina as of the date of determination.

                  "Global Note" means a 7-Year Floating Rate Note in definitive global form that is deposited with DTC or another Depositary, or a nominee thereof, for credit to the respective accounts of the beneficial owners of the 7-Year Floating Rate Notes represented thereby.

                  "Governmental Agency" means any public legal entity or public agency of Argentina or the United States, whether created by any competent authority, federal, state or local government, or any other legal entity now existing or hereafter created, or now or hereafter owned or controlled, directly or indirectly, by any public legal entity or public agency of Argentina or the United States.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Person obligated under a Guarantee.

                  "Holder" means a Person in whose name a 7-Year Floating Rate Note or a 7-Year Note, as the case may be, is registered in the 7-Year Floating Rate Note Register and/or the books for the exchange, registration and registration of transfer of the registered 7-Year Fixed Rate Notes.

                  "Holding Office" means any particular office or branch through which a Holder holds a Floating Rate Note.

                  "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Acquired Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including purchase money obligations, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person, to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Independent Financial Advisor" means an investment banking firm of international standing (i) which does not, and whose shareholders, members, directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company or one or more Significant Subsidiaries, and (ii) which is otherwise independent and qualified to perform the task for which it is to be engaged.

                   "Interest Payment Date" means each of the dates on which interest is due on the 7-Year Floating Rate Notes specified in "Interest" herein.

                  "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any Guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person (excluding Subsidiaries but not any Person that becomes a Subsidiary after giving effect to the Investment). Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

                  "Issue Date" means the original date of issuance and purchase of the 7-Year Floating Rate Notes as specified in or pursuant to the relevant Board Resolution, Officers' Certificate, or indenture supplemental hereto with respect thereto.

                  "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

                  "Macroeconomic Disruption Event" means for any fiscal quarter a depreciation in the average Peso-U.S. dollar exchange rate (as determined by reference to the rate for the purchase of U.S. dollars with Argentine Pesos quoted by Reuters page ARSIB=offer prices as of 3:00 p.m. Buenos Aires time for each day of such fiscal quarter) of 20% or more compared to such average exchange rate for the prior fiscal quarter.

                  "Material Adverse Effect" means any material adverse effect whatsoever on the property, financial condition, business or operations of the Company and its Subsidiaries, taken as a whole.

                  "Maturity", when used with respect to any Floating Rate Note, means the date on which the principal of such 7-Year Floating Rate Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, as specified in or pursuant to the relevant Board Resolution, Officers' Certificate or the indenture supplemental hereto with respect thereto.

                  "Negotiable Obligations Law" means Argentine Law No. 23,576, as amended.

                  "Officer" means the chairman of the Board of Directors, the chief executive officer, the chief financial officer, the treasurer, the controller or any member of the Board of Directors of the Company.

                  "Officers' Certificate" means a certificate signed by any two of the chief executive officer, chief operating officer and chief financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company or the Trustee.

                  "Other Additional Amounts" means those certain additional amounts that may be paid to Holders of 7-Year Floating Rate Notes as specified in "Other Additional Amounts" herein.

                   "Outstanding" means, as of the date of determination, all 7-Year Notes theretofore authenticated and delivered under the 7-Year Notes Indenture, except:

                  (i) 7-Year Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) 7-Year Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such 7-Year Notes; provided that, if such 7-Year Notes are to be redeemed, notice of such redemption has been duly given pursuant to the 7-Year Notes Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) 7-Year Notes which have been duly defeased or as to which the Company has effected covenant defeasance pursuant to "Discharge and Defeasance" herein; and

                  (iv) 7-Year Notes which have been paid pursuant to the 7-Year Notes Indenture or in exchange for or in lieu of which other 7-Year Notes have been authenticated and delivered pursuant to the 7-Year Notes Indenture, other than any such 7-Year Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such 7-Year Notes are held by a bona fide purchaser in whose hands such 7-Year Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding 7-Year Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, 7-Year Notes owned by the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only 7-Year Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. 7-Year Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such 7-Year Notes and that the pledgee is not the Company or any other obligor upon such 7-Year Notes or any Subsidiary or Affiliate of the Company or of such other obligor.

                  "pari passu" means, as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, that each such Indebtedness either (i) is not subordinate in right of payments to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Participant" means, with respect to DTC, Euroclear or Clearstream, Luxembourg, Persons who have accounts with DTC, Euroclear or Clearstream, Luxembourg, respectively (and, with respect to DTC, shall include Euroclear and Clearstream, Luxembourg).

                  "Paying Agent" means initially the Persons named as Paying Agent in the first paragraph of the 7-Year Notes Indenture, any successor thereof, and any Person authorized by the Company to pay the principal of or interest on any 7-Year Notes on behalf of the Company, including the Principal Paying Agent.

                  "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect) of the Company:

                  (a) Indebtedness under the 7-Year Notes and the 7-Year Notes Indenture with respect to such 7-Year Notes;

                  (b) Indebtedness of the Company outstanding on the Issue Date;

                  (c) Indebtedness of the Company owed to and held by any Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company referred to in this clause (d) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of the Company;

                  (d) Interest Rate Protection Obligations of the Company to the extent relating to Indebtedness of the Company, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under the "Limitation on Indebtedness" covenant);

                  (e) Indebtedness of the Company under Currency Agreements to the extent relating to (i) Indebtedness of the Company and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Significant Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

                  (f) Indebtedness of the Company in respect of performance bonds of or surety or performance bonds provided by the Company incurred in the ordinary course of business in connection with the construction or operation of a Cable/Telecommunications Business; or

                  (g) Indebtedness of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company incurred or outstanding pursuant to clause (a) or (b) or this clause
(g) of this definition or the proviso to the first sentence of the "Limitation on Indebtedness" covenant; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (g) with Indebtedness of any Subsidiary of the Company, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the 7-Year Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the 7-Year Notes or subordinated to the 7-Year Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Subordinated Indebtedness, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the 7-Year Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended.

                  "Permitted Lien" means (i) Liens on the 7-Year Notes Reserve Account for the benefit of the holders of 7-Year Notes and on the reserve account established on or about the date hereof for the benefit of the 10-Year Notes; (ii) Liens existing on the Issue Date; (iii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant, (1) to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (iv) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (v) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not granted in contemplation of such acquisition, merger or consolidation and do not extend to or cover any property or assets of the Company or any Subsidiary of the Company other than the property or assets acquired; (vi) Liens in favor of the Company or any Subsidiary of the Company; (vii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens securing Indebtedness of the Company permitted pursuant to clause (g) of the definition of "Permitted Indebtedness" or clause (c) of the definition of "Permitted Subsidiary Indebtedness", provided that any such Indebtedness being refinanced was previously secured by a Permitted Lien and any such Lien shall not extend to or cover any property or assets other than those encumbered by the Lien securing the Indebtedness being refinanced; and (ix) Liens incurred in the ordinary course of business securing Indebtedness under Interest Rate Protection Obligations and Currency Agreements, provided that such Lien is created solely upon Excess Cash not required to be applied in accordance with the "Cash Sweep" covenant herein.

                  "Permitted Subsidiary Indebtedness" means the following Indebtedness (each of which shall be given independent effect) of a Subsidiary of the Company:

                  (a) Indebtedness of any Subsidiary of the Company outstanding on the Issue Date;

                  (b) Indebtedness of any Subsidiary of the Company owed to and held by the Company or a Subsidiary of the Company; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of a Subsidiary of the Company referred to in this clause (b) to a Person other than the Company or a Subsidiary of the Company, or (y) any sale or other disposition of Capital Stock of a Subsidiary of the Company which holds Indebtedness of another Subsidiary of the Company except to the extent permitted under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Significant Subsidiaries" covenant herein; and

                  (c) Indebtedness of any Subsidiary of the Company to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of such Subsidiary incurred or outstanding pursuant to clause (a) or this clause (c) of this definition; provided that (A) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith.

                  "Person" means any individual, Corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Predecessor Floating Rate Note" of any particular 7-Year Floating Rate Note means every previous 7-Year Floating Rate Note evidencing all or a portion of the same debt as that evidenced by such particular Floating Rate Note; and, for the purposes of this definition, any 7-Year Floating Rate Note authenticated and delivered under the 7-Year Notes Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen 7-Year Floating Rate Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Floating Rate Note.

                  "Pro Forma Consolidated Operating Cash Flow" for any period means "Consolidated Operating Cash Flow" for such period after giving effect on a pro forma basis for the applicable period to, without duplication, any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of our or one of our Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness) or any transaction permitted under clause (iii) of the "Consolidation, Merger and Sale of Assets" covenant herein occurring during the period commencing on the first day of such period to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

                  "Redemption Date" means the fixed date, on which a 7-Year Note is to be redeemed, in whole or in part, by the Company pursuant to the terms of the 7-Year Note.

                  "Registered 7-Year Floating Rate Notes" means any 7-Year Floating Rate Note registered in the 7-Year Floating Rate Note Register.

                  "Registrar" means HSBC Bank Argentina S.A., until a successor Registrar shall have become such pursuant to the applicable provisions of the 7-Year Notes Indenture, and, thereafter "Registrar" shall mean such successor Registrar.

                  "Regular Record Date" means the close of business in New York on the fifteenth date (whether or not a Business Day) immediately preceding each Interest Payment Date.

                  "Responsible Officer" shall mean, when used with respect to the Trustee, any officer of the Trustee who shall have direct responsibility for the administration of this 7-Year Notes Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Significant Subsidiary" means, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means (i) with respect to any security, the date specified in such security as the fixed date on which the final installment of principal of such security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any security, the date specified in such security as the fixed date on which such installment is due and payable.

                  "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the 7-Year Notes, including premium and accrued and unpaid interest.

                  "Subsidiary" means, with respect to any Person, any Corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and its Subsidiaries outstanding (without duplication) as of the date of determination.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred.

                  "Transfer Agent" means any Person authorized by the Company to effectuate the exchange or transfer of any 7-Year Note on behalf of the Company hereunder.

                  "Trust Indenture Act" or "TIA" means the U.S. Trust Indenture Act of 1939 as in force at the date as of which the 7-Year Notes Indenture was executed; provided, however, that in the event the U.S. Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the U.S. Trust Indenture Act of 1939 as so amended.

                  "Trustee" means Law Debenture Trust Company of New York, until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and, thereafter "Trustee" shall mean such successor Trustee.

                  "Unapplied Net Asset Sale Proceeds" means the net cash proceeds of any Asset Sale consummated at least 181 days prior to the date of determination that do not constitute Asset Sale Proceeds Reinvestment.

                  "U.S. Dollars", "United States Dollars", "U.S.$" and the symbol "$" each mean dollars of the United States.

                  "U.S. Government Obligations" means securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Board of Directors members, managing directors, managers or other voting members of the governing body of such Person.

                  "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any Person, such Subsidiary if all the outstanding Capital Stock in such Subsidiary (other than any directors' qualifying shares or shares held by a Person, to the extent mandated by applicable law) is owned by such Person, or one or more Wholly-Owned Subsidiaries of such Person.

                  Terms used herein and not defined herein shall have the meanings assigned to them in the 7-Year Notes Indenture.

                                   SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

                  The initial principal amount at maturity of this Global Note shall be U.S.$[ ]. The following increases of decreases in the principal amount at maturity of this Global Note have been made:

                          Amount of decrease     Amount of increase     Principal Amount of
                          in Principal Amount    in Principal Amount    this Global Note      Signature of
Date of                   at Maturity of this    at Maturity of this    following such        authorized officer
Exchange                  Global Note            Global Note            decrease or increase  of Trustee


-------------------------------------------------------------------------------------------------------------------


                             FORM OF EXCHANGE NOTICE

                  The undersigned registered Holder of the within 7-Year Floating Rate Note hereby irrevocably exercises the option to convert this 7-Year Floating Rate Note (or the portion thereof specified below) into the Company's 7-Year Fixed Rate Notes due 2011 pursuant to the terms of the Second Supplemental Indenture referred to in this Floating Rate Note, and directs that the Company's 7-Year Fixed Rate Notes due 2011 issuable upon exchange and any 7-Year Floating Rate Note representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:


               ---------------------------------------------------
               (Name, Address and Taxpayer Identification Number.)

                  If less than the entire principal amount of this 7-Year Floating Rate Note is to be exchanged, specify the denomination(s) of the Floating Rate Note(s) to be issued for the unexchanged amount (U.S.$1.00 or any integral multiple of U.S.$1.00): U.S.$_________.

                  The undersigned agrees to pay all transfer taxes and any expenses (other than any registration fees with the CNV) payable with respect thereto. The undersigned is also delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

                  The undersigned hereby agrees that, promptly after request of the Company or Exchange Agent, it will furnish such proof in support of this certificate as the Company or Exchange Agent may request.

Dated:

                                              By:
                                                  ------------------------------
                                                  Signature of Registered Holder


                                              By:
                                                  ------------------------------
                                                  Signature Guaranty


         For Exchange Agent's Use only:

         (A)  Date of Deposit:
                               ---------------
              Exchange Date:
                              ----------------
         (B)  Principal amount of 7-Year Fixed Rate Notes issuable:
                                                                    ------------

                     Trustee's Certificate of Authentication
                     ---------------------------------------

                  This is one of the 7-Year Floating Rate Notes referred to in the within-mentioned 7-Year Notes Indenture.

Dated:

                                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,
                                        AS TRUSTEE


                                    By
                                       --------------------------
                                        (Authorized Signatory)
                                        Name:
                                        Title: